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As filed with the Securities and Exchange Commission on April 15, 2005

Registration No. 333-122837

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Herbst Gaming, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7990	88-0446145
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3440 West Russell Road
Las Vegas, Nevada 89118
(702) 889-7695
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Edward J. Herbst
Chairman of the Board and Chief Executive Officer
3440 West Russell Road
Las Vegas, Nevada 89118
(702) 889-7695
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:

Peter F. Ziegler, Esq. Gibson, Dunn & Crutcher, LLP 333 South Grand Avenue Los Angeles, California 90071 (213) 229-7159	Sean T. Higgins, Esq. Herbst Gaming, Inc. 3440 West Russell Road Las Vegas, Nevada 89118 (702) 889-7695

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7% Senior Subordinated Notes due 2014	$170,000,000	100%	$170,000,000	$20,009

Guaranties*	—	—	—	(2)

TOTAL	$170,000,000	100%	$170,000,000	$20,009

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)
No separate consideration will be received for the Guaranties, and therefore no additional registration fee is required.
*
Other Registrants
Exact name of co-registrants as specified in its charter	State or other jurisdiction of organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number	Address, including zip code and telephone number, of principal executive offices
Cardivan Company	NV	7990	88-0093977	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
Corral Coin, Inc.	NV	7990	88-0102410	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
Corral Country Coin	NV	7990	88-0269476	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
E-T-T Enterprises L.L.C.	NV	7990	88-0380213	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
E-T-T, Inc.	NV	7990	88-0314675	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
Flamingo Paradise Gaming, LLC	NV	7990	88-0446131	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
Market Gaming, Inc.	NV	7990	88-0314674	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
HGI—Lakeside	NV	7990	20-1455429	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
HGI—Mark Twain	NV	7990	20-1455361	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695
HGI—St. Jo	NV	7990	20-1455320	3440 W. Russell Road Las Vegas, NV 89118 (702) 889-7695

        The Registrant and the co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$170,000,000

Herbst Gaming, Inc.

7% SENIOR SUBORDINATED NOTES DUE 2014

OFFER TO EXCHANGE
NEW $170,000,000 7% SENIOR SUBORDINATED NOTES DUE 2014
FOR $170,000,000 OUTSTANDING PRINCIPAL AMOUNT OF
EXISTING 7% SENIOR SUBORDINATED NOTES DUE 2014
(CUSIP No. 42703XAF6)
(CUSIP No. U42609AD6)

The Exchange Offer will expire at 5:00 p.m. New York City time, on May 13, 2005 unless extended

THE EXCHANGE OFFER

        We are offering to exchange Herbst Gaming, Inc.'s $170,000,000 aggregate principal amount of new 7% Senior Subordinated Notes due 2014 for any and all outstanding $170,000,000 aggregate principal amount of 7% Senior Subordinated Notes dues 2014 that are tendered in accordance with the procedures described in this prospectus and not withdrawn. You may withdraw outstanding notes that are tendered at any time before the expiration of the Exchange Offer.

        The Exchange Offer is not conditioned upon a minimum aggregate principal amount of outstanding notes being tendered. The Exchange Offer, however, is subject to certain conditions including that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

        Each broker-dealer that receives new notes pursuant to an the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

        If the broker-dealer acquired the outstanding notes as a result of market-making or other trading activities, such broker-dealer may use the prospectus for the Exchange Offer, as supplemented or amended, in connection with resales of new notes.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on May 13, 2005, unless extended.

        You should carefully consider the risk factors beginning on page 14 of this prospectus before participating in the Exchange Offer.

THE NEW NOTES

        The terms of the new notes to be issued in the Exchange Offer are identical to the outstanding notes, except that we have registered the new notes with the Securities and Exchange Commission. In addition, the new notes will not be subject to the transfer restrictions applicable to the outstanding notes. We will not apply for listing any of the new notes on any securities exchange or arrange for them to be quoted on any quotation system.

        Interest on the new notes will accrue at the rate of 7% per year and will be payable semi-annually in arrears on May 15 and November 15.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Iowa Racing and Gaming Commission, the Missouri Gaming Commission or any other state gaming commission, gaming authority or regulatory agency has passed upon the accuracy or adequacy of this prospectus or the investment merits of the new notes. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2005.

AVAILABLE INFORMATION

        We are subject to the reporting and other information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We file reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information filed by us pursuant to the Exchange Act may be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

        We make available free of charge on or through our website, http:/ /www.herbstgaming.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also request a copy of our annual and quarterly reports and other information at no cost by writing or telephoning us at the following address:

Herbst Gaming, Inc.
Attention: Investor Relations
3440 West Russell Road
Las Vegas, Nevada 89118
(702) 889-7695

        In addition, for so long as any of the notes remain outstanding and during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, we will furnish to holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, or the Securities Act.

        Any Internet addresses provided in this prospectus are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

i

NON-GAAP FINANCIAL MEASURES

        Consolidated EBITDA and the related ratios presented in this prospectus are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles. Consolidated EBITDA is not a measurement of our financial performance under generally accepted accounting principles and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with generally accepted accounting principles, or as an alternative to cash flow from operating activities as a measure of our liquidity.

        Consolidated EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, net of capitalized interest, pre-opening expenses and loss on early retirement of debt. Consolidated EBITDA is presented because it is used as a supplemental performance measure to analyze the performance of our business and because it is frequently used by securities analysts, investors and others in evaluation of companies in our industry, substantially all of which present EBITDA when reporting their results.

        We use EBITDA, subject to certain adjustments, as a measure in debt covenants in our debt agreements. Our amended senior credit facility uses EBITDA, subject to certain adjustments, to measure our compliance with debt covenants. We also use EBITDA to evaluate and price potential acquisition candidates. We believe EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).

        EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles. Some of these limitations are:

  •
  EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  •
  EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

  •
  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

  •
  other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

        Because of these limitations, Consolidated EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our generally accepted accounting principles results and using Consolidated EBITDA only supplementally. See our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

INDUSTRY AND MARKET DATA

        This prospectus includes market and industry data that we obtained from our own research, studies conducted by third party sources that we believe to be reliable and industry and general publications published by third parties and, in some cases, management estimates based on industry and other knowledge. We have not independently verified any of the data from third party sources, and we make no representation as to the accuracy of such information. While we believe internal company estimates are reliable and market definitions are appropriate, they have not been verified by any independent sources, and we make no representations as to the accuracy of such estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus that relate to matters that are not historical facts that we refer to as "forward-looking statements" regarding, among other things, our business strategy, our prospects and our financial position. These statements may be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should" or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. Forward-looking statements in this prospectus include, among other things, statements concerning:

  •
  projections of future results of operations or financial condition;

  •
  expectations for our route operations and our casino properties; and

  •
  expectations of the continued availability of capital resources.

        Any forward-looking statement made by us necessarily is based upon a number of estimates and assumptions that, while considered reasonable by us, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are subject to change. Actual results of our operations may vary materially from any forward-looking statement made by or on our behalf. Forward-looking statements should not be regarded as a representation by us or any other person that the forward-looking statements will be achieved. Undue reliance should not be placed on any forward-looking statements. Some of the contingencies and uncertainties to which any forward-looking statement contained herein is subject include, but are not limited to, the following:

  •
  Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the indenture governing the notes.

  •
  We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

  •
  The success of our route operations is dependent on our ability to renew our contracts.

  •
  Our indebtedness imposes restrictive covenants on us.

  •
  We may not be able to successfully integrate the operations of the three casinos acquired pursuant to the Grace Acquisition into our business.

  •
  We may experience a loss of market share due to intense competition.

  •
  We face extensive regulation from gaming and other government authorities.

  •
  Changes to applicable tax laws could have a material adverse effect on our financial condition.

  •
  Our operations could be adversely affected due to the adoption of anti-smoking regulations.

  •
  We depend upon our key employees and certain members of our management.

  •
  Our executive officers and members of our board of directors own 100% of Herbst Gaming and could have interests that conflict with yours.

  •
  Our business relies heavily on certain markets and an economic downturn in these markets could have a material adverse effect on our results.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

SUMMARY

        This is a summary and does not contain all the information that may be important to you. You should read this entire prospectus carefully before you decide whether to participate in the Exchange Offer, including the matters discussed in "Risk Factors," the historical consolidated financial statements and the notes to those consolidated financial statements. References in this prospectus to "we," "us," "our" and "Herbst Gaming" refer to Herbst Gaming, Inc. and its subsidiaries, unless the context indicates otherwise. The term "Grace Acquisition" refers to the acquisition by Herbst Gaming of certain assets of Grace Entertainment, Inc. comprised of the Lakeside Casino Resort in Osceola, Iowa, or Lakeside Iowa, the Mark Twain Casino in LaGrange, Missouri, or Mark Twain, and the St. Jo Frontier Casino in St. Joseph, Missouri, or St. Jo. Unless otherwise indicated herein or the context otherwise indicates, the information in this prospectus gives effect to the Grace Acquisition. Historical financial information for the year ended December 31, 2003 and thereafter reflects our acquisition of the slot route assets of Anchor Coin in February 2003.

Herbst Gaming, Inc.

General

        We are a diversified gaming company that focuses on two business lines, slot route operations and casino operations. Our slot route operations involve the exclusive installation and operation of slot machines in certain strategic, high traffic, non-casino locations, such as grocery stores, drug stores, convenience stores, bars and restaurants. We currently own and operate approximately 6,800 slot machines in our slot route business and are one of the largest slot machine operators in Nevada. Our casino operations in Nevada consist of five casinos that focus on local gaming patrons, and include the ownership and operation of Terrible's Hotel & Casino in Las Vegas, Nevada and four other small casinos in southern Nevada operated under the Terrible's name. Our Nevada casinos contain an aggregate of approximately 1,700 slot machines and 15 table games. As a result of the Grace Acquisition, as of February 1, 2005 our casino operations also include the Lakeside Casino Resort in Osceola, Iowa, the Mark Twain Casino in LaGrange, Missouri and the St. Jo Frontier Casino in St. Joseph, Missouri. These three properties have added approximately 1,900 slot machines and 63 table games to our casino operations.

The Grace Acquisition

        On February 1, 2005, we consummated the purchase of assets consisting of three casinos from Grace Entertainment, Inc. for an aggregate amended cash purchase price of approximately $266.8 million. The Grace assets consist of Lakeside Iowa, located in Osceola, Iowa, which contains 921 slot machines, 31 table games and an adjacent 60 room all-suite hotel, Mark Twain, located in LaGrange, Missouri, which contains 505 slot machines and 17 table games, and St. Jo, located in St. Joseph, Missouri, which contains 487 slot machines and 15 table games. We used proceeds from the offering of the old notes (as defined on page 6) along with borrowings under our amended and restated credit facility to fund the purchase price of the Grace Acquisition. The purchase price for Lakeside Iowa was approximately $160.8 million, which was changed on January 25, 2005 as a result of lower than expected recent operating results at Lakeside, for Mark Twain was approximately $56.5 million and for St. Jo was approximately $49.5 million.

Grace Acquisition Rationale

        Opportunity to Efficiently Grow Our Casino Operations.    The Grace Acquisition provides us with the opportunity to efficiently expand our successful casino operations segment. The Grace casinos, like our Nevada casino properties and route operations, are focused on local customers. By acquiring three properties of similar sizes to those we operate in Nevada, we believe we will be able to integrate the casinos quickly and effectively. In addition, the size and geographic proximity of the acquired casinos provide us the opportunity to create an appropriate platform to efficiently oversee, operate and improve the properties.

        Significant Upside Potential.    We believe the Grace casinos have significant upside potential. While the properties have maintained stable cash flows with minimal capital outlays, we believe significant improvements can be achieved in customer visitation, food and beverage revenue and slot win. We believe the introduction of a substantial number of new machines, as well as converting all machines to "ticket-in, ticket-out" machines, will significantly increase slot win per unit and operating efficiency.

        Geographic and Business Line Diversification.    The Grace Acquisition provides us with geographic and business diversification. By acquiring casino assets in Iowa and Missouri, we will no longer be solely dependent on the southern Nevada market. Following the acquisition, business revenues will be generated from four distinct geographic markets, each with its own unique underlying economic drivers. Additionally, our revenues will be further diversified across our two business segments, route and casino. While our slot route operations continue to generate growing cash flows, we believe that further diversifying into the locals casino business focused on slot play provides an attractive business proposition and growth opportunity.

        Stable and Relatively Protected Markets.    Each of the Grace properties operates in a relatively protected market with minimal direct competition. Lakeside Iowa is one of two properties directly serving the Des Moines market and Mark Twain and St. Jo are the only properties in their respective geographic markets. We have significant experience operating in competitive market environments and believe this expertise will prove beneficial as we work to improve the operations of the acquired casinos in these less competitive markets.

        Tangible Asset Base.    The Grace Acquisition provides us with a larger tangible asset base, which we believe is beneficial to us. This enlarged casino asset base has lasting value which can be improved through successful management of, and upgrades at, the properties.

Route Operations

        Our route operations involve the exclusive installation and operation of slot machines in chain store and street account locations. We define chain stores as grocery stores, drug stores, merchandise stores and convenience stores, with more than five locations. Our chain store contracts are primarily with large, national retailers, such as Albertsons, Vons, Safeway, SavOn, Smith's, Kmart and Rite Aid, as well as Terrible Herbst gas stations and convenience stores. Street accounts include local bars, restaurants and non-chain convenience stores. Nevada law limits slot route operations to certain types of non-casino locations including bars, taverns, convenience stores, grocery stores and drug stores. Most locations are limited to offering no more than 15 slot machines.

        We generally enter into two types of route contracts—one is a space lease arrangement and the other is a revenue-sharing arrangement. Under space lease arrangements, which we principally enter into with chain stores, we pay a fixed monthly fee for each location in which we place slot machines. Under revenue-sharing arrangements, which we typically enter into with street accounts, we pay the location owner a percentage of the revenues generated by our slot machines located at that particular street account. In order to enter into a revenue-sharing arrangement, the location owner must hold a gaming license. Both space lease and revenue-sharing arrangements typically involve long-term contracts that provide us with the exclusive right to install our slot machines at particular locations. In the case of chain stores, our contracts give us the exclusive right to install slot machines at stores opened in the future.

        Through the acquisition of the slot route business of Anchor Coin in February 2003 and organic growth, we have grown route EBITDA from $48.7 million in the year ended December 31, 2003 to

$64.9 million in the year ended December 31, 2004. Route operating income has grown from $30.8 million in the year ended December 31, 2003 to $44.7 million in the year ended December 31, 2004.

Casino Operations

        Our casino operations consist of five casinos in southern Nevada and, as a result of the Grace Acquisition, three casinos in Missouri and Iowa. All of our casino properties focus on local customers, with an emphasis on slot play. The following table summarizes our casino assets after giving effect to the Grace Acquisition, as of December 31, 2004:

		Number of
Property	Location	Slot Machines	Table Games	Hotel Rooms	Additional
Herbst Gaming's Existing Casino Properties
Terrible's Hotel & Casino	Las Vegas, NV	854	9	373	Race and sports book
Terrible's Town Casino	Pahrump, NV	393	6	—	Race and sports book
Terrible's Lakeside Casino & RV Park	Pahrump, NV	279	—	159 RV spaces	Race and sports book; 232-seat bingo facility; 7 acre lake
Terrible's Casino & Bowl	Henderson, NV	108	—	—	16-lane bowling alley
Terrible's Searchlight Casino	Searchlight, NV	75	—	—	—
Acquired Grace Casino Properties(1)
Lakeside Casino Resort	Osceola, IA	921	31	60 65 RV spaces	10,000 sq. ft. conference space; convenience store & gas station; 121 acres (88 acres undeveloped); 15 acre lake
Mark Twain Casino	LaGrange, MO	505	17	—	—
St. Jo Frontier Casino	St. Joseph, MO	487	15	—	2,400 sq. ft. conference space; 40 acres (32 acres undeveloped)

Total		3,622	78

(1)
Expected to be operated under the Terrible's brand name.

        Our existing casino business has experienced significant growth. We have grown casino EBITDA for the existing casinos from $16.3 million in the year ended December 31, 2003 to $22.8 million in the year ended December 31, 2004. Casino operating income for the existing casinos has grown from $10.3 million in the year ended December 31, 2003 to $16.7 million in the year ended December 31, 2004.

        On a pro forma basis after giving effect to the Grace Acquisition, casino EBITDA and casino operating income would have been $65.9 million and $53.5 million, respectively, in the year ended December 31, 2004.

Business Strategy

        Our business strategy focuses on attracting and fostering repeat business from local gaming patrons in both our route and casino operations. Local patrons are typically sophisticated gaming customers who seek convenient locations, high payouts and a pleasant atmosphere. Because local gaming consumers represent high potential repeat business, generating customer satisfaction and loyalty is a critical component of our strategy.

        Because each of Lakeside Iowa, Mark Twain and St. Jo also focuses on attracting and fostering repeat business from local gaming patrons, the Grace Acquisition allows us to add casino operations with a business strategy and customer profile consistent with our own.

Marketing

        Our marketing efforts in Nevada seek to capitalize on the strong brand recognition and high level of quality and value associated with the Terrible Herbst trade name and its cowboy logo, which are used in 77 gasoline stations and convenience stores in southern Nevada and 7 gasoline stations and convenience stores in California and Arizona. The Terrible Herbst brand is prominently displayed in our route and casino operations in Nevada. We license the Terrible Herbst trade name from Terrible Herbst, Inc., a related party, through 2011. Subject to mutual consent, we may extend the term of the agreement for two successive 5-year periods.

        In addition, we have implemented a unique players club that rewards customers with points for playing at our route and casino locations as well as for purchases made at Terrible Herbst gas stations and convenience stores in the Las Vegas area. Points may be redeemed for cash as well as free or discounted rooms, food or other goods or services provided at any such location. We expect to expand our rewards club to the three casinos being acquired in the Grace Acquisition.

Route Operations

        We believe our route patrons choose to play slot machines near their homes. We attract these players by installing state-of-the-art slot machines with popular games, by offering a high level of customer service and providing an attractive, comfortable atmosphere at our route locations.

        We actively manage our route locations using the same techniques utilized by casino operators. For example, we extend patrons' slot play by offering free snacks and beverages at some of our route locations. We place our gaming machines in locations where they will receive maximum customer traffic, generally near a store's entrance. In addition, we utilize a game tracking system and other technology to monitor the play of our patrons. Upon reviewing and analyzing our customer play, we adjust the types of games available. By providing the most desirable mix of games at our locations, we have been able to increase the win per day at our route locations.

Casino Operations

        Our casino operations strategy is to offer high quality gaming, dining and, in some cases, hotel experiences at affordable prices. Our primary target market consists of value oriented local middle-market gaming patrons who gamble frequently. We believe that we attract our targeted customers and that they return to our casinos because of our convenient locations, great food, ample parking, friendly employees and high slot machine payout rates.

        Our business strategy for the three casinos being acquired in the Grace Acquisition includes continued focus on local gaming patrons with the goal of driving additional customer visitation through enhanced incentive programs and improved food and beverage operations. We intend to replace and improve the slot product offerings at the properties, including replacing older, "coin-in, coin-out" slot machines with newer, "ticket-in, ticket-out" slot machines. We believe these machines are drivers of revenue growth and operating efficiencies. We plan to operate each of Lakeside Iowa, Mark Twain and St. Jo under the Terrible's name. In addition, over time we will install new signage at the properties and make general improvements and upgrades to the casino floors.

Market

        Our locals-focused operations in Nevada capitalize on the state's strong demographic trends. Nevada is, and has been for the last several years, one of the fastest growing states in the United States and has enjoyed a strong economy and demographics that include an increasing number of retirees and other active gaming patrons. During 2003, Clark County, Nevada was one the fastest growing counties in the country. We have benefited from Nevada's growth and locals' propensity to engage in gaming as a leisure activity.

        Each of Lakeside Iowa, Mark Twain and St. Jo also target local customers. Lakeside Iowa is located along Interstate 35, approximately 40 miles south of Des Moines, Iowa, which has a metropolitan area with a population of approximately 476,000 people. Mark Twain is the only casino in northeast Missouri and is approximately 15 miles from Quincy, Illinois, which has an approximate population of 40,000 people and approximately 25 miles from Hannibal, Missouri, which has an approximate population of 18,000 people. St. Jo is the only casino in St. Joseph, Missouri, which has an approximate population of 73,000 people and is approximately 50 miles north of Kansas City, Missouri.

Recent Developments

Amended Credit Facility

        Pursuant to the terms of the amended credit facility we and our subsidiaries entered into on October 8, 2004, on January 31, 2005, we incurred an additional $100.0 million term loan in order to partially fund the Grace Acquisition. The maturity date of the term loan is January 31, 2011.

New Parking Structure and Casino Expansion at Terrible's Hotel & Casino

        We plan to begin construction of a three-level, 450-space parking structure, a casino expansion and general property renovation at Terrible's Hotel & Casino in Las Vegas in spring 2005 at a cost of between approximately $15.0 to $20.0 million. Completion of the project is expected in late 2005. The parking structure will be connected to the casino and will provide needed additional parking for our guests, as the current surface lot is at capacity during peak hours. We believe that the availability of covered parking adjacent to the casino will draw additional customers to the property. The casino expansion will add approximately 200 slot machines to the casino floor.

        Our principal executive offices are located at 3440 West Russell Road, Las Vegas, NV 89118 and our telephone number is (702) 889-7695. Herbst Gaming's website is http://www.terribleherbst.com. Any Internet addresses provided in this prospectus are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

The Exchange Offer

        The following is a summary of the principal terms of the Exchange Offer. More detailed information is found in the section "The Exchange Offer." The term "old notes" refers to Herbst Gaming's outstanding 7% Senior Subordinated Notes due 2014, and the term "new notes" refers to Herbst Gaming's new 7% Senior Subordinated Notes due 2014. The term "notes" refers to the old notes and the new notes collectively. The term "indenture" refers to the Indenture dated as of November 22, 2004, among Herbst Gaming, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, that governs both the old notes and the new notes. The form and terms of the new notes will be the same as those of the old notes except that the new notes will have been registered under the Securities Act and hence will not be subject to transfer restrictions imposed by the Securities Act, registration rights and related liquidated damages provisions applicable to the old notes.

The Exchange Offer	We are offering to exchange an aggregate of $170,000,000 principal amount of new notes for a like principal amount of old notes. The old notes may be exchanged only in multiples of $1,000 principal amount. We will issue the new notes on or promptly after the expiration date of the Exchange Offer. See "The Exchange Offer."
Resale of New Notes
Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe you may offer for resale, resell or otherwise transfer the new notes you receive in the Exchange Offer without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:
	•	are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
	•	are a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other exemption under the Securities Act;
	•	acquired the new notes other than in the ordinary course of business; or
	•	have an arrangement with any person to engage in the distribution of new notes.

Each broker-dealer who is issued new notes in the Exchange Offer for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes issued in the Exchange Offer. A broker-dealer may use this prospectus for an offer to resell, a resale or any other transfer of the new notes in the Exchange Offer. See "Plan of Distribution."

The staff of the SEC has not considered this Exchange Offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this Exchange Offer. If our belief is not accurate and you transfer new notes without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Expiration Date
The Exchange Offer will expire at 5:00 p.m., New York City time, on May 13, 2005, unless we extend it, in which case the term "expiration date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Conditions to the Exchange Offer	The Exchange Offer is subject only to the following conditions, which we may waive in whole or in part and from time to time in our discretion:
	•	the compliance of the Exchange Offer with applicable securities laws;
	•	the proper tender of the old notes;
	•	our receipt of certain representations made by the holders of the old notes, as described below; and
	•	no judicial or administrative proceeding shall have been threatened that would limit us from proceeding with the Exchange Offer.
See "The Exchange Offer—Conditions."
Representations	By participating in the Exchange Offer, you will represent to us that, among other things:
	•	you are acquiring the new notes you receive in the Exchange Offer in the ordinary course of your business;
	•	you are not engaging and do not intend to engage in a distribution of the new notes;
	•	you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and
	•	you are not an "affiliate" of ours, as defined under Rule 405 of the Securities Act.
Procedures for Tendering Old Notes	To accept the Exchange Offer, the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date, must receive at its address set forth in the prospectus either:
	•	a properly completed and validly executed letter of transmittal; or
	•	a computer-generated agent's message transmitted pursuant to DTC's Automated Tender Offer Program System ("ATOP");
and either
	•	certificates for tendered old notes; or
	•	a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC.

If you are the beneficial owner of the old notes and the old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and you wish to tender old notes in the Exchange Offer, you should instruct such entity or person to promptly tender on your behalf. See "The Exchange Offer—Procedures for Tendering."

Guaranteed Delivery Procedures
If you hold old notes and wish to tender such old notes and (i) such old notes are not immediately available or (ii) you cannot deliver the old notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date (or complete the procedure for book-entry transfer on a timely basis), you may tender the old notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights
You may withdraw the tender of the old notes at any time on or prior to the expiration date by delivering a written notice to the exchange agent or by complying with DTC's ATOP withdrawal procedures, in each case at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."
Acceptance of Old Notes and Delivery of New Notes
We will accept for exchange any and all old notes which are properly tendered in the Exchange Offer prior to the expiration date. The new notes issued pursuant to the Exchange Offer will be delivered promptly following the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."
Consequences of Failure to Exchange
If you do not exchange some or all of your old notes for new notes pursuant to the Exchange Offer, the old notes that are not tendered will continue to be subject to the restrictions on transfer provided in the old notes and in the indenture. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to, the Securities Act and applicable state securities laws. If we complete the Exchange Offer, you will have no further rights to registration or liquidated damages pursuant to the registration rights agreement. See "The Exchange Offer—Participation in the Exchange Offer; Untendered Notes" and "Description of New Notes."
Material Tax Considerations
Your acceptance of the Exchange Offer and the related exchange of your old notes for new notes will not be a taxable exchange for United States federal income tax purposes, and you will have the same adjusted basis and holding period in the new notes as in the old notes immediately before the exchange.
Exchange Agent	U.S. Bank National Association is the exchange agent. The address and telephone number of the exchange agent are set forth in "The Exchange Offer—Exchange Agent."

The New Notes

Issuer	Herbst Gaming, Inc.
Notes Offered	$170.0 million aggregate principal amount of 7% senior subordinated notes due 2014.
Maturity Date	November 15, 2014.
Interest Payment Dates	May 15 and November 15 of each year, beginning May 15, 2005.
Guarantees
Our obligations under the new notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by all of our current and future restricted subsidiaries. As of the date of the indenture, all of our subsidiaries will be restricted subsidiaries.
Ranking	The new notes and the guarantees of the new notes will be our unsecured senior subordinated obligations. Accordingly, they will rank:
•
subordinate in right of payment to all of our and our subsidiary guarantors' existing and future senior indebtedness, including our and our subsidiary guarantors' obligations under our amended credit facility;
• equal in right of payment with our and our subsidiary guarantors' existing and future senior subordinated indebtedness;
• senior in right of payment to our and our subsidiary guarantors' existing and future subordinated indebtedness; and
• effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

As of December 31, 2004, after giving pro forma effect to the borrowings under our amended credit facility in connection with the Grace Acquisition as if such borrowings had occurred on that date, the notes and the subsidiary guarantees would have been subordinated to approximately $190.4 million of senior debt and we would have had approximately $84.6 million of available borrowings under our amended credit facility.
Optional Redemption	On or after November 15, 2009, we may redeem some or all of the new notes at any time at the redemption prices listed in the section "Description of New Notes—Optional Redemption."

Prior to November 15, 2007, we may redeem up to 35% of the new notes with the net proceeds of certain equity offerings at the redemption price set forth under "Description of New Notes—Optional Redemption."
Redemption based on Gaming Laws	The new notes are subject to mandatory disposition and redemption requirements following certain determinations by any gaming authority.

Mandatory Offers to Repurchase
If we experience specific kinds of changes of control or, under certain circumstances, if we sell assets, we will be required to offer to repurchase the new notes at the prices set forth under "Description of New Notes—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales."
Certain Covenants	The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	pay dividends on or purchase our stock;
	•	make investments;
	•	incur liens on our assets to secure debt;
	•	place restrictions on distributions and other payments from our subsidiaries;
	•	merge or consolidate with another company;
	•	transfer or sell our assets; and
	•	enter into transactions with affiliates.
These covenants are subject to exceptions, and certain of our subsidiaries may not be subject to the covenants in the indenture. See "Description of New Notes—Certain Covenants."
Use of Proceeds	We will not receive any proceeds upon completion of the Exchange Offer.
Absence of Established Market for New Notes
The new notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The initial purchaser of the old notes has advised us that it intends to make a market for the new notes, but it is not obligated to do so. The initial purchaser of the old notes may discontinue any market-making in the new notes at any time in its sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

Risk Factors

        For a discussion of certain factors that you should consider in connection with an investment in the notes, see "Risk Factors."

Summary Consolidated and Unaudited Pro Forma Condensed Combined Financial Data
(in thousands)

        We derived the following consolidated financial data as of and for each of the three years ended December 31, 2004 from our audited financial statements and we derived the unaudited pro forma condensed combined financial data for the year ended December 31, 2004 from our audited financial statements and from the audited financial statements of Mark Twain Casino L.L.C., St. Joseph Riverboat Partners and Southern Iowa Gaming Company and its subsidiary (the former owners of Mark Twain, St. Jo and Lakeside Iowa, respectively) which are included in this prospectus.

        The following table summarizes certain selected consolidated financial data, which you should read in conjunction with our consolidated financial statements and the related notes contained elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The unaudited pro forma condensed combined balance sheet information is presented on an as adjusted basis as if the borrowings under the amended credit facility in respect of the Grace Acquisition and the Grace Acquisition had occurred on December 31, 2004. The unaudited pro forma condensed combined statements of operations information is presented on an as adjusted basis as if the borrowings under the amended credit facility in respect of the Grace Acquisition and Grace Acquisition had occurred on January 1, 2004. We believe this information is important in evaluating the future operations of the Company and the impact of the Grace Acquisition and the related borrowings under the amended credit facility. The summary unaudited pro forma condensed combined financial data have been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial statements and accompanying notes included in this prospectus as described under "Unaudited Pro Forma Condensed Combined Financial Statements."

        We are providing the unaudited pro forma condensed combined financial data set forth below for illustrative purposes only. Each of us, Mark Twain Casino L.L.C., St. Joseph Riverboat Partners and Southern Iowa Gaming Company may have performed differently had we been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial data as being indicative of the results that would have been achieved had we and Mark Twain Casino L.L.C., St. Joseph Riverboat Partners and Southern Iowa Gaming Company been combined during the periods presented or of our future results.

        We have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income. Accordingly, a provision for income taxes is not included in our financial data.

	Years Ended December 31,
	2002	2003	2004		Pro Forma As Adjusted 2004
Statements of operations data:
Net revenues	$249,651	$311,975	$375,612		$491,264
Income from operations	23,682	31,180	49,719		83,487
Interest expense	(18,785)	(22,932)	(20,849)		(34,416)
Net income (loss)	5,233	8,209 (1)	(8,768	)(2)	11,433 (2)
Other financial data:
Route EBITDA(3)	$32,791	$48,705	$64,939		64,939
Casino EBITDA(3)	14,366	16,322	22,785		65,883
Other and corporate(4)	(7,398)	(9,237)	(10,985)		(14,171)

Consolidated EBITDA(5)	$39,759	$55,790	$76,739		$116,651

Net cash provided by operating activities	$19,323	$34,997	$50,010		N/A
Net cash used in investing activities	(8,700)	(74,724)	(17,009)		N/A
Net cash provided by (used in) financing activities	(338)	38,722	51,141		N/A
Capital expenditures	8,442	15,117	15,229		N/A
Depreciation and amortization	15,741	24,382	26,667		32,811
	As of December 31, 2004
	Actual	Pro Forma As Adjusted
Balance sheet data:
Cash and cash equivalents	$138,172	$54,598	(6)
Total assets	318,431	506,157
Total debt(7)	333,412	519,412	(8)
Stockholders' deficiency	(30,764)	(30,764)

(1)
Includes a premium of $267 paid in conjunction with the repurchase of $2,000 of our senior secured notes in 2003.

(2)
For the year ended December 31, 2004, includes a charge of $38,000 in June 2004 related to the write-off of unamortized loan fees and premium paid to retire debt.

(3)
Route and Casino EBITDA are used by management to measure segment profits and losses in accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and are calculated before allocation of overhead. See Note 11 to our accompanying consolidated financial statements.

(4)
Represents non-gaming revenues and general and administrative expenses. Includes $600 expense related to the termination of a lease in 2004.

(5)
The following table provides a reconciliation of consolidated net income (loss) (computed in accordance with GAAP) to Consolidated EBITDA. See "Non-GAAP Financial Measures" for a discussion of certain limitations of EBITDA as a financial measure.

	Year Ended December 31,
	2002	2003	2004	Pro Forma As Adjusted 2004
Consolidated net income (loss)	$5,233	$8,209	$(8,768)	$11,433
Add: depreciation and amortization	15,741	24,382	26,667	32,811
Add: interest expense, net of capitalized interest	18,785	22,932	20,849	34,416
Add: loss on early retirement of debt	—	267	37,991	37,991

Consolidated EBITDA	$39,759	$55,790	$76,739	$116,651

(6)
Cash is adjusted for $5,500 in cash on hand pursuant to the Grace asset purchase agreements and an amount equal to assumed liabilities for player's club, progressive jackpots and outstanding chips and tokens. The estimated liabilities assumed from Southern Iowa Gaming Company, Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners were $793, $444 and $489, respectively. Cash is also adjusted for $90,800 used to consummate the Grace Acquisition.

(7)
Total debt consists of the current and long-term portions for all periods presented.

(8)
Includes the addition of $185,000 in debt in connection with the acquisition of the casino assets pursuant to the Grace Acquisition.

RISK FACTORS

        You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to invest in the notes.

Risks Relating to Our Company

The success of our route operations is dependent on our ability to renew our contracts.

        We conduct our route operations under contracts with third parties. Both contracts with chain and street customers are renewable at the option of the owner of the respective chain store or street account. As our route contracts expire, we are required to compete for renewals. All of the contracts will expire prior to maturity of the notes. Although we have historically been able to renew our contracts, if we are unable to renew a material portion of our route contracts because our competitors offer more favorable terms or for any other reason, our business, financial condition and results of operations would be adversely affected. We cannot assure you that our current chain or street contracts will be renewed. Not giving effect to the Grace Acquisition, our chain store contracts account for more than approximately 44% of our revenues. As of December 31, 2004, on a pro forma basis after giving effect to the Grace Acquisition, our chain store contracts would have accounted for more than approximately 34% of our revenues. If we are unable to renew any of these contracts, our business, financial condition and results of operations could be materially affected.

We may experience a loss of market share.

        The gaming industry is highly competitive. Our slot-route operations are subject to substantial direct competition for our revenue-sharing and fixed space lease locations from one large route operator and numerous small operators, located principally in Las Vegas, Nevada. With respect to our casino operations in Nevada, we compete for local gaming customers with other locals-oriented casino-hotels and other casinos located in the vicinity of these properties. The three casinos that we will acquire pursuant to the Grace Acquisition face competitors that include land-based casinos, dockside casinos, riverboat casinos, casinos located on Native American reservations and racing and pari-mutuel operations. If our competitors operate more successfully, if existing route operations or properties are enhanced or expanded, or if additional competitors are established in and around the locations in which we conduct business, we may lose market share. In particular, the expansion of route operations or casino gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a material adverse effect on our business, financial condition and results of operations.

Changes to applicable tax laws could have a material adverse effect on our financial condition.

        We pay substantial taxes and fees in connection with our operations as a gaming company. From time to time, federal, state and local legislators and other government officials have proposed and adopted changes in tax laws, or in the administration of those laws affecting the gaming industry. It is not possible to determine the likelihood of changes in tax laws or in the administration of those laws. If adopted, changes to applicable tax laws could have a material adverse effect on our business, financial condition and results of operations. For example, during the 2003 Nevada state legislative session, there was an increase in the payroll taxes to 0.7% of payroll, an increase of the gross casino gaming taxes from 6.25% to 6.75% and a 33% increase in fees imposed on the operation of slot machines located in a restricted location (15 machines or less). In addition, in April 2004, the Iowa state legislature approved an increase on the maximum tax rate on gaming revenues of riverboat casinos from 20% to 22%, effective July 1, 2004.

Our operations could be adversely affected due to the adoption of certain anti-smoking regulations.

        There are currently two competing initiative petitions in the State of Nevada which have obtained the requisite number of signatures to be certified by the Nevada Secretary of State, but which have not yet been certified. The first initiative would prohibit smoking in indoor places of employment including, but not limited to, bars, taverns, grocery stores, drug stores and convenience stores, as well as give future control over smoking regulation to individual counties or municipalities. The second initiative bans smoking in restaurants and other locations frequented by minors and vests all future smoking regulation with the Nevada State Legislature.

        After certification by the Nevada Secretary of State, each petition will be submitted to the Nevada State Legislature which will then have 40 days to consider, amend, reject or pass either petition in its entirety. If the Nevada State Legislature passes either measure, such measure will immediately become law. However, each measure certified by the Nevada Secretary of State, whether or not passed by the Nevada Secretary Legislature, will be subject to a public referendum in 2006. The measure that garners the most votes in 2006 will become law, assuming that such measure wins a majority of votes cast.

        If the second initiative becomes law, it would have no effect on us as such initiative would not apply to our operations. However, the first initiative, if adopted, could have a material adverse effect on our business, financial condition and results of operation.

We face extensive regulation from gaming and other government authorities.

        As owners and operators of gaming facilities, we are subject to extensive state and local regulations in Nevada, and as a result of the Grace Acquisition, Iowa and Missouri. State and local government authorities in such jurisdictions, including the Nevada Gaming Commission, the Iowa Racing and Gaming Commission and the Missouri Gaming Commission, require us and our subsidiaries to obtain gaming licenses and require our officers, key employees and business entity affiliates to demonstrate suitability to hold gaming licenses, and such state and local government authorities may limit, condition, suspend or revoke a license for any cause deemed reasonable by the respective licensing agency. They may also levy substantial fines against us or our subsidiaries or the individuals involved in violating any gaming laws or regulations. The violation of any such state and local regulations could have a material adverse effect on our business, financial condition and results of operations.

        In Nevada, the Nevada Gaming Commission could request that a state court appoint a supervisor to operate any non-restricted gaming establishment operated by us if the licenses held by us are revoked, suspended or otherwise lapse. In such extraordinary circumstances, earnings generated by gaming operations during a supervisor's appointment (except for reasonable rental value) could be forfeited to the State of Nevada. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

        Any future public offering of debt or equity securities by Herbst Gaming will require review of and prior approval by the Nevada Gaming Commission, the Iowa Racing and Gaming Commission and the Missouri Gaming Commission. The Missouri Gaming Commission also requires notice of the intended incurrence of any private debt exceeding $1,000,000 and reserves the right to elect to have prior review and approval. No other consents from the Nevada Gaming Commission, the Iowa Gaming and Racing Commission and the Missouri Gaming Commission, or any other state gaming authority, are necessary in connection with the issuance and sale of the notes and the guarantees of the notes.

        We are subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws, regulations and permits that govern the serving of alcoholic beverages. Any changes to these laws could have a material adverse effect on our business, financial condition and results of operations.

        From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which we operate. Any such change to the regulatory environment or the adoption of new federal, state or local government legislation could have a material adverse effect on our business.

        For a more complete summary of regulations that affect our business, see "Regulation and Licensing."

We depend upon our key employees and certain members of our management.

        Our success is substantially dependent upon the efforts and skills of Edward J. Herbst, our chairman of the board, chief executive officer and president, and Mary E. Higgins, our chief financial officer. We have entered into employment agreements with Mr. Herbst and Ms. Higgins through 2006. If we were to lose the services rendered by either of them, our operations could be adversely affected. In addition, we compete with other potential employers for employees, and we may not succeed in hiring and retaining the executives and other employees that we need. An inability to hire quality employees could have a material adverse effect on our business, financial condition and results of operations.

Our executive officers and members of our board of directors own 100% of the company and could have interests that conflict with yours.

        Edward, Timothy and Troy Herbst own all of the outstanding stock of Herbst Gaming. This concentration of ownership gives them the power to control the outcome of all matters requiring stockholder approval, including the election of all directors, and will give them the power to hinder or delay a change of control of Herbst Gaming. In addition, Edward, Timothy and Troy Herbst are all officers and directors of Terrible Herbst, Inc., a company owned by parties related to us. We currently engage in transactions with Terrible Herbst, Inc. and plan to continue to do so in the future. These related-party transactions could lead to potential conflicts of interest. See "Certain Relationships and Related Transactions."

Our business relies heavily on certain markets and an economic downturn in these markets could have a material adverse effect on our results.

        Our Nevada properties depend on our customers living principally in southern Nevada, an area that has recently experienced significant population growth. However, we cannot be certain that this growth will continue. In addition, our Nevada properties are dependent on Nevada's economy, particularly the economy of southern Nevada. An economic downturn in southern Nevada could have a material adverse effect on our operating results, and we cannot assure you that the economy in southern Nevada will continue to grow.

        Lakeside Iowa, Mark Twain and St. Jo, which we took possession of at the closing of the Grace Acquisition, depend on customers living principally in south central Iowa and northeast and northwest Missouri, respectively, and on the economy of those areas. An economic downturn in such areas could have a material adverse effect on our operating results.

        Our properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, the substantial increases in the cost of electricity, natural gas and gasoline in the United States in general, and in southern Nevada, south central Iowa and northeast and northwest Missouri in particular, may negatively affect our operating results. In addition, further energy price increases in such areas could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at our route and casino operations, which could negatively impact revenues.

        Gaming industry revenues are sensitive to general economic conditions and are influenced by consumer confidence in the economy and other factors. The terrorist attacks of September 11, 2001, ongoing terrorist and war activities in the United States and elsewhere generally have had a negative impact on leisure expenditures, including gaming. An extended period of reduced discretionary spending could significantly harm our operations and we may not be able to lower our costs rapidly enough, or at all, to offset a decrease in revenues.

We may be unable to obtain slot machines or related technology from our third party supplier on a timely, cost-effective basis.

        We currently primarily rely on International Game Technology, Inc. for our supply of slot machines and related technology, which are only available from a limited number of suppliers. We cannot assure you that we can obtain slot machines or related technology on a cost-effective basis. As a result, we may be forced to incur significant unanticipated costs to secure alternative third party suppliers or adjust our operations.

Riverboats and dockside facilities are subject to risks relating to weather or mechanical failure and must comply with applicable regulations.

        As a result of the Grace Acquisition, we own and operate riverboat and dockside casino facilities. Dockside and riverboat facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood or other severe weather. Reduced patronage and the loss of a dockside or riverboat casino from service for any period of time could adversely affect our results of operations.

        Although not required to cruise, to the extent that the casino boat of the Lakeside Iowa, the USS Osceola, cruises, it and the gaming and support facilities located on board must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety or requirements of state and local law, including the requirements of state gaming authorities, or both. If the USS Osceola fails to meet these requirements, we might be forced to stop operating the Lakeside Iowa. The USS Osceola must hold a Certificate of Inspection or must be approved by the American Bureau of Shipping for stabilization and flotation, and may also be subject to local zoning and building codes, as well as additional requirements mandated by state law or by the gaming regulatory authority with jurisdiction over the facilities. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the cruising vessels and require individual licensing of all personnel involved with the operation of the cruising vessels. Loss of a Certificate of Inspection or American Bureau of Shipping approval or other approval mandated by state law or by the gaming regulatory authority with respect to the USS Osceola would preclude its use as a floating casino.

Risks Related to the Grace Acquisition

The failure to achieve the anticipated benefits of the Grace Acquisition could adversely impact our business.

        Taken as a whole, the Grace Acquisition is the largest acquisition we have completed and is our first acquisition of casino properties located outside of Nevada. The complex process of integrating each of Lakeside Iowa, Mark Twain and St. Jo into our operations will require significant resources and failure to achieve the anticipated benefits of any of the purchases or to successfully integrate any of the operations could harm our business and results of operations.

        We will incur significant capitalized costs and commit significant management time in integrating operations, information, communications and other systems, among other items. The integration of these businesses will cause us to incur cash outflows in completing the integration process, such as fees and expenses of professionals and consultants involved in completing the integration process, integrating technology, and other transaction costs associated with the purchase, including financial advisor, attorney, accountant and other fees.

Difficulties in integrating past or future acquisitions could adversely affect our business.

        We have spent and may continue to spend significant resources identifying businesses to acquire. The efficient and effective integration of any businesses we acquire into our organization is critical to our growth. Our acquisitions of Lakeside Iowa, Mark Twain and St. Jo, and any future acquisitions or mergers, involve numerous risks including difficulties in integrating the operations, technologies and personnel of the acquired companies, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired companies and businesses. Additional risks include:

  •
  negative impacts on employee morale and performance as a result of job changes and reassignments;

  •
  difficulties attracting key personnel;

  •
  loss of customers; and

  •
  unanticipated incompatibility of logistics, marketing and administration methods.

        Failure to achieve the anticipated benefits of any of our past, pending and future acquisitions or mergers or to successfully integrate the operations of the companies we acquire could also harm our business, results of operations and cash flows. Additionally, we cannot assure you that we will not incur material charges in future quarters to reflect additional costs associated with any future acquisitions we may make.

As we expand our casino operations into states other than Nevada, we will, among other things, incur additional management costs, face different regulatory requirements and be affected by different economic environments and tax laws, any of which could adversely affect our business.

        Historically, our route and casino operations were located exclusively in Nevada. However, the Grace Acquisition has resulted in casino operations in Iowa and Missouri. In addition, in the future we may consummate additional acquisitions outside of Nevada. As we begin to expand our operations in other states, we will face risks that we would not have faced had our operations remained solely in Nevada. Certain aspects inherent in maintaining operations in multiple jurisdictions could negatively impact our business results, including:

  •
  costs and difficulties in staffing and managing operations outside of Nevada;

  •
  regulatory requirements and changes in regulatory requirements;

  •
  local political and economic conditions; and

  •
  changes to applicable tax laws.

Risks Related to the Exchange Offer

You must comply with the procedures for the Exchange Offer in order to receive the new notes.

        The new notes will be issued in exchange for old notes only after timely receipt by the exchange agent of the old notes and all required documents. Therefore, if you desire to tender the old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery and should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent have any duty to give notification of defects or irregularities.

Old notes that are not tendered will be subject to transfer restrictions and a limited trading market.

        The old notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, if you tender in the Exchange Offer for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." To the extent that old notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected. See "The Exchange Offer."

There may be no active trading market for the new notes.

        The liquidity of any trading market for the new notes, and the market prices quoted for the new notes, may be adversely affected by changes in the overall market for these types of securities, and by changes in our financial performance or prospects or in the prospects for companies in the gaming industry generally. As a result, we cannot assure you that you will be able to sell the new notes or that, if you can sell your new notes, you will be able to sell them at acceptable prices.

The new notes may be subject to transfer restrictions imposed by state securities laws.

        In order to comply with the securities laws of some jurisdictions, you may not offer or resell the new notes unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration of qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the new notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and some institutional buyers. Other exemptions under applicable state securities laws may also be available.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the indenture.

        Assuming we had incurred the borrowings under our amended credit facility related to the Grace Acquisition as of the date and for the period specified below, we would have had a significant amount of indebtedness. The following chart shows certain important statistics and is presented on a pro forma basis for the Grace Acquisition and on an as adjusted basis for the borrowings under our amended credit facility in connection with the Grace Acquisition.

	Pro Forma As Adjusted as of and for the Year ended December 31, 2004
	(in thousands, except ratio)
Long-term debt, including current portion	$519,412
Stockholders' deficiency	$30,764
Ratio of earnings to fixed charges(1)	2.4	x

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before fixed charges and loss on early retirement of debt (other than capitalized interest). Fixed charges consist of interest expensed and capitalized.

        Our substantial indebtedness could have important consequences. For example, it could:

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  make it more difficult to satisfy our obligations with respect to the indenture;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, competitive pressures and changes in our business and the industry in which we operate;

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  place us at a competitive disadvantage compared to our competitors that have less debt; and

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  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

        Furthermore, all of our indebtedness under our amended credit facility will bear interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced and the risks related to our substantial indebtedness would intensify. See "Description of Other Indebtedness."

If interest rates rise, the amount of interest paid by us under our amended credit facility will increase.

        On October 8, 2004 we entered into an amendment and restatement of our credit facility and on January 31, 2005 we consummated the borrowing of a $100.0 million term loan under our amended credit facility. The interest on revolving borrowings and on the additional term loan under our amended credit facility is based on a floating rate (a base rate or LIBOR, at our option), plus a leverage grid-based variable amount. At December 31, 2004 we had no floating rate debt outstanding. However, immediately after the closing of the Grace Acquisition in February 2005, the principal amount of the related borrowings under our amended credit facility was approximately $186.0 million. We cannot predict the interest rate environment or guarantee that interest rates will not rise in the near future. At the above level of borrowings, a hypothetical 1.0% increase in LIBOR would result in an approximately $1.9 million annual increase in interest expense. Should interest rates rise significantly, our ability to satisfy our obligations under the indenture will be adversely affected.

Despite our significant indebtedness, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks described above.

        We will have the right to incur substantial additional indebtedness in the future. The terms of our amended credit facility and the indentures governing our indebtedness restrict our ability to incur additional indebtedness, but do not prohibit us from doing so. Subject to satisfying the conditions for borrowing under our amended credit facility, we could borrow up to the committed amount in full. All existing and future borrowings under our amended credit facility will be senior to the notes and the subsidiary guarantees. Under the instruments governing our debt, we are permitted to incur substantial additional debt that ranks senior to the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, and to fund our operations will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in amounts sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. If we are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings, we may have to:

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  reduce or delay planned expansion and capital expenditures;

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  sell assets;

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  restructure debt; or

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  raise additional capital.

        Furthermore, we may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

Your right to receive payments on notes or under the subsidiary guarantees will be junior to our senior debt, including amounts borrowed under our amended credit facility.

        The notes and subsidiary guarantees are unsecured and will be junior in right of payment to all of our and our subsidiary guarantors' existing and future senior debt, including any amounts we may borrow under our amended credit facility. In the event of a bankruptcy, liquidation or reorganization or similar proceeding involving us, or our subsidiaries, our assets and those of our subsidiaries will be available to satisfy the obligations under any secured debt, as well as any senior debt, before any payments are made on the notes.

        In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        As of December 31, 2004, after giving pro forma effect to the borrowings under our amended credit facility in connection with the Grace Acquisition as if such borrowings had occurred on that date, we would have had approximately $190.4 million of senior debt. In addition, approximately $84.6 million would have been available to borrow under our amended credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

In addition to being junior to our amended credit facility and our other senior debt, the notes will not be secured by any of our assets and your right to enforce remedies will be limited by the rights of holders of secured debt.

        In addition to being subordinated to all of our existing and future debt, other than trade payables and any debt that expressly provides that it ranks equal with or junior in right of payment of the notes, the notes will not be secured by any of our assets. Our obligations under our amended credit facility are secured by liens on substantially all of our assets. If we become insolvent or are liquidated, or if payment under our amended credit facility is accelerated, the lenders under our amended credit facility will be entitled to exercise the remedies available to a secured lender under applicable law and the amended credit facility. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding.

Our indebtedness imposes restrictive covenants on us.

        Our amended credit facility, the indenture governing our 8 1/8% senior subordinated notes due 2012 and the indenture impose operational and financial restrictions on us and our subsidiaries. The restrictions imposed under these debt instruments include, among other obligations, limitation on our and our subsidiaries' ability to:

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  incur additional debt;

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  make payments on subordinated obligations;

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  make dividends or distribution and repurchase stock;

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  make investments;

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  grant liens on our property to secure debt;

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  enter into certain transactions with affiliates;

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  sell assets or enter into mergers or consolidations;

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  sell equity interests in our subsidiaries;

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  create dividend and other payment restrictions affecting subsidiaries;

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  change the nature of our lines of business;

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  make capital expenditures; and

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  designate restrictions and unrestricted subsidiaries.

        Our amended credit facility imposes various customary affirmative covenants on us and our subsidiaries, including among others, reporting covenants, covenants to maintain insurance, comply with laws, maintain properties and other covenants customary in senior credit financings of this type. In addition, our amended credit facility will require us to comply with various restrictive financial covenants, including interest coverage and debt to operating cash flow ratios, and capital spending limits.

        Our ability to comply with these provisions may be affected by general economic conditions, industry conditions, and other events beyond our control. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the instruments governing our indebtedness, including our amended credit facility and the indenture, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operation results and our financial condition.

        If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under our other debt instruments, including the notes. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, including the notes, if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on any of those debt instruments, including the notes. See "Description of Other Indebtedness" and "Description of New Notes."

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture and other debt agreements.

        Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding notes and certain other outstanding debt. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. Moreover, under the indenture, certain important corporate events, such as leverage recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" and thus would not give rise to any repurchase rights.

        Our amended credit facility contains, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes or provisions that an occurrence of a change of control constitutes an event of default, or otherwise require payment of amounts borrowed under those agreements. If a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture. In the event of such an event of default, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

        Thus, there can be no assurance that in the event of a change of control we will have sufficient funds, or that we will be permitted under the terms of our amended credit facility and any other agreements relating to our indebtedness, to satisfy our obligations with respect to any or all of the tendered notes. See "Description of New Notes—Repurchase at the Option of Holders—Change of Control."

You may be required to dispose of or redeem your notes pursuant to gaming laws.

        Nevada, Iowa, Missouri and other gaming authorities may require a holder of notes to be licensed, qualified or found suitable under applicable laws and regulations. If you are required to do so and are not licensed, qualified or found suitable, we will have the right, at our option, to require that you dispose of your notes or to redeem your notes. See "Description of New Notes—Mandatory Disposition Pursuant to Gaming Laws."

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the notes and require holders to return payments received from subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of a subsidiary guarantor if, among other things, the subsidiary guarantor, at the time we incurred the indebtedness evidenced by its guarantee:

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  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

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  was insolvent or rendered insolvent by reason of such incurrence; or

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  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. If some or all of the guarantees are voided or subordinated, the value of the collateral securing the notes and the guarantees may be significantly impaired because substantially all of our assets are held by our subsidiaries.

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On November 22, 2004, we issued $170,000,000 aggregate principal amount of the old notes to Lehman Brothers Inc., as initial purchaser, in a transaction not registered under the Securities Act. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchaser that requires us to:

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  file with the SEC a registration statement under the Securities Act related to the new notes;

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  use our best efforts to cause the registration statement to become effective under the Securities Act; and

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  complete the Exchange Offer upon effectiveness of the registration statement or prior to the 30th business day after the registration statement becomes effective.

        A copy of the registration rights agreement with the initial purchaser has been filed with the SEC as Exhibit 4.3 to our registration statement. Any discussion of the terms of the registration rights agreement is qualified in its entirety by reference to the complete agreement.

        Following the completion of the Exchange Offer, holders of the old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes may be adversely affected. Additionally, upon completion of the Exchange Offer, holders of new notes will have no registration rights.

Resale of New Notes

        Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, we believe that, subject to the exceptions set forth below, the old notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

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  are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

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  are a broker-dealer who purchased old notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

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  acquired the new notes other than in the ordinary course of your business; or

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  have an arrangement with any person to engage in the distribution of new notes.

        Broker-dealers that are receiving new notes for their own account must have acquired the old notes as a result of market-making or other trading activities in order to participate in the Exchange Offer. Each broker-dealer that receives new notes for its own account under the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We are required to allow broker-dealers to use this prospectus following the Exchange Offer in connection with the resale of new notes received in exchange for old notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of new notes for a period of 90 days after the consummation of the Exchange Offer. See "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all old notes validly tendered by you and not withdrawn before 5:00 p.m. New York City time on the expiration date. After authentication of the new notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the Exchange Offer. You may tender some or all of your old notes pursuant to the Exchange Offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

        The terms of the new notes are identical in all material respects to the terms of the old notes except that the new notes have been registered under the Securities Act and will not bear legends restricting transfer. The new notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture.

        As of the date of this prospectus, $170,000,000 aggregate principal amount of the old notes was outstanding.

        By tendering your old notes for new notes in the Exchange Offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

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  you will acquire the new notes you receive in the Exchange Offer in the ordinary course of your business;

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  you are not engaging in and do not intend to engage in a distribution of the new notes;

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  you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

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  you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

        If you are an affiliate of ours or if you tender old notes in the Exchange Offer for the purpose of participating in a distribution:

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  you may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings, SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

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  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes. There will be no fixed record date for determining registered holders of old notes entitled to participation in the Exchange Offer.

        We intend to conduct the Exchange Offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

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  to hold our Exchange Offer open for at least 20 business days;

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  to give 10 days notice of any change in certain terms of this offer; and

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  to issue a press release in the event of an extension of the Exchange Offer.

        The Exchange Offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered. We will be considered to have accepted old notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders of the old notes for the purpose of receiving new notes from us and delivering new notes to those holders.

        If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted old notes will be returned, at our cost, to the tendering holder of the old notes or, in the case of old notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as soon as practicable after the expiration date.

        If you tender old notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of old notes in the Exchange Offer. We will pay all charges and expenses, other than applicable taxes, in connection with the Exchange Offer. See "—Solicitation of Tenders; Fees and Expenses."

Expiration Date; Extensions; Amendments

        The Exchange Offer will expire at 5:00 p.m., New York City time, on May 13, 2005, unless extended, in which case the term "expiration date" shall mean the latest date and time to which the Exchange Offer is extended.

        We expressly reserve the right, in our sole discretion:

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  to delay acceptance of any old notes or to terminate the Exchange Offer and to refuse to accept old notes not previously accepted, if any of the conditions described below shall have occurred and shall not have been waived by us;

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  to amend the terms of the Exchange Offer in any manner;

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  to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

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  to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

        Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the Exchange Offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

        You are advised that we may extend the Exchange Offer in the event some of the holders of the old notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the Exchange Offer until all outstanding old notes are tendered.

Interest on the New Notes

        Interest accrues on the new notes at the rate of 7% per annum and will be payable in cash semiannually in arrears on each May 15 and November 15, commencing on May 15, 2005. No interest will be payable on the old notes on the date of exchange for the new notes and therefore no interest will be paid thereon to the noteholders at such time.

Procedures for Tendering

        Only a holder of old notes may tender old notes in the Exchange Offer. If you are a beneficial owner whose old notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Your tender will constitute an agreement between you and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal. If you desire to tender old notes and cannot comply with the procedures set forth herein for tender on a timely basis or your old notes are not immediately available, you must comply with the procedures for guaranteed delivery set forth in "—Guaranteed Delivery Procedures."

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may also request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for you in each case as described in this prospectus and in the letter of transmittal.

Old Notes Held in Certificated Form

        For you to validly tender old notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

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  a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

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  certificates for tendered old notes.

Old Notes Held in Book-Entry Form

        We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the old notes at DTC for the purpose of facilitating the Exchange Offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account for the old notes using DTC's procedures for transfer.

        If you desire to transfer old notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

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  a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

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  an agent's message transmitted pursuant to DTC's Automated Tender Offer Program.

Tender of Old Notes Using DTC's Automated Tender Offer Program (ATOP)

        The exchange agent and DTC have confirmed that the Exchange Offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer old notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message, to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender old notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the old notes tendered with the letter of transmittal are tendered:

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  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

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  for the account of an "eligible institution."

        An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or an "eligible institution" that is a participant in a recognized medallion guarantee program.

        If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the old notes or the DTC participant who is listed as the owner. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of old notes, neither we nor the exchange agent nor any other person will be under any duty to give notification of defects or irregularities related to tenders of old notes nor will any of them incur liability for failure to give notification. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and:

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  your old notes are not immediately available;

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  you cannot complete the procedure for book-entry transfer on a timely basis;

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  you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

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  you cannot complete a tender of old notes held in book-entry form using DTC's ATOP procedures on a timely basis,

you may effect a tender if you tender through an eligible institution as defined under "—Procedures for Tendering—Signatures," or if you tender using ATOP's guaranteed delivery procedures.

        A tender of old notes made by or through an eligible institution will be accepted if:

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  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's old notes and the principal amount of the old notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the old notes to be tendered in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

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  the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

        A tender made through DTC's Automated Tender Offer Program will be accepted if:

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  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that they have received and agree to be bound by the notice of guaranteed delivery; and

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  the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry confirmation transmitted via DTC's ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

        Upon your request, the exchange agent will send to you a notice of guaranteed delivery so that you may tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        You may withdraw old notes you tendered at any time before 5:00 p.m. New York City time on the expiration date. To withdraw a tender of old notes in the Exchange Offer:

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  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

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  you must comply with the appropriate DTC ATOP procedures.

        Any notice of withdrawal must:

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  specify the name of the person having deposited the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

  •
  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of the old notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of these old notes are to be registered, if different from that of the person who deposited the old notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and such determination shall be final and binding on all parties. Any old notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the Exchange Offer, and no new notes will be issued in exchange for those old notes unless you validly retender the old notes so withdrawn. If your old notes that have been tendered are not accepted for exchange, they will be returned to you without cost to you or, in the case of old notes tendered by book-entry transfer, into your account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. You may retender properly withdrawn old notes by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date.

Conditions

        The Exchange Offer is subject only to the following conditions:

  •
  the compliance of the Exchange Offer with securities laws;

  •
  the proper tender of the old notes;

  •
  our receipt of the required representations by the holders of the old notes described above; and

  •
  no judicial or administrative proceeding is pending or has been threatened that would limit us from proceeding with the Exchange Offer.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the forgoing rights does not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for those old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

        U.S. Bank National Association, the trustee under the indenture, has been appointed as exchange agent for the Exchange Offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the address below. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Hand or Overnight Courier and by Registered or Certified Mail:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2242
Attention: Specialized Finance

By Facsimile (for eligible institutions only):

(651) 495-8158
Confirm by Telephone: (800) 934-6802
For information, call:
(800) 934-6802

        Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation under the Exchange Offer is being made by mail. Our officers and regular employees and our affiliates may make additional solicitations in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the Exchange Offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the Exchange Offer.

        We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs.

Transfer Taxes

        You will not be obligated to pay any transfer tax in connection with the exchange, unless you instruct us to register new notes in the name of, or request that notes not tendered or not accepted in the Exchange Offer be returned to, a person other than you. Under those circumstances, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the Exchange Offer. We will amortize the expenses of the Exchange Offer over the term of the new notes.

Participation in the Exchange Offer; Untendered Notes

        Participation in the Exchange Offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all old notes tendered under the terms of, this Exchange Offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. If you do not tender your old notes in the Exchange Offer, you will continue to hold your old notes and will be entitled to all the rights, subject to certain limitations, applicable to the old notes under the indenture. Holders of old notes will no longer be entitled to any rights under the registration rights agreement, which terminate or cease to have effect upon consummation of this Exchange Offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that old notes are tendered and accepted in the Exchange Offer, the trading market for untendered old notes could be adversely affected. The reduction in the number of outstanding old notes following the exchange will probably significantly reduce the liquidity of the untendered notes.

        If you do not exchange your restricted old notes for registered new notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the restricted notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the restricted notes by the holders of old notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement.

        We may in the future seek to acquire untendered old notes in the open market or through privately negotiated transactions, through subsequent Exchange Offers or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer. We intend to make any acquisitions of old notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any old notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any old notes that are not tendered in the Exchange Offer.

USE OF PROCEEDS

        We will not receive any cash proceeds upon the completion of the Exchange Offer. We used proceeds from the sale of the old notes and certain amounts borrowed under our amended credit facility to consummate the Grace Acquisition and pay related transaction fees and expenses.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2004 on an actual basis and on a pro forma as adjusted basis to give effect to the transactions described in the footnotes below as if each had occurred on that date.

        You should read this information in conjunction with the sections entitled "Unaudited Pro Forma Condensed Combined Financial Statements," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes to the consolidated financial statements included elsewhere in this prospectus.

	As of December 31, 2004
	Actual	Pro Forma As Adjusted(1)
	(in thousands)
Cash and cash equivalents	$138,172	$54,598	(2)

Total debt:
Revolving credit facility	$—	86,000
Term loan	—	100,000
8 1/8% senior subordinated notes due 2012	158,935	158,935
7% senior subordinated notes due 2014	170,000	170,000
Other debt	4,477	4,477

Total debt	333,412	519,412
Stockholders' deficiency	(30,764)	(30,764)

Total capitalization	$302,648	$488,648

(1)
The "Pro Forma As Adjusted" balance sheet data gives effect to (i) the new borrowings under the amended credit facility in respect of the Grace Acquisition, (ii) the consummation of the Grace Acquisition and (iii) related estimated fees and expenses of $10,000.

(2)
Cash is adjusted for $5,500 in cash on hand pursuant to the Grace asset purchase agreements and an amount equal to assumed liabilities for player's club, progressive jackpots and outstanding chips and tokens. The liabilities assumed for Southern Iowa Gaming Company, Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners were $793, $444 and $489, respectively. Cash is also adjusted by $90,800 for cash used to consummate the Grace Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined financial data presented below is derived from our historical consolidated financial statements and the historical financial statements of Mark Twain Casino, L.L.C., St. Joseph Riverboat Partners and Southern Iowa Gaming Company and its subsidiary (the former owners of Mark Twain, St. Jo and Lakeside Iowa, respectively), which are included in this prospectus. The unaudited pro forma condensed combined balance sheet information is presented on an as adjusted basis as if the borrowings under the amended credit facility in respect of the Grace Acquisition and the Grace Acquisition had occurred on December 31, 2004. The unaudited pro forma condensed combined statements of operations information is presented on an as adjusted basis as if the borrowings under the amended credit facility in respect of the Grace Acquisition and Grace Acquisition had occurred on January 1, 2004. We believe this information is important in evaluating the future operations of the Company and the impact of the Grace Acquisition and the borrowings under the amended credit facility in respect of the Grace Acquisition.

        The unaudited pro forma condensed combined financial statements contained in this prospectus use the purchase method of accounting, with Herbst Gaming, Inc. treated as the acquirer. The amended purchase price for the Grace Acquisition was approximately $266.8 million. The pro forma adjustments are based on currently available information and upon assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets may change significantly, and amortization methods and useful lives may differ from the assumptions that we used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

        You should read the following pro forma statements in conjunction with "Summary—Summary Consolidated and Unaudited Pro Forma Condensed Combined Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and related notes included elsewhere in this prospectus.

        We have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income. Accordingly, a provision for income taxes is not included in our financial data.

        The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what our results of operations and financial position would have been had the Grace Acquisition and related transactions actually occurred as of the dates indicated, and they do not purport to project or predict our future results of operations or financial position.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

	Herbst Gaming, Inc. Historical	Mark Twain Casino, L.L.C. Historical	St. Joseph Riverboat Partners Historical	Southern Iowa Gaming Company Historical	Grace Acquisition Adjustments		Refinancing Adjustments		Pro Forma As Adjusted
	(in thousands)
Revenues
Route operations	$293,244	$—	$—	$—	$—		$—		$293,244
Casino operations	91,254	28,525	25,689	63,293	—		—		208,761
Other	3,628	43	335	300	—		—		4,306

Total revenues	388,126	28,568	26,024	63,593	—		—		506,311
Less promotional allowances	(12,514)	(634)	(466)	(1,433)	—		—		(15,047)

Net revenues	375,612	27,934	25,558	62,160	—		—		491,264

Costs and expenses
Route operations	227,929	—	—	—	—		—		227,929
Casino operations	56,331	16,729 (7)	16,525 (7)	38,622 (7)	—		—		128,207
General and administrative	14,366	2,495	2,068	1,628	(2,327	)(1)	—		18,230
Depreciation and amortization	26,667	1,788	1,492	2,822	320	(2)	(278	)(5)	32,811
Loss on lease termination	600	—	—	—	—		—		600

Total costs and expenses	325,893	21,012	20,085	43,072	(2,007)		(278)		407,777

Income from operations	49,719	6,922	5,473	19,088	2,007		278		83,487

Other income (expenses)
Interest expense, net of capitalized interest	(20,849)	(455)	(82)	(957)	(15,630	)(3)	3,557	(6)	(34,416)
Interest income	353	22	28	98	(148	)(4)	—		353
Use tax settlement	—	—	—	300	(300	)(8)	—		—
Loss on early retirement of debt	(37,991)	—	—	—	—		—		(37,991)

Total other income (expense)	(58,487)	(433)	(54)	(559)	(16,078)		3,557		(72,054)

Net income (loss)	$(8,768)	$6,489	$5,419	$18,529	$(14,071)		$3,835		$11,433

(1)
Represents the elimination of $1,628 in management fees expensed at Southern Iowa Gaming Company and $699 in management fees expensed at Mark Twain Casino, L.L.C. Since the acquisition is an asset purchase, Herbst Gaming, Inc. will not be assuming any of the overhead costs of the parent and does not believe there will be material additional corporate overhead costs incurred in connection with the acquired assets.

(2)
Represents the elimination of $89 in amortization that was included in the expenses of Southern Iowa Gaming Company, $362 included in amortization of Mark Twain Casino, L.L.C. and $9 included in amortization of St. Joseph Riverboat Partners. None of these loan amortization costs will be assumed by Herbst Gaming, Inc. Reflects estimated amortization of $780 on loan fees related to the acquisition.

(3)
Represents the elimination of $957 in interest expense that was included in the expenses of Southern Iowa Gaming Company, $455 included in the interest expenses of Mark Twain Casino, L.L.C. and $82 included in the interest expenses of St. Joseph Riverboat Partners. Since the acquisition is an asset purchase, Herbst Gaming, Inc. will not be assuming any of the interest bearing debts of these entities. Reflects estimated interest expense of $17,124 on the additional debt related to the financing of the acquisition, assuming an average interest rate of 6.20%.

(4)
Represents the elimination of interest income on idle cash of $98 from Southern Iowa Gaming Company, $22 from Mark Twain Casino, L.L.C. and $28 from St. Joseph Riverboat Partners, which is excluded from acquired assets.

(5)
Represents the net change in loan fee amortization of Herbst Gaming, Inc. as a result of the refinancing of substantially all its debt in June 2004. The amount of amortization eliminated was $1,242 and the amount of amortization added was $964.

(6)
Represents the net change in interest expense of Herbst Gaming, Inc. as a result of the refinancing of substantially all its debt in June 2004. Interest was reduced from $20,849 to $17,292 on a pro forma basis.

(7)
Casino operating costs and expenses combine both departmental and cost of goods sold expenses for all three acquired entities.

(8)
Represents a tax settlement at Southern Iowa Gaming Company not included in the operations acquired by Herbst Gaming, Inc.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2004

	Herbst Gaming, Inc. Historical	Mark Twain Casino, L.L.C. Historical	St. Joseph Riverboat Partners Historical	Southern Iowa Gaming Company Historical	Grace Acquisition Adjustments(1)		Pro Forma As Adjusted
	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$138,172	$4,021	$4,554	$10,639	$(102,788	)(2)	$54,598
Accounts receivable, net	1,281	14	636	178	(828)		1,281
Notes and loans receivable	411	—	—	—	—		411
Prepaid expenses and other	5,182	394	200	491	(1,085)		5,182
Inventory	1,080	63	104	133	—		1,380

Total current assets	146,126	4,492	5,494	11,441	(104,701)		62,852
Property and equipment, net	107,205	12,006	14,105	36,557	(215)		169,658
Lease acquisition costs, net	51,394	—	—	—	—		51,394
Other intangible assets	—	—	5,460	—	203,087	(4)	208,547
Due from related parties	161	—	—	—	—		161
Other assets, net	13,545	—	—	—	—		13,545

Total assets	$318,431	$16,498	$25,059	$47,998	$98,171		$506,157

Liabilities and stockholders' equity (deficiency)
Current liabilities
Current portion of long-term debt	$154	$—	$—	$15,600	$(14,600	)(3)	$1,154
Accounts payable	5,733	576	371	1,080	(2,027)		5,733
Accrued expenses	8,896	1,050	1,096	2,586	(3,006)		10,622
Due to related parties	36	—	—	—	—		36

Total current liabilities	14,819	1,626	1,467	19,266	(19,633)		17,545
Long-term debt, less current portion	333,258	—	—	—	185,000	(3)	518,258
Other liabilities	1,118	—	—	163	(163)		1,118
Stockholders' equity (deficiency)
Common stock (no par value; 2,500 shares authorized; 300 shares issued and outstanding)	2,368	—	—	10,000	(10,000)		2,368
(Accumulated deficit) retained earnings	(34,763)	14,872	23,592	18,569	(57,033)		(34,763)
Additional paid-in capital	1,631	—	—	—	—		1,631

Total stockholders' equity (deficiency)	(30,764)	14,872	23,592	28,569	(67,033)		(30,764)

Total liabilities and stockholders' equity (deficiency)	$318,431	$16,498	$25,059	$47,998	$98,171		$506,157

(1)
The allocation of the amended purchase price, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date of the acquisition, is as follows:

Estimated Fair Market Value of assets acquired (in thousands)

Cash	$7,226	(2)
Inventory	300
Property plant and equipment	62,453
Intangibles	208,547

Estimated Fair Market Value of liabilities assumed (in thousands)

Accrued expenses	(1,726	)(2)

Total Cash Purchase Price	$276,800

The amounts also reflect the elimination of assets and liabilities of Southern Iowa Gaming Co., Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners which are excluded from the asset acquisition.

(2)
Cash is adjusted for $5,500 in cash on hand pursuant to the Grace asset purchase agreement and an amount equal to assumed liabilities for player's club, progressive jackpots and outstanding chips and tokens. The liabilities assumed at Southern Iowa Gaming Co. were $793, at Mark Twain Casino, L.L.C. were $444 and at St. Joseph Riverboat Partners were $489. Cash is also adjusted for $90,800 used to consummate the Grace Acquisition.

(3)
Includes addition of $185,000 in debt in connection with the acquisition of the casino assets pursuant to the Grace Acquisition.

(4)
Includes the excess of the purchase price over the estimated fair value of assets and liabilities assumed.

SELECTED CONSOLIDATED FINANCIAL DATA

        We derived the selected consolidated financial data as of and for each of the five years ended December 31, 2004 from our audited consolidated financial statements, which as of and for each of the three years ended December 31, 2004 are included elsewhere in this prospectus. In November 2000, we purchased Jackpot's route operations, and in December 2000, we opened Terrible's Hotel & Casino. In February 2003, we acquired the slot route assets of Anchor Coin. The following table summarizes certain selected consolidated financial data, which you should read in conjunction with our consolidated financial statements and the related notes contained elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        We have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income. Accordingly, a provision for income taxes is not included in our financial data.

	Year Ended December 31,
	2000	2001	2002	2003	2004
	(in thousands)
Income statement data:
Revenues
Route operations	$86,109	$170,893	$183,877	$241,833	$293,244
Casino operations	25,315	67,831	72,498	78,342	91,254
Other	2,979	2,878	3,078	3,049	3,628

Total revenues	114,403	241,602	259,453	323,224	388,126
Promotional allowances—route	(218)	(143)	(305)	(371)	(376)
Promotional allowances—casino	(2,182)	(8,267)	(9,497)	(10,878)	(12,138)

Net revenues	112,003	233,192	249,651	311,975	375,612

Costs of revenues:
Route operations	74,321	141,535	150,781	192,757	227,929
Casino operations	17,322	46,686	48,635	51,142	56,331
General and administrative	4,782	10,168	10,812	12,514	14,366
Depreciation and amortization	5,318	14,198	15,741	24,382	26,667
Pre-opening expenses	2,361	—	—	—	—
Loss on lease termination	—	—	—	—	600

Total costs and expenses	104,104	212,587	225,969	280,795	325,893

Income from operations	7,899	20,605	23,682	31,180	49,719

Interest income	82	407	336	228	353
Interest expense	(4,643)	(19,952)	(18,785)	(22,932)	(20,849)
Loss on early retirement of debt(1)	—	(13,024)	—	(267)	(37,991)

Net income (loss)	$3,338	$(11,964)	$5,233	$8,209	(8,768)

	Year Ended December 31,
	2000	2001	2002	2003	2004
	(in thousands, except ratios)
Other data:
Route EBITDA(2)	$11,570	$29,215	$32,791	$48,705	$64,939
Casino EBITDA(2)	5,811	12,878	14,366	16,322	22,785
Other and corporate(3)	(1,721)	(6,883)	(7,398)	(9,237)	(10,985)

Consolidated EBITDA(4)	$15,660	$35,210	$39,759	$55,790	$76,739

Net cash provided by operating activities	$14,881	$14,945	$19,323	$34,997	$50,010
Net cash used in investing activities	(44,939)	(2,778)	(8,700)	(74,724)	(17,009)
Net cash provided by (used in) financing activities	47,999	3,010	(338)	38,722	51,141
Capital expenditures	10,036	3,226	8,442	15,117	15,229
Ratio of earnings to fixed charges(5)	1.0x	1.1x	1.3x	1.3x	2.4x
	As of December 31,
	2000	2001	2002	2003	2004
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$29,573	$44,750	$55,035	$54,030	$138,172
Total assets	171,132	180,183	183,713	237,068	318,431
Total debt(6)	133,138	167,319	167,941	215,269	333,412
Stockholders' equity (deficiency)	6,972	(6,468)	(1,235)	1,554	(30,764)

(1)
Consists of (a) a charge of $13,000 in August 2001 related to the write-off of unamortized financing fees and other costs due to the repayment of $143,800 of our long-term debt in conjunction with the issuance of $170,000 senior secured notes, (b) a premium of $267 paid in conjunction with the repurchase of $2,000 of our senior secured notes in 2003 and (c) a loss on early retirement of debt in June 2004 which consisted of $31,300 in a debt prepayment penalty and $6,700 in unamortized loan fees.

(2)
Route and Casino EBITDA are used by management to measure segment profits and losses in accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and are calculated before allocation of overhead. See Note 11 to our accompanying consolidated financial statements.

(3)
Represents non-gaming revenues and general and administrative expenses.

(4)
The following table provides a reconciliation of consolidated net income (loss) (computed in accordance with GAAP) to consolidated EBITDA. See "Non-GAAP Financial Measures" for a discussion of certain limitations of EBITDA as a financial measure.

	Year Ended December 31,
	2000	2001	2002	2003	2004
	(in thousands)
Consolidated net income (loss)	$3,338	$(11,964)	$5,233	$8,209	$(8,768)
Add: depreciation and amortization	5,318	14,198	15,741	24,382	26,667
Add: interest expense, net of capitalized interest	4,643	19,952	18,785	22,932	20,849
Add: pre-opening expenses	2,361	—	—	—	—
Add: loss on early retirement of debt	—	13,024	—	267	37,991

Consolidated EBITDA	$15,660	$35,210	$39,759	$55,790	$76,739

(5)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before fixed charges and loss on early retirement of debt (other than capitalized interest). Fixed charges consist of interest expensed and capitalized.

(6)
Total debt consists of the current and long-term portions for all periods presented.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the section "Selected Consolidated Financial Data" and the consolidated financial statements and related notes included in this prospectus.

Overview

        We are a gaming company that owned and operated approximately 8,500 slot machines throughout the State of Nevada as of December 31, 2004. Our route operations involve the exclusive installation and operation of approximately 6,800 slot machines as of December 31, 2004 in strategic, high traffic, non-casino locations, such as grocery stores, drug stores, convenience stores, bars and restaurants. We also own and operate Terrible's Hotel & Casino in Las Vegas, as well as four other small casinos.

        On February 1, 2005, we consummated the purchase of assets consisting of three casinos from Grace Entertainment, Inc. for an amended aggregate cash purchase price of approximately $266.8 million (the "Grace Acquisition"). The Grace Acquisition allows us to expand our casino operations segment to stable and relatively protected markets outside of southern Nevada with casinos that we believe have significant upside potential. The Grace assets consist of the Lakeside Casino Resort, located in Osceola, Iowa, or Lakeside Iowa, which contains 921 slot machines, 31 table games and an adjacent 60 room all-suite hotel, the Mark Twain Casino, located in LaGrange, Missouri, or Mark Twain, which contains 505 slot machines and 17 table games, and the St. Jo Frontier Casino, located in St. Joseph, Missouri, or St. Jo, which contains 487 slot machines and 15 table games. We used proceeds from a $170.0 million 7% senior subordinated notes offering along with borrowings under our amended and restated credit facility to fund the purchase price of the Grace Acquisition. The purchase price for Lakeside Iowa was approximately $160.8 million, which was changed on January 25, 2005 as a result of lower than expected recent operating results at Lakeside Iowa, for Mark Twain was approximately $56.5 million, and for St. Jo was approximately $49.5 million.

        We generally enter into two types of route contracts. With chain store customers, such as Albertsons, Vons, Safeway, SavOn, Smith's, Kmart, Terrible Herbst and Rite Aid, we pay a fixed monthly fee for each location in which we place slot machines. With our street accounts, such as bars, restaurants and non-chain convenience stores, we share in the revenues on a percentage basis with the location owner.

        Our revenues are primarily derived from gaming revenues, which include revenues from slot machines and table games. Gaming revenues is generally defined as gaming wins less gaming losses. Our largest component of revenues is from our slot machines. Promotional allowances consist primarily of food and beverages furnished gratuitously to customers. The retail value of such services is included in the respective revenue classifications and is then deducted as promotional allowance. We calculate income from operations as net revenues less total operating costs and expenses. Income from operations represents only those amounts that relate to our operations and excludes interest income, interest expense, and other non-operating income and expenses.

        We have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income. Accordingly, a provision for income taxes is not included in our financial data.

Year 2004 Compared to Year 2003

Route Operations

        Route operations accounted for 76% of total revenues during the year ended December 31, 2004. This was an increase from 75% of total revenues for the year ended December 31, 2003. Total revenues from route operations were $293.2 million for the year ended December 31, 2004, an increase of $51.4 million, or 21%, from $241.8 million for the year ended December 31, 2003. At December 31, 2004, we were operating approximately 6,800 slot machines, which is unchanged since 2003. The increase in route revenue was a result of a full year of operations of the locations that were acquired in the Anchor Coin acquisition that occurred in February of 2003, as well as revenue growth from the strong Las Vegas market during 2004.

        Route operating costs were $227.9 million, or 78%, of route revenues for the year ended December 31, 2004. This compares to $192.8 million and 80% of route revenues for the same period in 2003. The dollar increase in route operating expenses was primarily associated with the full year results of the Anchor Coin acquisition as well as increases in participation expenses associated with that revenue growth and scheduled space lease increases to our existing slot route contracts.

        Route EBITDA for the year ended December 31, 2004 was $64.9 million, an increase of $16.2 million, or 33%, from $48.7 million for the year ended December 31, 2003. The increase in EBITDA was a direct result of revenue increases from both our existing locations and the results of the full year of the Anchor Coin locations.

Casino Operations

        Casino operations accounted for 23% of total revenues for the year ended December 31, 2004 and 24% of revenues for the year ended December 31, 2003. Total revenues derived from casino operations were $91.3 million for the year ended December 31, 2004, an increase of $13.0 million, or 17%, from $78.3 million for the year ended December 31, 2003. This increase in revenue was primarily due to increased customer play at Terrible's Hotel & Casino in Las Vegas and our two casinos in Pahrump. In late 2003, one of the main competitors in Pahrump, Nevada closed due to a fire, and this location remained closed during most of 2004. This closure helped our Pahrump properties achieve higher revenues during 2004. The competitor reopened in late 2004, but this has not had a significant impact on revenues since reopening.

        Casino operating costs were $56.3 million, or 62%, of casino revenues for the year ended December 31, 2004, compared to $51.1 million, or 65%, of casino revenues for the year ended December 31, 2003. The increase in expenses were generally in areas that helped to drive the increase in revenue, such as comps, slot club, payroll, and participation game fees. Casino EBITDA was $22.8 million for the year ended December 31, 2004, an increase of $6.5 million, or 40%, from $16.3 million from the year ended December 31, 2003.

Other Revenue

        Other revenue consists of revenue items such as ATM fees, pay phone charges, rental income and other miscellaneous items unrelated to route and casino operations. Other revenues were $3.6 million for the year ended December 31, 2004 compared to $3.0 million for the year ended December 31, 2003.

Promotional Allowances

        Promotional allowances were $12.5 million, or 3.2% of total revenues, for the year ended December 31, 2004, an increase of $1.3 million, or 12%, from $11.2 million, or 3.5% of total revenues for the year ended December 31, 2003. The increase was primarily due to heavier promotional spending at the casinos.

Other Costs

        General and administrative, or G&A, expenses were $14.4 million for the year ended December 31, 2004, an increase of $1.9 million, or 15%, from $12.5 million for the year ended December 31, 2003. The increase was primarily due to the full year of overhead associated with the purchase of the slot route assets of Anchor Coin in February 2003. G&A costs also increased due to costs associated with an increase in insurance expenses. G&A expenses as a percentage of revenue were 3.7% of the revenue for the year ended December 31, 2004, down from 3.9% of revenue during fiscal year ended December 31, 2003.

        Depreciation and amortization expense was $26.7 million for the year ended December 31, 2004, an increase of $2.3 million, or 9%, from $24.4 million for the year ended December 31, 2003. The increase was due primarily to the amortization expenses associated with the acquired slot route contracts and depreciation expenses associated with new fixed assets.

        The company incurred $0.6 million in costs associated with the termination of the lease with McDonald's at Terrible's Hotel in Las Vegas. This space will be used as a portion of the expansion and parking garage planned at Terrible's.

Income from Operations

        As a result of the factors discussed above, income from operations was $49.7 million for the year ended December 31, 2004, an increase of $18.5 million, from $31.2 million for the year ended December 31, 2003. This was a 59% increase. As a percentage of total revenues, income from operations increased from 9.6% during 2003 to 12.8% during the same period in 2004.

Other Expenses

        Other expense was $58.5 million for the year ended December 31, 2004, an increase of $35.5 million from the year ended December 31, 2003. The increase in expenses was due to a one-time charge of $38 million relating to the early retirement of our 10 3/4% senior secured notes.

Net Income

        Net loss for the year ended December 31, 2004 was $8.8 million. The net loss included the $38.0 million in costs associated with the early retirement of debt. These costs consisted of $31.3 million in prepayment premiums and $6.7 million in unamortized loan fees. Net income for the year ended December 31, 2003 was $8.2 million.

Year 2003 Compared to Year 2002

Route Operations

        Route operations accounted for 75% of total revenues during the year ended December 31, 2003. This was an increase from 71% of total revenues for the year ended December 31, 2002. Total revenues from route operations were $241.8 million for the year ended December 31, 2003, an increase of $57.9 million, or 31%, from $183.9 million for the year ended December 31, 2002. At December 31, 2003, we were operating approximately 6,800 slot machines, an increase of 1,400 machines from December 2002. The increase in machines was primarily associated with the purchase of the slot route assets of Anchor Coin. The increase in route revenue was a result of the absorption of these new assets as well as the continued replacement and refurbishment of existing slot machines during 2003.

        Route operating costs were $192.8 million, or 80%, of route revenues for the year ended December 31, 2003. This compares to $150.8 million and 82% of route revenues for the same period in 2002. The increase in route operating expenses was primarily associated with the purchase of the slot route assets of Anchor Coin as well as increases in some participation expenses and scheduled space lease increases to our existing slot route contracts.

        Route EBITDA for the year ended December 31, 2003 was $48.7 million, an increase of $15.9 million, or 48%, from $32.8 million for the year ended December 31, 2002. The increase in EBITDA was a direct result of revenue increases as well as lower operating costs due to the cost savings of combining the Anchor locations with our existing route operations.

Casino Operations

        Casino operations accounted for 24% of total revenues for the year ended December 31, 2003 and 28% of revenues for the year ended December 31, 2002. Total revenues derived from casino operations were $78.3 million for the year ended December 31, 2003, an increase of $5.8 million, or 8%, from $72.5 million for the year ended December 31, 2002. This increase in revenue was primarily due to increased customer play at Terrible's Hotel & Casino in Las Vegas and our two casinos in Pahrump. During 2003 one of the main competitors in Pahrump, Nevada closed due to a fire. This closure helped our Pahrump properties achieve higher revenues in the last two quarters of 2003. The competitor is currently reconstructing its facilities.

        Casino operating costs were $51.1 million, or 65%, of casino revenues for the year ended December 31, 2003, compared to $48.6 million, or 67%, of casino revenues for the year ended December 31, 2002. Operating expenses increased primarily in the areas of promotions and taxes. The increase in expenses were generally in areas that helped to drive the increase in revenue, such as comps, slot club and participation game fees. Casino EBITDA was $16.3 million for the year ended December 31, 2003, an increase of $1.9 million, or 13%, from $14.4 million from the year ended December 31, 2002.

Other Revenue

        Other revenue consists of revenue items such as ATM fees, pay phone charges, rental income and other miscellaneous items unrelated to route and casino operations. Other revenues were $3.0 million for the year ended December 31, 2003 compared to $3.1 million for the year ended December 31, 2002.

Promotional Allowances

        Promotional allowances were $11.2 million, or 3.5% of total revenues, for the year ended December 31, 2003, an increase of $1.4 million, or 14%, from $9.8 million, or 3.8% of total revenues for the year ended December 31, 2002. The increase was primarily due to heavier promotional spending at the casinos.

Other Costs

        General and administrative expenses, or G&A, were $12.5 million for the year ended December 31, 2003, an increase of $1.7 million, or 16%, from $10.8 million for the year ended December 31, 2002. The increase was primarily due to overhead associated with the purchase of the slot route assets of Anchor Coin in February 2003. G&A costs also increased due to costs associated with an increase in insurance expenses. G&A expenses as a percentage of revenue were 3.9% of the revenue for the year ended December 31, 2003, down from 4.2% of revenue during fiscal year ended December 31, 2002.

        Depreciation and amortization expense was $24.4 million for the year ended December 31, 2003, an increase of $8.7 million, or 55%, from $15.7 million for the year ended December 31, 2002. The increase was due primarily to the amortization expenses associated with the acquired slot route contracts and depreciation expenses associated with new fixed assets.

Income from Operations

        As a result of the factors discussed above, income from operations was $31.2 million for the year ended December 31, 2003, an increase of $7.5 million from $23.7 million for the year ended December 31, 2002. As a percentage of total revenues, income from operations increased from 9.1% during 2002 to 9.6% during the same period in 2003.

Other Expenses

        Other expense was $22.9 million for the year ended December 31, 2003, an increase of $4.5 million from the year ended December 31, 2002. The increase in expenses was primarily due to higher interest expensed as a result of the $47.0 million additional offering of senior secured notes done in conjunction with the acquisition of the slot route assets of Anchor Coin completed in February 2003. Additionally, we expensed a small bond premium of $267,000 that we paid to repurchase approximately $2.0 million of our senior secured notes in December 2003.

Net Income

        Net income for the year ended December 31, 2003 was $8.2 million. This is an improvement of $3.0 million, or 58%, from a net income figure of $5.2 million recorded for the year ended December 31, 2002.

Liquidity and Capital Resources

Cash Flows

        At December 31, 2004, we had cash and cash equivalents of approximately $138.2 million on hand and approximately $175 million available under our revolving credit facility. The cash on hand reflects the proceeds of the 7% senior subordinated debt issue received in November of 2004. The proceeds of that debt issuance, along with the $100.0 million term loan and additional revolving borrowings under our amended credit facility, were used to fund our acquisition of the gaming assets of Grace Entertainment, Inc. which closed in February of 2005. Based upon our anticipated future operations, we believe that cash on hand, available cash flow and borrowings under our revolving credit facility will be adequate to meet our anticipated working capital requirements, capital expenditures and scheduled payments of interest on our outstanding indebtedness for at least the next 12 months. We cannot assure you, however, that these sources will be sufficient for that purpose or that additional financing, if required, will be available or, if available, will be on terms favorable to us.

Operating Activities

        During the year ended December 31, 2004, operating activities provided $50.0 million in cash flows on a net loss of $8.8 million. Net loss for the year ended December 31, 2004 included non-cash expenses (depreciation and amortization) of $26.7 million and a charge of $38.0 million relating to the early retirement of debt.

Investing Activities and Capital Expenditures

        For the year ended December 31, 2004, we had net cash used for investing activities of $17.0 million of which $15.2 million related to the net cash used to purchase new equipment including gaming devices.

        In February of 2005 we used $266.8 million to fund the Grace Acquisition. This was funded through the use of our revolving line of credit, a $100.0 million term loan completed in January 2005 and the cash on hand that was a result of the $170.0 million 7% senior subordinated notes due in 2014 that were issued in November 2004.

        The construction of a new parking structure, casino expansion and general property renovations at Terrible's Hotel & Casino in Las Vegas are anticipated to cost between approximately $15.0 to $20.0 million over the next twelve months. Additionally, we intend to spend approximately $15.0 million to add new and update existing slot machines at the acquired Grace properties and $15.0 million for general maintenance and capital expenditures.

Financing Activities

        Cash flows used by financing activities were $51.1 million during the year ended December 31, 2004. This was the result of the refinancing of substantially all of our debt including a prepayment penalty of $31.3 million on the repurchase of approximately $211.0 million principal amount of our 10 3/4% senior secured notes due 2008. In connection with our purchase of the 10 3/4% senior secured notes, we obtained the consent to amend the underlying indenture to eliminate substantially all restrictive covenants and certain events of default. After the repurchase, approximately $4.1 million of our 10 3/4% senior secured notes remain outstanding. We intend to redeem such notes at the earliest optional redemption date, September 1, 2005, at a redemption price of 105.375% of the outstanding principal amount. In 2004, we made distributions to our stockholders of $23.6 million, including $15.0 million in connection with the debt refinancing.

        On October 8, 2004, we amended and restated the credit facility we entered into on June 10, 2004. The amended credit facility originally consisted of a $175.0 million senior revolving credit facility. Our debt now includes a $175.0 million senior revolving credit facility due June 30, 2009, of which $175.0 million is available for future borrowings at December 31, 2004. In addition, pursuant to the terms of our amended credit facility, on January 31, 2005, we incurred an additional $100.0 million term loan in order to fund the Grace Acquisition. Interest accrues on borrowings under our amended credit facility based on a floating rate.

        At December 31, 2004, our debt included approximately $4.1 million of indebtedness consisting of untendered 10 3/4% senior secured notes, approximately $158.9 million of indebtedness consisting of our 8 1/8% senior subordinated notes due 2012 and $170.0 million of indebtedness consisting of our 7% senior subordinated notes due 2014.

        During the first two months of 2005, we utilized the proceeds of the $100.0 million term loan allowed under our amended credit facility and a draw down on our revolving credit facility to pay the purchase price for the Grace Acquisition and related fees and expenses. After giving effect to the term loan, the Grace Acquisition and the other related borrowings under our amended credit facility, our total debt will be approximately $519.4 million.

        We may from time to time seek to retire our outstanding debt through cash purchases, in open market purchases, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Free Cash Flow

        The following table summarizes our operating cash flow after deducting non-financed capital expenditures for the years ended December 31, 2003 and 2004:

	Year ended December 31,
	2003	2004
	(in thousands)
Cash flow from operations	$34,997	$50,010
Cash paid for capital expenditures	15,117	15,229

Operating cash less non-financed capital expenditures	$19,880	$34,781

        Our ability to service our debt will be dependent on our future performance, which will be affected by, among other things, prevailing economic conditions and financial, business and other factors, certain of which are beyond our control.

Contractual Obligations

        The following table summarizes our contractual obligations as of December 31, 2004 pro forma for the Grace Acquisition and the related term loan and revolving borrowings under our amended credit facility.

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in thousands)
Contractual Obligations:
Long-term debt	$519,412	$1,154	$2,218	$6,105	$509,935
Operating leases	335,713	69,548	135,361	80,341	50,463

Total contractual cash obligations	$855,125	$70,702	$137,579	$86,446	$560,398

        Other significant operating uses of cash in 2004 include interest and distributions made to stockholders for payment of S corporation taxes and discretionary distributions. Our cash payments for interest were $25.9 million for the year ended December 31, 2004 and cash distributions to stockholders were $23.6 million for the year ended December 31, 2004. The distributions to stockholders included a one-time distribution at our refinancing of $15 million, $3.3 million in distributions for S corporation taxes and the recurring annual distributions of approximately $5.3 million.

        We would expect higher cash payments for interest in 2005 due to the additional debt incurred in relation to the Grace Acquisition and slightly higher stockholder distributions for S corporation taxes in 2005 due to the absence in 2005 of the tax losses associated with the debt restructuring charges that occurred in 2004. Recurring stockholder distributions in 2005 should be approximately the same as 2004.

Critical Accounting Policies

        The preparation of our financial statements requires our management to adopt accounting policies and make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. Our business and industry is highly regulated. The majority of our revenue is counted in the form of cash, chips and tokens and therefore, is not subject to any significant or complex estimation procedures.

        We have determined that the following accounting policies and related estimates are critical to the preparation of our consolidated financial statements:

Long-Lived Assets

        We have a significant investment in long-lived property and equipment and lease acquisition costs. Significant accounting policies that affect the reported amounts for these assets include the determination of the assets' estimated useful life, evaluation of the assets' recoverability and the likelihood of technological obsolescence. We estimate useful lives for its property and equipment based on historical experience and estimates of products' commercial lives. Significant incremental costs associated with the acquisition of location leases are capitalized and amortized using the straight-line method over the term of the related leases, including expected renewals, which range from 1 to 20 years. Should the actual useful life of an asset differ from the estimated useful life, future operating results could be positively or negatively affected. We review useful lives, obsolescence, and assess commercial viability of these assets periodically.

        We assess the recoverability of long-lived assets when circumstances indicate that the carrying amount of an asset may not be fully recoverable. If undiscounted expected cash flows to be generated by a long-lived asset or asset group are less than its carrying amount, we record an impairment to write down the long-lived asset or asset group to its estimated fair value. Fair value is determined based on undiscounted expected future cash flows. An adverse change to the estimate of these undiscounted future cash flows could necessitate an impairment charge that could adversely affect operating results.

Recently Issued and Adopted Accounting Standards

        The adoption of the following recent accounting pronouncements did not have any impact on our results of operations or financial condition:

  •
  FASB Interpretation No. 45: "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB interpretation No. 34;"

  •
  FASB Interpretation No. 46(R): "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51;"

  •
  FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities;"

  •
  FASB Statement No. 149: "Amendment of Statement 133 on Derivative Instruments and Hedging Activities;" and

  •
  FASB Statement No. 150: "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."

        The following pronouncements on accounting policies issued during 2004 are not expected to have any impact on our results of operations or financial condition:

  •
  FASB Statement No. 123R, "Share-Based Payment;"

  •
  FASB Statement No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29;" and

  •
  FASB Statement No. 151, "Inventory Costs—an amendment of ARB No. 43, Chapter 4."

Market Risk

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and commodity prices. We do not have any cash or cash equivalents as of December 31, 2004 that are subject to market risk based on changes in interest rates.

        Upon closing of our amended credit facility in October 2004, we were exposed to some market risk due to floating or variable interest rates. The interest on revolving borrowings and on the additional term loan under our amended credit facility is based on a floating rate (a base rate or LIBOR, at our option), plus a leverage grid-based variable amount. At December 31, 2004 we had no floating rate debt outstanding. However, immediately after the closing of the acquisition of the Grace assets in February 2005, the principal amount of the related borrowings under our amended credit facility was approximately $186.0 million. At the above level of borrowings, a hypothetical 1.0% increase in LIBOR would result in an approximately $1.9 million annual increase in interest expense.

BUSINESS

General

        We are a diversified gaming company that focuses on two business lines, slot route operations and casino operations. Our slot route operations involve the exclusive installation and operation of slot machines in certain strategic, high traffic, non-casino locations, such as grocery stores, drug stores, convenience stores, bars and restaurants. We currently own and operate approximately 6,800 slot machines in our slot route business and are one of the largest slot machine operators in Nevada. Our casino operations in Nevada consist of five casinos that focus on local gaming patrons, and include the ownership and operation of Terrible's Hotel & Casino in Las Vegas, Nevada and four other small casinos in southern Nevada operated under the Terrible's name. Our Nevada casinos contain an aggregate of approximately 1,700 slot machines and 15 table games. As a result of the Grace Acquisition, our casino operations also include the St. Jo Frontier Casino in St. Joseph, Missouri, the Mark Twain Casino in LaGrange, Missouri and the Lakeside Casino Resort in Osceola, Iowa. These three properties have added approximately 1,900 slot machines and 63 table games to our casino business.

        Herbst Gaming, Inc. was incorporated in Nevada on January 21, 1997. It commenced business operations as a holding company of subsidiaries conducting slot route and casino operations on August 23, 2001.

        Our principal executive offices are located at 3440 West Russell Road, Las Vegas, Nevada 89118 and our telephone number is (702) 889-7695.

        Herbst Gaming has elected to be taxed as an S corporation.

The Grace Acquisition

        On February 1, 2005, we consummated the purchase of assets consisting of three casinos from Grace Entertainment, Inc. for an amended aggregate cash purchase price of approximately $266.8 million. The Grace assets consist of Lakeside Iowa, located in Osceola, Iowa, which contains 921 slot machines, 31 table games and an adjacent 60 room all-suite hotel, Mark Twain, located in LaGrange, Missouri, which contains 505 slot machines and 17 table games, and St. Jo, located in St. Joseph, Missouri, which contains 487 slot machines and 15 table games. We used the proceeds from the offering of the old notes along with borrowings under our amended credit facility to fund the purchase price of the Grace Acquisition. The purchase price for Lakeside Iowa was approximately $160.8 million, which was changed on January 25, 2005 as a result of lower than expected operating results at Lakeside, for Mark Twain was approximately $56.5 million and for St. Jo was approximately $49.5 million.

Grace Acquisition Rationale

        Opportunity to Efficiently Grow Our Casino Operations.    The Grace Acquisition provides us with the opportunity to efficiently expand our successful casino operations segment. The Grace casinos, like our Nevada casino properties and route operations, are focused on local customers. By acquiring three properties of similar sizes to those we operate in Nevada, we believe we will be able to integrate the casinos quickly and effectively. In addition, the size and geographic proximity of the acquired casinos provide us the opportunity to create an appropriate platform to efficiently oversee, operate and improve the properties.

        Significant Upside Potential.    We believe the Grace casinos have significant upside potential. While the properties have maintained stable cash flows with minimal capital outlays, we believe significant improvements can be achieved in customer visitation, food and beverage revenue and slot win. We believe the introduction of a substantial number of new machines, as well as converting all machines to "ticket-in, ticket-out" machines, will significantly increase slot win per unit and operating efficiency.

        Geographic and Business Line Diversification.    The Grace Acquisition provides us with geographic and business diversification. By acquiring casino assets in Iowa and Missouri, we will no longer be solely dependent on the southern Nevada market. Following the acquisition, business revenues will be generated from four distinct geographic markets, each with its own unique underlying economic drivers. Additionally, our revenues will be further diversified across our two business segments, route and casino. While our slot route operations continue to generate growing cash flows, we believe that further diversifying into the locals casino business focused on slot play provides an attractive business proposition and growth opportunity.

        Stable and Relatively Protected Markets.    Each of the Grace properties operates in a relatively protected market with minimal direct competition. Lakeside Iowa is one of two properties directly serving the Des Moines market and the Mark Twain and St. Jo are the only properties in their respective geographic markets. We have significant experience operating in competitive market environments and believe this expertise will prove beneficial as we work to improve the operations of the acquired casinos in these less competitive markets.

        Tangible Asset Base.    The Grace Acquisition provides us with a larger tangible asset base, which we believe is beneficial to us. This enlarged casino asset base has lasting value which can be improved through successful management of, and upgrades at, the properties.

Recent Developments

Term Loan under Amended Credit Facility

        Pursuant to the terms of the amended credit facility we and our subsidiaries entered into on October 8, 2004, on January 31, 2005, we incurred an additional $100.0 million term loan in order to partially fund the Grace Acquisition. The maturity date of the term loan is January 31, 2011.

New Parking Structure and Casino Expansion at Terrible's Hotel and Casino

        We plan to begin construction of a three-level, 450-space parking structure, a casino expansion and general property renovation at Terrible's Hotel & Casino in Las Vegas in spring 2005 at a cost of between approximately $15.0 to $20.0 million. Completion of the project is expected in late 2005. The parking structure will be connected to the casino and will provide needed additional parking for our guests, as the current surface lot is at capacity during peak hours. We believe that the availability of covered parking adjacent to the casino will draw additional customers to the property. The casino expansion will add approximately 200 slot machines to the casino floor.

Narrative Description of Business

        Our business focuses on attracting and fostering repeat business from local gaming patrons in both our route and casino operations. Local patrons are typically sophisticated gaming customers who seek convenient locations, high payouts and a pleasant atmosphere.

        Because each of Lakeside Iowa, Mark Twain and St. Jo also focuses on attracting and fostering repeat business from local gaming patrons, the Grace Acquisition allows us to add casino operations outside of the State of Nevada with a business strategy that is consistent with our own.

Route Operations

        Our route operations involve the exclusive installation and operation of slot machines in chain store and street account locations. We define chain stores as grocery stores, drug stores, merchandise stores and convenience stores, with more than five locations. Our chain store contracts are primarily with large, national retailers, such as Albertsons, Vons, Safeway, SavOn, Smith's, Kmart and Rite Aid, as well as Terrible Herbst gas stations and convenience stores. Street accounts include local bars, restaurants and non-chain convenience stores. Nevada law limits slot route operations to certain types of non-casino locations including bars, taverns, convenience stores, grocery stores and drug stores. Most locations are limited to offering no more than 15 slot machines.

        We generally enter into two types of route contracts—one is a space lease arrangement and the other is a revenue-sharing arrangement. Under space lease arrangements, which we principally enter into with chain stores, we pay a fixed monthly fee for each location in which we place slot machines. Under revenue-sharing arrangements, which we typically enter into with street accounts, we pay the location owner a percentage of the revenues generated by our slot machines located at that particular street account. In order to enter into a revenue-sharing arrangement, the location owner must hold a gaming license. Both space lease and revenue-sharing arrangements typically involve long-term contracts that provide us with the exclusive right to install our slot machines at particular locations. In the case of chain stores, our contracts give us the exclusive right to install slot machines at stores opened in the future.

Casino Operations

        Our casino operations consist of five casinos in southern Nevada and, as a result of the Grace Acquisition, three casinos in Missouri and Iowa. All of our casino properties focus on local customers, with an emphasis on slot play. The following table summarizes our casino assets after giving effect to the Grace Acquisition as of December 31, 2004:

		Number of
Property	Location	Slot Machines	Table Games	Hotel Rooms	Additional
Herbst Gaming's Existing Casino Properties
Terrible's Hotel & Casino	Las Vegas, NV	854	9	373	Race and sports book
Terrible's Town Casino	Pahrump, NV	393	6	—	Race and sports book
Terrible's Lakeside Casino & RV Park	Pahrump, NV	279	—	159 RV spaces	Race and sports book; 232-seat bingo facility; 7 acre lake
Terrible's Casino & Bowl	Henderson, NV	108	—	—	16-lane bowling alley
Terrible's Searchlight Casino	Searchlight, NV	75	—	—	—
Acquired Grace Casino Properties(1)
Lakeside Casino Resort	Osceola, IA	921	31	60 65 RV spaces	10,000 sq. ft. conference space; convenience store & gas station; 121 acres (88 acres undeveloped); 15 acre lake
Mark Twain Casino	LaGrange, MO	505	17	—	—
St. Jo Frontier Casino	St. Joseph, MO	487	15	—	2,400 sq. ft. conference space; 40 acres (32 acres undeveloped)

Total		3,622	78

(1)
Expected to be operated under the Terrible's name.

Terrible's Hotel & Casino

        Terrible's Hotel & Casino in Las Vegas, Nevada ("Terrible's"), opened on December 6, 2000. Terrible's offers a buffet and a 24-hour café. There are 373 rooms with standard amenities as well as a pool and spa. Terrible's is conveniently located approximately one mile east of the Las Vegas Strip, which we believe appeals to locals who wish to avoid the congestion of the Strip. Terrible's favorable location has made it popular with Strip casino employees. The next major locals casino east of us is approximately six miles away on Boulder Highway. Although we are not a tourist destination, we receive a certain amount of tourist traffic through our casino due to our location near the airport, the Strip and the Las Vegas Convention Center.

Lakeside Casino Resort

        Lakeside Casino Resort, a riverboat casino located on West Lake in Osceola, Iowa, is a facility that opened in January 2000. Lakeside Iowa offers a 60 room, all-suite hotel, modular conference and meeting facilities which can seat up to 900 people and that are used for meetings, banquets and concerts, a fitness center, an outdoor pool and a gift shop. In addition, Lakeside Iowa offers a 50-seat steakhouse, a 200-seat buffet, a 70-seat lounge and bar located in the main lobby, two bars located in the casino, a convenience store and gas station that are located adjacent to the casino and 65 RV spaces with utility hookups. Lakeside Iowa owns 121 acres of land, 88 acres of which are undeveloped.

Mark Twain Casino

        The Mark Twain Casino, located in a man-made basin adjacent to the Mississippi River in LaGrange, Missouri, is a facility that opened in July 2001. Mark Twain offers a 165-seat restaurant, an 80-seat bar and an additional bar in the casino. The casino has a locally popular theme based on Mark Twain, who grew up in and wrote about nearby Hannibal, Missouri.

St. Jo Frontier Casino

        The St. Jo Frontier Casino, located in a man-made basin adjacent to the Missouri River in St. Joseph, Missouri, is a facility that opened in May 1998 as a successor to a casino that opened in June 1994. St. Jo offers a 187-seat buffet, an 80-seat steakhouse, a 72-seat bar and a private banquet room. There are 2,400 total square feet of modular conference and meeting space. The casino and its amenities have a locally popular, Pony Express western theme which plays off St. Joseph's heritage as the founding location and headquarters of the Pony Express. St. Jo owns 40 acres of land, 32 acres of which are undeveloped.

Business Strategy

        Our business strategy focuses on attracting and fostering repeat business from local gaming patrons in both our route and casino operations. Local patrons are typically sophisticated gaming customers who seek convenient locations, high payouts and a pleasant atmosphere. Because local gaming consumers represent high potential repeat business, generating customer satisfaction and loyalty is a critical component of our strategy.

        Because each of Lakeside Iowa, Mark Twain and St. Jo also focuses on attracting and fostering repeat business from local gaming patrons, the Grace Acquisition allows us to add casino operations with a business strategy and customer profile that is consistent with our own.

Marketing

  Nevada Market

        Our marketing efforts seek to capitalize on the strong recognition and high level of quality and value associated with the Terrible Herbst trade name and its cowboy logo, which are used in 77 gasoline stations and convenience stores in southern Nevada and 7 gasoline stations and convenience stores in California and Arizona. The Terrible Herbst brand is prominently displayed in our route and casino operations. We license the Terrible Herbst trade name from Terrible Herbst, Inc., a related party, through 2011. Subject to mutual consent, we may extend the term of the agreement for two successive 5-year periods.

        In addition, we have implemented a unique players club that rewards customers with points for playing at our route and casino locations as well as for purchases made at Terrible Herbst gas stations and convenience stores in the Las Vegas area. Points may be redeemed for cash as well as free or discounted rooms, food or other goods or services provided at any such location. We expect to expand our rewards club to the three casinos acquired in the Grace Acquisition.

  Midwest Market

        Each of Lakeside Iowa, Mark Twain and St. Jo have a highly recognizable brand name within its respective community. In addition, each of Lakeside Iowa, Mark Twain and St. Jo has implemented a slot club that rewards customers with points for every coin-in. Points are redeemable for vouchers that may be used for food, valet or retail items. We plan on expanding the scope of the existing slot club as well as the items for which points may be redeemed. Each of the three casinos also hosts blackjack and slot tournaments as well as other special events on the casino premises that seek to recognize and cultivate regular casino patrons.

Route Operations

        We believe that route patrons choose to play slot machines near their homes. We attract and retain these players by installing state-of-the-art slot machines with popular games, offering a high level of customer service and providing an attractive, comfortable atmosphere at our route locations. We actively manage our route locations as if they were casinos. For example, we extend patrons' slot play by offering free snacks and beverages at some of our route locations. We place our gaming machines in locations where they will receive maximum customer traffic, generally near a store's entrance. In addition, we utilize a game tracking system and other technology to monitor the play of our patrons. Upon reviewing and analyzing our customer play, we adjust the types of games available. By providing the most desirable mix of games at our locations, we have been able to increase the win per day at our route locations.

        We also maximize profitability through cost-saving technologies. For example, our multi-denominational, multi-game machines, which allow patrons to tailor their gaming experience to their preferences, may be upgraded by exchanging a computer chip instead of replacing the entire machine. Recent technologies also allow patron jackpot payments on site and help to reduce the need for slot route technicians to drive to locations to fill slot machines with coins or to pay jackpots.

Casino Operations

        Our casino operations strategy is to offer high quality gaming, hotel and dining experiences at affordable prices. Our primary target market consists of value oriented local middle market gaming patrons who gamble frequently. We believe that we attract our targeted customers and that they return to our casinos because of our convenient locations, great food, ample parking and high slot machine payout rates. Because locals demand variety and quality in their slot and video poker machine play, our casino properties offer the latest in slot and video poker technology. Although perceived value initially attracts a customer to our casino properties, actual value generates customer satisfaction and loyalty.

        As part of our commitment to providing a quality entertainment experience for our patrons, we are dedicated to ensuring a high level of customer satisfaction and loyalty by providing attentive customer service in a friendly, casual atmosphere. We recognize that consistent quality and a comfortable atmosphere stem from the collective care and friendliness of each employee.

  Nevada Market

        Since we believe that a vast majority of our patrons are locals, our marketing efforts are primarily focused on the local population of Clark County, Nevada. Based on official state estimates, Clark County's population has increased from just over 741,400 residents in 1990, to approximately 1,715,337 in 2004. In addition, Clark County's population is expected to increase by almost 370,000 residents, or an additional 22%, by 2010. Over the past decade, Nevada has been one of the fastest growing states in the nation, with a majority of that growth found in Clark County, and the 2000 Census ranked Nevada as the nation's fastest growing state. Management expects to benefit from the continued strong growth in the population of Clark County.

        Gaming revenues have increased significantly along with population growth in Clark County. According to the Center for Business and Economic Research at the University of Nevada Las Vegas, gaming revenues increased by 2.62% during 2003 and were expected to increase 3.4% in 2004. With low unemployment rates and a steady increase in available jobs, Clark County enjoys a per capita income higher than the national average. In 2002, the median household income in Clark County was $45,607 compared with the national median of $42,409.

  Midwest Market

        Lakeside Iowa, Mark Twain and St. Jo focus on locals, and each uses a mix of billboard, television, radio and print advertising in both local and regional markets. Lakeside Iowa is located along Interstate 35, approximately 40 miles south of Des Moines, Iowa, which has a metropolitan area with a population of approximately 476,000 people. Mark Twain is the only casino is northeast Missouri and is approximately 15 miles from Quincy, Illinois, which has an approximate population of 40,000 people and approximately 25 miles from Hannibal, Missouri, which has an approximate population of 18,000 people. St. Jo is the only casino in St. Joseph, Missouri, which has an approximate population of 73,000 people, and is approximately 50 miles north of Kansas City, Missouri.

        Our business strategy for the three casinos acquired from Grace Entertainment includes continued focus on local gaming patrons with the goal of driving additional customer visitation through enhanced incentive programs and improved food and beverage operations. We intend to replace and improve the slot product offerings at the properties including replacing older, "coin-in, coin-out" slot machines with newer, "ticket-in, ticket-out" slot machines. We believe these machines are drivers of revenue growth and operating efficiencies. We plan to operate each of Lakeside Iowa, Mark Twain and St. Jo under the Terrible's name. In addition, over time we will install new signage at the properties and make general improvements and upgrades to the casino floors.

Competition

  Nevada Market

        Our slot route operations are subject to substantial direct competition for our revenue-sharing and fixed space lease locations from one large route operator and numerous small operators, located principally in Las Vegas, Nevada. The principal method of competition for slot route operators includes the economic terms of the revenue-sharing or space lease arrangement, the services provided and the reputation of the route operator. Price competition for revenue-sharing or space lease arrangements is intense and we believe that price competition among slot route operators will continue. We are one of the largest route operators with approximately 6,800 slot machines situated in locations outside of our casinos as of December 31, 2004.

        With respect to our casino operations in Las Vegas, Terrible's Hotel & Casino competes for local gaming customers with other locals-oriented casino-hotels in Las Vegas. We do not believe that we are in direct competition with many of the resort-casino properties on the Las Vegas Strip, which focus primarily on attracting tourist players. Rather, we believe that our principal competitors in our casino operations are the two other local casinos located within a one mile radius. We compete with these properties on the basis of the desirability of location, payout rates, personalized approach, casino promotions, comfort and value of restaurants and hotel rooms and the variety and value of entertainment. The construction of new casinos or the expansion of existing casinos near our casinos could have a negative impact on our casino operations.

        Our casino operations in Pahrump, Henderson, and Searchlight, Nevada face competition from other casinos located in the vicinity of these properties.

  Midwest Market

        Each of the casinos acquired from Grace Entertainment competes for local gaming customers with other casinos in their respective markets.

        Lakeside Iowa is located 40 miles southwest of Des Moines, Iowa. The primary competitors of Lakeside Iowa are Prairie Meadows racino and the Meskwaki Bingo Casino Hotel. The Prairie Meadows racino is located approximately 60 miles from Lakeside Iowa east of Des Moines. The Meskwaki Bingo Casino Hotel is located in Tama, Iowa and is approximately 110 miles from Lakeside Iowa.

        The closest casino to Mark Twain is the Catfish Bend Casino, which spends the summer docked in Fort Madison, Iowa and spends the winter docked in Burlington, Iowa, which are approximately 55 miles and 75 miles, respectively, from LaGrange.

        St. Jo primarily targets residents of St. Joseph, Missouri and is the only casino in St. Joseph. However, St. Jo competes indirectly with four riverboats in Kansas City, Missouri, which is approximately 50 miles to the south of St. Joseph, and to a lesser extent with several Native American casinos, none of which is closer than 45 miles from St. Joseph. Two Native American tribes are currently in negotiations with state officials in Kansas to open an additional casino in the Kansas City market.

        Certain states have recently legalized, and other states are considering legalizing, casino gaming in certain areas. In addition, states such as Illinois and Missouri have recently considered awarding additional gaming licenses, and in June 2004, the Iowa Racing and Gaming Commission voted to lift a cap on casino licenses in Iowa and is currently considering new casino license applicants. Each of the casinos to be acquired from Grace Entertainment may compete with future casino licensees.

Employees

        As of December 31, 2004, we employed approximately 2,200 employees, and as a result of the Grace Acquisition, as of February 1, 2005, we employed an additional approximately 1,500 employees. None of our current employees nor any employee hired as a result of the Grace Acquisition is or will be covered by a collective bargaining agreement. We believe that our relationship with our employees is good.

Properties

        Including properties acquired as a result of the Grace Acquisition, our principal properties consist of the following:

Nevada

        Company Headquarters and Warehouse.    We lease a four-acre site in Las Vegas and own the 50,000 square foot building where our executive offices and operational headquarters are located. This facility houses our executive and administrative offices and is used for sub-assembly and warehouse space for our slot route operations. The lease between the Herbst Family Limited Partnership II, a Nevada limited partnership, and us ends on June 30, 2017, with options to renew the lease for five additional successive terms of ten years each.

        Office Space and Convenience Store.    We lease a three-acre site and a 50,000 square foot building where our employment center and purchasing department are located. The lease between the Herbst Grandchildren's Trust, a trust governed under the laws of the State of Nevada and a related party, and us ends on November 27, 2012, with options to renew the lease for five additional successive terms of ten years each.

        Terrible's Searchlight Casino.    We lease the land on which Terrible's Searchlight Casino is located in Searchlight, Nevada. The lease ends on June 30, 2022, with options to renew the lease for five additional successive terms of ten years each.

        Terrible's Hotel & Casino.    We own the ten-acre site in Las Vegas on which Terrible's Hotel & Casino is located, consisting of a 45,000 square foot casino with 373 guest rooms.

        Terrible's Town Casino.    Terrible's Town Casino in Pahrump, Nevada, which is approximately 60 miles from Las Vegas, comprises an approximate 30,000 square foot building on approximately three acres. We lease the land from the Herbst Family Limited Partnership I, a Nevada limited partnership and a related party. The lease expires on June 30, 2006. We also have an option to further extend the lease for four additional successive terms of five years each.

        Terrible's Lakeside Casino & RV Park.    We own the land in Pahrump, Nevada on which Terrible's Lakeside Casino & RV Park, an approximate 8,000 square foot casino on 30 acres, is located.

        Terrible's Town Casino & Bowl.    We lease the land and building on which our Terrible's Town Casino & Bowl is located in Henderson, Nevada. The lease ends on February 9, 2014, with options to renew the lease for five additional successive terms of ten years each. We own a 0.8-acre lot adjacent to Terrible's Town Casino & Bowl that we are holding for possible future development.

Midwest

        Lakeside Casino Resort.    As of February 1, 2005, we own the land in Osceola, Iowa on which certain facilities of Lakeside Iowa are located, including the all-suite hotel, convention facilities, RV park and convenience store and own an additional 121 acres of land adjacent to or nearby the casino. We lease the use of West Lake and certain real estate surrounding West Lake from the City of Osceola, Iowa. The lease ends on March 11, 2009. We also have an option to further extend the lease for seven additional successive terms of five years each.

        Mark Twain Casino.    As of February 1, 2005, we own the land in LaGrange, Missouri on which certain facilities of Mark Twain are located, and own an additional 14 acres of land adjacent to or nearby the casino.

        St. Jo Frontier Casino.    As of February 1, 2005, we own the land in St. Joseph, Missouri on which certain facilities of St. Jo are located, and own an additional 32 acres of land adjacent to or nearby the casino.

Legal Proceedings

        From time to time, we are a party to various claims arising in the normal course of business. Management believes, however, that there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our financial condition, results of operations or liquidity.

REGULATION AND LICENSING

Nevada

        The ownership and operation of casino gaming facilities and slot routes in Nevada are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder, or the Nevada Act, and various local regulations.

        Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, and the Cities of Las Vegas, Reno, Henderson and other local regulatory authorities, or the Nevada Gaming Authorities.

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things:

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  the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

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  the establishment and maintenance of responsible accounting practices and procedures;

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  the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

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  the prevention of cheating and fraudulent practices; and

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  providing a source of state and local revenues through taxation and licensing fees.

        Changes in these laws, regulations and procedures could have an adverse effect on our gaming operations.

        Corporations and other entities that operate casinos or slot routes in Nevada are required to be licensed by the Nevada Gaming Authorities. A gaming license for such activities requires the periodic payment of fees and taxes and is not transferable. Herbst Gaming is registered by the Nevada Gaming Commission as a publicly traded corporation (a "registered corporation"). As a registered corporation, we are required periodically to submit detailed financial and operating reports to the Nevada Gaming Commission and furnish any other information that the Nevada Gaming Commission may require. Herbst Gaming has been found suitable by the Nevada Gaming Commission to own the stock of E-T-T, Inc., which is licensed by the Nevada Gaming Commission as a casino and slot route operator, Market Gaming, Inc., which is licensed as a slot route operator, and Flamingo Paradise Gaming, LLC, which is licensed as a casino operator. E-T-T, Inc., is also registered by the Nevada Gaming Commission as an intermediary holding company (the "Intermediary Company") and has been found suitable to own the stock of Corral Country Coin, Inc., Cardivan Company, and Corral Coin, Inc., all of which are licensed by the Nevada Gaming Authorities as slot route operators (all of the foregoing, including Market Gaming, Inc., and Flamingo Paradise Gaming, LLC, are referred to as the "Gaming Subsidiaries"). No person may become a stockholder of, or receive any percentage of the profits from, the Intermediary Company or any of the Gaming Subsidiaries without first obtaining licenses and approvals from the Nevada Gaming Authorities. Herbst Gaming, the Intermediary Company, and all of the Gaming Subsidiaries have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

        The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Herbst Gaming, the Intermediary Company or the Gaming Subsidiaries in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of Herbst Gaming, the Intermediary

Company, and the Gaming Subsidiaries must file applications with the Nevada Gaming Authorities and are required to be licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities, and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

        Herbst Gaming, the Intermediary Company, and the Gaming Subsidiaries are required to submit detailed financial and operating reports to the Nevada Gaming Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by Herbst Gaming, the Intermediary Company and the Gaming Subsidiaries must be reported to the Nevada Gaming Commission.

        If it were determined that Herbst Gaming, the Intermediary Company or the Gaming Subsidiaries violated the Nevada gaming laws, our gaming licenses and registrations with the Nevada Gaming Commission could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, Herbst Gaming, the Intermediary Company, the Gaming Subsidiaries and the persons involved could be subject to substantial fines for each separate violation of the Nevada laws at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate our gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of our gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect our operations.

        Any beneficial holder of Herbst Gaming's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of Herbst Gaming's voting securities determined if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting such investigation.

        Although we do not intend to register or sell any equity securities, Nevada law requires any person who acquires more than 5% of a registered corporation's voting securities to report the acquisition to the Nevada Gaming Commission. Nevada law requires that beneficial owners of more than 10% of a registered corporation's voting securities apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring the filing for a finding of suitability. Under certain circumstances, an "institutional investor," as defined in the regulations of the Nevada Gaming Commission, which acquires more than 10%, but not more than 15%, of our voting securities may apply to the Nevada Gaming Commission for a waiver of such finding of suitability if that institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or any of our gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

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  voting on all matters voted on by stockholders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

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  other activities as the Nevada Gaming Commission may determine to be consistent with such investment intent.

        If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or the Chairman of the Nevada State Gaming Control Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a registered corporation beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. Herbst Gaming, the Intermediary Company or the Gaming Subsidiaries may become subject to disciplinary action if, after receipt of notice that a person is unsuitable to be a stockholder or to have any other relationship with Herbst Gaming, the Intermediary Company or the Gaming Subsidiaries, Herbst Gaming:

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  pays that person any dividend or interest upon voting securities;

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  allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

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  pays remuneration in any form to that person for services rendered or otherwise; or

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  fails to pursue all lawful efforts to require the unsuitable person to relinquish his voting securities for cash at fair market value.

        Additionally, the Clark County Liquor and Gaming Licensing Board has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license.

        Herbst Gaming may be required to disclose to the Nevada State Gaming Control Board and the Nevada Gaming Commission the identities of all holders of its debt securities. The Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a registered corporation to file applications, be investigated and be found suitable to own the debt security of a registered corporation. If the Nevada Gaming Commission determines that a person is unsuitable to own a debt security, then pursuant to Nevada law, the registered corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

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  pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

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  recognizes any voting right by the unsuitable person in connection with debt securities;

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  pays the unsuitable person remuneration in any form; or

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  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        Herbst Gaming is required to maintain a current ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial holder to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Gaming Commission has the power to require our securities to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Gaming Commission has not imposed such a requirement on Herbst Gaming.

        Herbst Gaming may not make a public offering of securities without the prior approval of the Nevada Gaming Commission if the securities or proceeds from the securities are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for the purposes of constructing, acquiring or financing gaming facilities. Furthermore, any approval, if granted, does not constitute a finding, recommendation or approval by the Nevada Gaming Commission or the Nevada State Gaming Control Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

        Changes in the control of Herbst Gaming through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby that person obtains control (including foreclosure on the pledged shares), may not occur without the prior approval of the Nevada Gaming Commission. Entities seeking to acquire control or ownership of a registered corporation must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Nevada Gaming Commission may also require the stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

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  a percentage of the gross revenues received;

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  the number of gaming devices operated; or

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  the number of table games operated.

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons, or Licensees, and who is or who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada State Gaming Control Board of the Licensees' participation in foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Thereafter, Licensees are also required to comply with certain reporting requirements imposed by the Nevada gaming laws. Licensees are also subject to disciplinary action by the Nevada Gaming Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to a foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability.

Missouri

        On November 3, 1992, a statewide referendum authorized gaming in the State of Missouri on the Missouri and the Mississippi Rivers. On April 29, 1993, Missouri enacted revised legislation (as amended, the "Missouri Gaming Law") which amended the existing legislation. In a decision handed down on January 25, 1994, the Missouri Supreme Court held that games of chance were prohibited under the Missouri constitution. In a statewide election held on November 8, 1994, Missouri voters approved the adoption of an amendment to the Missouri Constitution which permits the legislature to allow games of chance to be conducted on excursion boats and floating facilities on the Mississippi River and the Missouri River. As a result of the amendment, games of chance are also permitted, subject to Missouri Gaming Law. Pursuant to the Missouri Gaming Law, there are eleven operating riverboat gaming facility sites in Missouri: one in Caruthersville; one in Boonville; three in the St. Louis area; four in the Kansas City area; one in LaGrange; and one in St. Joseph.

        Opponents of gaming in Missouri have brought several legal challenges to gaming in the past and may possibly bring similar challenges in the future. On November 25, 1997, the Missouri Supreme Court overturned a state lower court and held that a portion of the Missouri Gaming Law that authorized excursion gaming facilities in "artificial basins" up to 1,000 feet from the Mississippi or Missouri rivers was unconstitutional. This ruling created uncertainty as to the legal status of several excursion gaming riverboat facilities in the state. On November 3, 1998, a statewide referendum was held, whereby the voters amended the constitution to allow "artificial basins" for existing facilities, effectively overturning the above Missouri Supreme Court decision. There can be no assurances that any future challenges, if brought, would not further interfere with gaming operations in Missouri, including the operations of St. Jo and Mark Twain.

        Under the Missouri Gaming Law, the ownership and operation of riverboat gaming facilities in Missouri are subject to extensive state and local regulation. Herbst Gaming, HGI—St. Jo, the subsidiary of Herbst Gaming that owns St. Jo and the current licensee and HGI—Mark Twain, the subsidiary of Herbst Gaming that owns Mark Twain and the current licensee, any subsidiaries, and some of their officers and employees are and will be subject to specific regulations, including ongoing licensing requirements. As part of the application and licensing process for a gaming license, the applicant must submit detailed financial, operating and other reports to the Missouri Gaming Commission. Each applicant has an ongoing duty to update the information provided to the Missouri Gaming Commission in the application, usually within seven days of a material change in the information on file with the Missouri Gaming Commission. Each of St. Jo and Mark Twain have frequently updated its application materials since it was initially licensed. In addition to the information required of the applicant, directors, officers, affiliated business entities and other defined "key persons" (which include individuals and companies designated by the Missouri Gaming Commission) must submit Personal Disclosure Forms, which include detailed financial information, and are subject to thorough investigations. In addition, some officers and directors of Herbst Gaming, as well as Herbst Gaming itself, have submitted Personal Disclosure Forms and applications to the Missouri Gaming Commission. All gaming employees must obtain an occupational license issued by the Missouri Gaming Commission. Suppliers are also subject to licensing requirements of the Missouri Gaming Commission.

        The operators' licenses (or "Class A" gaming licenses) are issued through application to the Missouri Gaming Commission, which requires, among other things:

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  suitability investigations into an applicant's character, financial responsibility, experience and qualifications;

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  suitability investigations into each designated key person or affiliated business entity's character, financial responsibility, experience and qualifications;

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  disclosure of required financial (see above) and other personal information on each key person or designated affiliated business entity;

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  disclosure of detailed information about the applicant's history, business, affiliations, officers, directors and owners;

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  an affirmative action plan for the hiring and training of minorities and women; and

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  an economic development or impact report.

        License fees cover all related costs of the Missouri Gaming Commission investigation and are a minimum of $50,000 for the initial application and $25,000 annually thereafter. Each of Herbst Gaming, HGI—St. Jo and HGI—Mark Twain have undergone a full licensing investigation and hearing in connection with its licensing.

        The Missouri Gaming Law and implementing regulations impose restrictions on the use of and do not permit the transfer of the gaming licenses as well as limitations on transactions engaged in by licensees. The licenses issued by the Missouri Gaming Commission may not be transferred nor pledged as collateral. The Missouri Gaming Law regulations bar a licensee from taking any of the following actions without prior notice to, and approval by, the Missouri Gaming Commission:

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  any transfer or issuance of an ownership interest in a gaming licensee that is not a publicly held company;

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  any transfer or issuance of an ownership interest of five percent or more of the issued and outstanding ownership interest of Herbst Gaming which is publicly traded and is a holding company;

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  any private incurrence of debt by the licensee or any holding company of $1,000,000 or more;

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  any public issuance of debt by a licensee or its holding company; and

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  defined "significant related party transactions."

        In addition, the licensee must notify the Missouri Gaming Commission of other transactions that include the transfer of five percent or more of an ownership interest in the licensee or holding company if publicly held and any transaction of at least $1,000,000.

        The restrictions on transfer of ownership apply to Herbst Gaming as well as the direct licensees, HGI—St. Jo and HGI—Mark Twain. Gaming equipment may not be pledged. Corporate stock of some licensees may not be pledged except in narrow circumstances and subject to regulatory conditions.

        Missouri statutes and administrative rules contain detailed requirements and conditions concerning the operation of a licensed excursion gaming boat facility, including but not limited to the following:

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  a charge of two dollars per gaming customer per excursion that licensees must either collect from each customer or pay itself to the Missouri Gaming Commission;

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  minimum payouts;

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  the payment of a 20% tax on adjusted gross receipts;

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  prohibitions against providing credit to gaming customers;

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  the use of credit cards and cashing of checks by customers;

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  providing security on the excursion gambling boat, including a requirement that each licensee reimburse the Missouri Gaming Commission for all costs of any Missouri Gaming Commission staff, including Missouri Highway Patrol Officers, necessary to protect the public on the licensee's riverboat;

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  the receipt of liquor licenses from the Missouri Gaming Commission and local jurisdictions; and

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  the adoption of minimum control standards for the conduct of gaming and the operation of the facility approved by the Missouri Gaming Commission.

        The Missouri Gaming Commission has the power, as well as broad discretion in exercising this power, to revoke or suspend gaming or occupational licenses and impose other penalties for violations of the Missouri Gaming Law and the rules and regulations promulgated thereunder, including without limitation, forfeiture of all gaming equipment used for improper gaming and fines of up to three times a licensee's highest daily gross receipts during the preceding twelve months.

        Although the Missouri Gaming Law provides no limit on the amount of riverboat space that may be used for gaming, the Missouri Gaming Commission is empowered to impose space limitations through the adoption of rules and regulations. In addition, the Missouri Gaming Law imposes as to each customer a $500 loss limit per two-hour period established by each licensee with the approval of the Missouri Gaming Commission. In order to establish an excursion schedule, which allows patrons to enter and exit the gaming floor during the excursion the licensee must prove to the satisfaction of the Missouri Gaming Commission that it can enforce the $500 loss limit.

        In addition, the Missouri Gaming Commission is empowered to determine on a city and county-specific basis where "dockside" or permanently-docked gaming is appropriate and may be permitted. The Missouri Gaming Commission has authorized all eleven licensed sites to operate all or a portion of their facilities on a continuously docked basis. On February 23, 2000, the Missouri Gaming Commission granted Mark Twain Casino, L.L.C., from which Herbst Gaming is purchasing Mark Twain, the authority to permanently dock the excursion gambling riverboat facility known as the "Mark Twain Casino." On February 15, 1996, the Missouri Gaming Commission granted St. Joseph Riverboat Partners, from which Herbst Gaming is purchasing St. Jo, the authority to permanently dock the excursion gambling riverboat facility known as the "Biloxi Bell, II."

Iowa

        In 1989, the State of Iowa legalized riverboat gaming on the Mississippi River and other waterways located in Iowa. Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved gaming. The electorate of Clarke County, Iowa, approved gaming on February 28, 1995 by referendum. Gaming conducted by the Lakeside Casino Resort was approved by referendum on November 18, 1997. In addition, a referendum must be held every eight years in each of the counties where gambling games are conducted and the proposition to continue to allow gambling games in such counties must be approved by a majority of the county electorate voting on the proposition. Such a referendum took place on November 5, 2002 with approximately 80% of the electorate voting on the proposition favoring continued gaming on riverboats in Clarke County. The next referendum is scheduled for 2010. If any reauthorization referendum is defeated, Iowa law provides that any previously issued gaming license will remain valid and subject to renewal for a total of nine years from the date of original issuance of the license, subject to earlier non-renewal or revocation under Iowa law and regulations applicable to all licenses.

        In addition, Iowa law authorizes the granting of licenses to non-profit corporations that, in turn, are permitted to enter into operating agreements with qualified persons who also actually conduct riverboat gaming operations. Such operators must likewise be approved and licensed by the Iowa Racing and Gaming Commission (the "Iowa Gaming Commission").

        In July 1997, Clarke County Development Corporation, a non-profit corporation organized for the purpose of facilitating riverboat gaming in Osceola, Iowa, entered into an operator's contract, since amended, for Lakeside Iowa for a term of up to 50 years. Under the operator's contract, as amended, Clarke County Development Corporation is to be paid a monthly fee equal to 1.5% of the adjusted gross gaming revenue of Lakeside Iowa. Further, pursuant to a dock site agreement executed in August 1997 (which also has a term of up to 45 years), Lakeside Iowa is required to pay a monthly fee to the City of Osceola and the Water Works Board of Trustees equal to 1.25% of the adjusted gross gaming revenue of Lakeside Iowa and an annual fee, to be paid in equal monthly installments, equal to approximately $160,000, with such amount to increase each year by 1% until termination of the lease. In September 2004, we entered into an agreement whereby upon the later of our obtaining approval from the Iowa Gaming Commission or our closing the transactions contemplated with Southern Iowa Gaming Company, Southern Iowa will immediately pay $3.2 million to the City of Osceola. Beginning eight years from the date of such payment and continuing for so long as the operator's contract, as amended, remains in effect, we will pay the City of Osceola an additional 1% of annual adjusted gross receipts from Lakeside Iowa. We may, however, offset up to 50% of this 1% annual payment with any expenditures we have made for capital improvements (excluding gaming devices and improvements to the gaming facility, casino floor, development of a truck stop and general repairs and maintenance).

        Iowa law permits gaming licensees to offer unlimited stakes gaming on games approved by the Iowa Gaming Commission on a 24-hour basis. Dockside casino gaming is authorized by the Iowa Gaming Commission and the Iowa Legislature, subject to certain limitations not applicable to Lakeside Iowa, eliminated the requirement that gaming licensees cruise, effective May 6, 2004. The legal age for gaming is 21.

        All Iowa licenses were approved for renewal at the March 4, 2004 Iowa Gaming Commission meeting. These licenses are not transferable and will need to be renewed in March 2005 and prior to the commencement of each subsequent annual renewal period.

        The ownership and operation of gaming facilities in Iowa are subject to extensive state laws, regulations of the Iowa Gaming Commission and various county and municipal ordinances (collectively, the "Iowa Gaming Laws"), concerning the responsibility, financial stability and character of gaming operators and persons financially interested or involved in gaming operations. Iowa Gaming Laws seek to: (1) prevent unsavory or unsuitable persons from having direct or indirect involvement with gaming at any time or in any capacity; (2) establish and maintain responsible accounting practices and procedures; (3) maintain effective control over the financial practices of licensees (including the establishment of minimum procedures for internal fiscal affairs, the safeguarding of assets and revenues, the provision of reliable record keeping and the filing of periodic reports with the Iowa Gaming Commission); (4) prevent cheating and fraudulent practices; and (5) provide a source of state and local revenues through taxation and licensing fees. Changes in Iowa Gaming Laws could have a material adverse effect on the Iowa gaming operations.

        Gaming licenses granted to individuals must be renewed every year, and licensing authorities have broad discretion with regard to such renewals. Licenses are not transferable. The Iowa gaming operations must submit detailed financial and operating reports to the Iowa Gaming Commission. Certain contracts of licensees in excess of $100,000, that exceed three years in term or that involve related parties must be submitted to and approved by the Iowa Gaming Commission.

        Certain officers, directors, managers and key employees of the Iowa gaming operations are required to be licensed by the Iowa Gaming Commission. Employees associated with gaming must obtain work permits that are subject to immediate suspension under specific circumstances. In addition, anyone having a material relationship or involvement with the Iowa gaming operations may be required to be found suitable or to be licensed, in which case those persons would be required to pay the costs and fees of the Iowa Gaming Commission in connection with the investigation. The Iowa Gaming Commission may deny an application for a license for any cause deemed reasonable. In addition to its authority to deny an application for license, the Iowa Gaming Commission has jurisdiction to disapprove a change in position by officers or key employees and the power to require the Iowa gaming operations to suspend or dismiss officers, directors or other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the Iowa Gaming Commission finds unsuitable to act in such capacities.

        The Iowa Gaming Commission may revoke a gaming license if the licensee:

  •
  has been suspended from operating a gaming operation in another jurisdiction by a board or commission of that jurisdiction;

  •
  has failed to demonstrate financial responsibility sufficient to meet adequately the requirements of the gaming enterprise;

  •
  is not the true owner of the enterprise;

  •
  has failed to disclose ownership of other persons in the enterprise;

  •
  is a corporation 10% of the stock of which is subject to a contract or option to purchase at any time during the period for which the license was issued, unless the contract or option was disclosed to the Iowa Gaming Commission and the Iowa Gaming Commission approved the sale or transfer during the period of the license;

  •
  knowingly makes a false statement of a material fact to the Iowa Gaming Commission;

  •
  fails to meet a monetary obligation in connection with an excursion gaming boat;

  •
  pleads guilty to, or is convicted of a felony;

  •
  loans to any person, money or other thing of value for the purpose of permitting that person to wager on any game of chance;

  •
  is delinquent in the payment of property taxes or other taxes or fees or a payment of any other contractual obligation or debt due or owed to a city or county; or

  •
  assigns, grants or turns over to another person the operation of a licensed excursion boat (this provision does not prohibit assignment of a management contract approved by the Iowa Gaming Commission) or permits another person to have a share of the money received for admission to the excursion boat.

        If it were determined that the Iowa Gaming Laws were violated by a licensee, the gaming licenses held by a licensee could be limited, made conditional, suspended or revoked. In addition, the licensee and the persons involved could be subject to substantial fines for each separate violation of the Iowa Gaming Laws in the discretion of the Iowa Gaming Commission. Limitations, conditioning or suspension of any gaming license could (and revocation of any gaming license would) have a material adverse effect on operations.

        The Iowa Gaming Commission may also require any individual who has a material relationship with the Iowa gaming operations to be investigated and licensed or found suitable. The Iowa Gaming Commission, prior to the acquisition, must approve any person who acquires 5% or more of a licensee's equity securities in the event that approval by the Iowa Gaming Commission is not otherwise contemplated by the operative acquisition document. The applicant stockholder is required to pay all costs of this investigation.

        Gaming taxes approximating 22% of the adjusted gross receipts above $3,000,000 will be payable by each licensee on its operations to the State of Iowa. In addition, there will be two prepaid assessments due on June 1, 2005 and June 1, 2006 in an amount equal to 2.152% of each licensee's estimated adjusted gross receipts for fiscal year 2004. These assessments will be offset by future state gaming taxes paid by each licensee with a credit for 20% of the assessments paid allowed each year beginning July 1, 2010 for five consecutive years. The state of Iowa is also reimbursed by the licensees for all costs associated with monitoring and enforcement by the Iowa Gaming Commission and the Iowa Department of Criminal Investigation.

MANAGEMENT

Directors and Executive Officers

        The following is a list of our directors and executive officers:

Name	Age	Position
Edward J. Herbst	43	Chairman of the Board, Chief Executive Officer and President
Timothy P. Herbst	41	Executive Vice President and Director
Troy D. Herbst	38	Executive Vice President, Secretary, Treasurer and Director
Mary E. Higgins	47	Chief Financial Officer
John N. Brewer	47	Director
John F. O'Reilly	59	Director

        Edward, Timothy and Troy Herbst are brothers. Timothy and Troy Herbst are members of our Executive Committee and Troy Herbst is a member of our Audit Committee, but they are not involved in day-to-day operations.

        Edward J. Herbst has served as the Chief Executive Officer, President and Chairman of the Board of Directors of our company and its predecessors since their inception in 1987. Edward oversees all aspects of our business, including gaming route operations, casino operations, new business initiatives and the solicitation of new contracts. Edward also serves as a Vice President of Terrible Herbst, Inc. and sits as a member of U.S. Bank of Nevada's advisory board of directors.

        Timothy P. Herbst has served as Executive Vice President and a Director of our company and its predecessors since their inception in 1987. Timothy is a member of our Executive Committee. He also serves as a Vice President of Terrible Herbst, Inc. and sits on the Board of Directors of Nevada First Bank.

        Troy D. Herbst has served as Executive Vice President, Secretary, Treasurer and a Director of our company and its predecessors since their inception in 1987. Troy is a member of our Executive and Audit Committees. He also serves as a Vice President of Terrible Herbst, Inc.

        Mary E. Higgins has been the Chief Financial Officer of our company since May 2000. Prior to joining our company, from March 1997 to June 2000, Ms. Higgins was the Chief Financial Officer of Camco, Inc., a Las Vegas based specialty finance company. From August 1987 to October 1996, Ms. Higgins was the Commercial Lending Division Manager of Southern Nevada for Wells Fargo Bank in Las Vegas.

        John N. Brewer has served as a Director of our company since December 2001. Mr. Brewer is also a member of our Audit Committee. Mr. Brewer is a partner with the law firm of Kummer Kaempfer Bonner & Renshaw in Las Vegas, Nevada, where he has practiced principally in corporate and securities law since its inception in 1994.

        John F. O'Reilly has served as a Director of our company since November 2004. Mr. O'Reilly is the Chairman and Chief Executive Officer of the law firm of O'Reilly & Ferrario, LLC, in Las Vegas, Nevada, a position which he has held since 1999 and where he has practiced since its inception in 1977 and also serves as the Chairman and Chief Executive Officer of the O'Reilly Gaming Group, in Las Vegas, Nevada, which he has served since its inception in 1999. Mr. O'Reilly is also Chairman and an officer and/or Director of various family-owned business entities and related investments. Mr. O'Reilly has served as a Director of Nevada Power Company since 1995 and Sierra Pacific Resources and Sierra Pacific Power Company since 1999.

Executive Compensation

        The following table lists all compensation we paid or accrued for services rendered by our executive officers whose aggregate cash compensation exceeded $100,000 for the last three fiscal years:

Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation(2)	Compensation($)— Stockholder Tax Distribution(3)
Edward J. Herbst(1), Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	$512,663 488,250 465,000	$	— — —	$6,752,769 1,323,347 1,412	1,100,000 489,000 —
Timothy P. Herbst, Executive Vice President	2004 2003 2002	165,375 157,500 150,000		— — —	6,753,126 1,323,483 1,300	1,100,000 489,000 —
Troy D. Herbst, Executive Vice President, Secretary and Treasurer	2004 2003 2002	165,375 157,500 150,000		— — —	6,753,130 1,323,746 1,296	1,100,000 489,000 —
Mary E. Higgins(1), Chief Financial Officer	2004 2003 2002	269,052 262,500 250,000		153,000 3,000 3,000	3,262 — —	— — —

(1)
We have entered into employment agreements with Edward J. Herbst and Mary E. Higgins.

(2)
Includes stockholders' distributions and fringe benefits, such as automobiles.

(3)
We are an S corporation and taxes on our income are paid by the stockholders.

Employment Agreements

        On August 1, 2001, we entered into employment agreements with Edward J. Herbst, our Chairman, Chief Executive Officer and President, and Mary E. Higgins, our Chief Financial Officer, in which we agreed to pay them annual base compensation of $465,000 and $250,000, respectively, which may be increased annually by five percent. These agreements commenced on August 1, 2001 and terminate on July 31, 2006. These agreements automatically renew for successive one-year periods unless sooner terminated or unless either party to the respective agreements notifies the other in writing at least 60 days prior to the date the respective agreement is scheduled to expire. Each employment agreement provides that if the executive's employment is terminated for Cause (as defined in the employment agreement), such executive will receive no severance payment of any kind. If the executive voluntarily terminates employment, the executive will receive no severance payment of any kind. In the event that we choose to terminate the executive's employment for any reason other than Cause, the executive will receive a severance payment equal to one year's salary. The employment agreements with these executives also contain a covenant to protect confidential information.

Executive Compensation and Bonus Plan

        The board of directors has adopted the Executive Compensation and Bonus Plan for our executive officers who are also stockholders. Any payments to be made under this plan must be approved by our independent directors. Commencing with calendar year 2003 and each succeeding calendar year, the maximum aggregate amount of annual compensation and cash bonuses increases by 5%. Commencing with calendar year 2003, the independent directors began establishing the financial targets that we need to meet prior to our making a cash bonus to a participant.

Committees of our Board of Directors

        Our board of directors has an Audit Committee and an Executive Committee. The Audit Committee's functions are as follows:

  •
  to review reports of our independent public accountants;

  •
  to review our financial practices, internal controls and policies with officers and key employees;

  •
  to review such matters with our auditors to determine scope of compliance with any deficiencies;

  •
  to consider selection of independent public accountants;

  •
  to review related party transactions; and

  •
  to make periodic reports on such matters to the board of directors.

        Our Audit Committee is comprised of Messrs. Troy Herbst and John Brewer. Mr. Brewer is the Chairman of the Audit Committee. Our board of directors has determined that Mr. Brewer is qualified as an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent under the listing standards of the New York Stock Exchange.

        The Executive Committee's function is to review and make recommendations to our board of directors with respect to the salaries and bonuses of our executive officers and key employees. Directors Edward Herbst, Timothy Herbst and Troy Herbst serve on the Executive Committee.

Compensation of Directors

        Our independent directors receive compensation in the amount of $25,000 per year. In addition, each such independent director receives a fee of $5,000 for each directors' meeting attended and $6,000 for each committee meeting attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The securities entitled to vote consist of shares of our common stock, no par value, with each share entitling its owner to one vote. Common stock is the only outstanding class of voting securities authorized by our articles of incorporation. The number of outstanding shares of common stock as of December 31, 2004 was 300.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares
Edward J. Herbst	100	33 1/3%
Timothy P. Herbst	100	33 1/3%
Troy D. Herbst	100	33 1/3%
John N. Brewer	—	—
Mary E. Higgins	—	—
John F. O'Reilly	—	—

All executive officers and directors as a group (6 persons)	300	100.0%

(1)
The address of each such person is c/o Herbst Gaming, Inc., 3440 West Russell Road, Las Vegas, Nevada 89118.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We believe that all of the transactions mentioned below are on terms at least as favorable to us as would have been obtained from an unrelated third party.

        General.    Edward Herbst, Timothy Herbst and Troy Herbst are brothers and are the officers and directors of Herbst Gaming, Inc. and its wholly-owned subsidiaries. In addition, they are officers and directors of Terrible Herbst, Inc. There is no cross ownership between Herbst Gaming, Inc. and Terrible Herbst, Inc. Terrible Herbst, Inc. is owned solely by Jerry and Maryanna Herbst, the parents of the Herbst brothers. Sean Higgins, our general counsel, is also the general counsel of Terrible Herbst, Inc.

        Slot route contract with Terrible Herbst, Inc.    We rent space for certain slot machine route operations in convenience stores owned by Terrible Herbst, Inc., a corporation in which our owners are officers and which is owned by the father of our owners. Rent expense of $4,132,800, $4,754,400 and $5,599,500 was incurred under this agreement for the years ended December 31, 2002, 2003 and 2004, respectively, for the exclusive placement of slot machines in the Terrible Herbst convenience store locations. This contract expires in 2010 but may be extended at our option for two additional terms of five years.

        Other arrangements with Terrible Herbst, Inc.    We have also entered into a servicing arrangement with Terrible Herbst, Inc. pursuant to which we provide accounting and administrative services related to the collection of daily deposits from the Terrible Herbst, Inc. convenience stores. We also provide personnel to Terrible Herbst, Inc. to count, maintain and safeguard large amounts of coin and currency. Terrible Herbst, Inc. reimburses our expenses in providing these services. Under this servicing arrangement, we were paid approximately $205,800, for services rendered for each of the years ended December 31, 2002, 2003 and 2004.

        We have entered into a nonexclusive trademark and license agreement with Terrible Herbst, Inc. for the use of the Terrible Herbst brand name and its cowboy logo which extends through 2011. Subject to mutual consent, the agreement provides for the ability to renew the agreement for two additional successive terms of five years each. Pursuant to this trademark and license agreement, we paid approximately $1,200,000, $1,301,000 and $1,345,000 to Terrible Herbst, Inc. in the years ended December 31, 2002, 2003 and 2004, respectively.

        Lease agreements.    Pursuant to a lease agreement that expires in 2067, including renewal periods, we lease the real property on which our corporate headquarters is located from The Herbst Family Limited Partnership II, or Herbst FLP II. The general partners of the Herbst FLP II are Jerry and Maryanna Herbst. In each of 2002, 2003 and 2004, we paid $172,992 under this lease.

        Pursuant to a lease agreement that expires in 2026, including renewal periods, we lease the real property on which Terrible's Town Casino in Pahrump is located from The Herbst Family Limited Partnership. The lease requires monthly rental payments of $12,500. In each of 2002, 2003 and 2004, we paid $150,000 under this lease.

        We lease land and office space in certain of our facilities to Terrible Herbst, Inc. under noncancelable lease agreements ranging from 10 to 20 years. Monthly rental income is $63,500. Rental income from these leases was $662,000, $642,000 and $642,000 for 2002, 2003 and 2004, respectively.

        We lease the real property on which Terrible's Searchlight Casino in Searchlight is located from Terrible Herbst, Inc. for $15,000 per month, pursuant to a lease agreement entered into on June 30, 2002 that expires in 2022, with options to renew the lease for five additional successive terms of ten years each. Terrible Herbst, Inc. leases that real property from an unrelated third party, pursuant to a lease agreement entered into on June 30, 2002 that expires in 2042, including renewal periods. Amounts paid under this lease were $90,000 in 2002, $180,000 in 2003 and $180,000 in 2004.

        We lease a warehouse located in Las Vegas, Nevada for our employment center and purchasing departments from the Herbst's Grandchildren's Trust. The lease began in November 2002 and requires payments of $43,525 per month through November 2012. Rent expense incurred under this lease arrangement was $43,525, $522,300 and $522,300 for the years ended December 31, 2002, 2003 and 2004, respectively.

        Related-party transactions.    Edward Herbst, an owner, owed us approximately $434,000 represented by certain notes receivable at December 31, 2003. These notes were repaid in full in the first quarter of 2004. Interest income related to the notes receivable was $26,000, $26,000 and $0 for 2002, 2003 and 2004, respectively.

        Mr. Higgins is our General Counsel, the General Counsel of Terrible Herbst, Inc. and the brother of Mary E. Higgins, our Chief Financial Officer. Mr. Higgins received a salary for services rendered to us in 2002, 2003 and 2004 of $260,674, $295,708 and $339,394, respectively.

        In 2003, we entered into a slot route contract to install, operate and service slot machines at a tavern owned by HIGCO, Inc., a company owned and operated by Mr. Higgins and two of his brothers, G. Michael Higgins and Kevin J. Higgins. Pursuant to this revenue-sharing contract, HIGCO, Inc. paid us $27,097 in 2003 and $118,756 in 2004.

        In 2004, E-T-T, Inc. entered into a slot route contract with SamCon, Inc., a company owned and operated by Mr. Higgins, to install, operate and service slot machines at a new location which has not yet opened. Terms of this revenue-sharing contract are similar to the terms of the contract we entered into with HIGCO in 2003. Pursuant to this revenue-sharing contract, SamCon, Inc. paid E-T-T, Inc. $0 in 2004.

        John N. Brewer, a member of our board of directors, is a partner with Kummer Kaempfer Bonner & Renshaw. We retained Kummer Kaempfer Bonner & Renshaw as outside legal counsel through December 31, 2004, and Kummer Kaempfer Bonner & Renshaw has received fees for legal services in the amount of $234,309, $251,188 and $274,310 for 2002, 2003 and 2004, respectively.

        John D. Gaughan, a former member of our board of directors who resigned on August 12, 2004, is the President and Chief Executive Officer of Las Vegas Dissemination, Inc., which provides services related to the race and sports books at Terrible's Hotel & Casino and Terrible's Town. Las Vegas Dissemination, Inc. received fees for services in the amount of $366,526 in 2003 and $290,112 in 2004.

        Indemnification of Directors and Officers.    Section 78.7502 of the Nevada Revised Statutes, Article VIII of our articles of incorporation and Article IX of our by-laws contain provisions for indemnification of our officers, directors, employees and agents. Our articles require us to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF OTHER INDEBTEDNESS

        This summary is qualified in its entirety by reference to the various documents governing the financing arrangements.

Amended Credit Facility

        On October 8, 2004, we and our subsidiaries entered into an amended and restated credit facility, which consisted initially of a $175.0 million revolving credit facility. The amended credit facility amended the credit facility we entered into on June 10, 2004 and converted the $60.0 million of term loans made pursuant thereto into revolving loans. Pursuant to the terms of the amended credit facility, on January 31, 2005, we incurred an additional $100.0 million term loan in order to fund the Grace Acquisition. The maturity date for the revolving credit facility will be June 10, 2009. The revolving credit facility has been and we expect will continue to be used for working capital needs and general corporate purposes, and to the extent necessary, will be used to consummate the Grace Acquisition. The maturity date of the term loan is January 31, 2011. The term loan will amortize in nominal amounts during the first five years thereof, with the balance payable on the maturity date of the term loan.

        We are the borrower under the amended credit facility and our obligations under the amended credit facility are guaranteed by all of our subsidiaries, including future subsidiaries. Our obligations under the amended credit facility are secured by perfected first priority security liens, subject to certain permitted liens, in substantially all of our and our subsidiaries' real, personal, tangible and intangible assets, including, to the extent permitted by applicable law, the assets acquired pursuant to the Grace Acquisition.

        Borrowings under the revolving credit facility bear interest, at our option, at either a Eurodollar rate plus a spread ranging from 1.5% to 3.0%, or at a base rate plus a spread ranging from .25% to 1.75%, with such spread in each case depending on the Company's Total Debt to EBITDA ratio (such terms as defined in the amended credit facility). Borrowings under the term loan bear interest, at our option, at either a Eurodollar rate plus a spread of 2.25% or 2.00%, or at a base rate plus a spread of 1.00% or 0.75%, with such spread in each case depending on the Company's Total Debt to EBITDA ratio.

        The amended credit facility contains customary representations and warranties and affirmative and negative covenants. The amended credit facility requires us to maintain certain financial covenants that include a minimum fixed coverage ratio, a maximum Total Debt to EBITDA ratio, and a maximum Senior Debt to EBITDA ratio (each of such terms as defined in the amended credit facility). Further, the amended credit facility contains restrictions on our ability and the ability of our subsidiaries to, among other things:

  •
  dispose of assets;

  •
  incur additional indebtedness;

  •
  incur guaranty obligations;

  •
  pay dividends;

  •
  make capital distributions;

  •
  make optional payments or modify subordinated debt instruments;

  •
  create liens on assets;

  •
  make investments, loans or advances;

  •
  make acquisitions;

  •
  engage in sale-leaseback transactions;

  •
  engage in mergers or consolidations, liquidations and dissolutions;

  •
  engage in certain transactions with affiliates;

  •
  make changes in lines of businesses; and

  •
  enter into hedging or restrictive agreements or amend material documents.

        The amended credit facility contains customary events of default, including:

  •
  nonpayment of principal when due;

  •
  nonpayment of interest, fees or other amounts after a stated grace period;

  •
  inaccuracy of representations and warranties;

  •
  violation of covenants, subject in certain cases to negotiated grace periods;

  •
  certain bankruptcy events and cross-defaults to other material indebtedness;

  •
  change of control events comparable to those applicable to the notes;

  •
  material judgments;

  •
  actual or asserted invalidity of any guarantee or security document or security interest;

  •
  certain ERISA-related events; and

  •
  failure of the validity, perfection or priority of the liens.

8 1/8% Senior Subordinated Notes Due 2012

        On June 11, 2004, we issued $160.0 million of our 8 1/8% senior subordinated notes due 2012 in a private placement. The 8 1/8% notes are unsecured senior subordinated obligations, subordinated in right of payment to our senior debt and equal in right of payment with our senior subordinated debt. Interest is payable on June 1 and December 1 of each year. The 8 1/8% notes will mature on June 1, 2012. On or after June 1, 2008, at our option, we may redeem some or all of the 8 1/8% notes at prices starting at 104.063% of the principal amount as of June 1, 2008 and declining to 102.031% at June 1, 2009 and 100% at June 1, 2010 and thereafter.

        The indenture governing the 8 1/8% notes, or the 8 1/8% notes indenture, contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among other things, limitations on our ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on or purchase our stock;

  •
  make investments;

  •
  incur liens on our assets to secure debt;

  •
  place restrictions on distributions and other payments from our subsidiaries;

  •
  merge or consolidate with another company; transfer or sell our assets; and

  •
  enter into transactions with affiliates.

        The 8 1/8% notes indenture provides that we will be required to make an offer to repurchase all of the 8 1/8% notes at 101% of the outstanding aggregate principal amount of the notes (plus any accrued and unpaid interest thereon) upon the occurrence of a "change of control," as defined in the 8 1/8%

notes indenture. In addition, the 8 1/8% notes indenture provides that we will offer to repurchase all or a portion of the 8 1/8% notes at 100% of the principal amount, plus accrued and unpaid interest, from the net cash proceeds of certain asset sales if those proceeds are not reinvested or used to repay certain indebtedness.

        The 8 1/8% notes indenture also specifies a number of events of default, including, among others, a failure to make timely principal or interest payments or to perform covenants contained therein. If an event of default, other than an event of default arising from certain events of bankruptcy or insolvency, occurs and is continuing, the trustee under the 8 1/8% notes indenture or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        On August 10, 2004, we filed a Form S-4 registration statement with the SEC, which we have subsequently amended, for the purpose of effecting the exchange of all outstanding principal amounts of the 8 1/8% notes for identical notes registered for resale under the federal securities laws. We consummated this exchange offer in December 2004.

10 3/4% Senior Secured Notes Due 2008

        As of December 31, 2004, $4.1 million in aggregate principal amount of our 10 3/4% senior secured notes remained outstanding after we successfully completed a tender offer with respect to such notes and a consent solicitation with respect to the indenture governing such notes in May 2004. Such indenture permits us to redeem the remaining notes at our option on September 1, 2005 at a price of 105.375% per $1,000 principal amount of notes.

DESCRIPTION OF NEW NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, "Herbst Gaming" refers only to Herbst Gaming, Inc. and not to any of its subsidiaries.

        Herbst Gaming will issue the new notes under an indenture dated November 22, 2004 among itself, the Guarantors and U.S. Bank National Association, as trustee. The old notes were also issued under the indenture. The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The terms of the new notes are nearly identical to the terms of the old notes in all material respects, including interest rates and maturity, except that the new notes (i) will not contain transfer restrictions and registration rights that relate to the old notes, and (ii) will not contain provisions relating to the payment of liquidated damages to be made to the holders of the old notes under circumstances related to the timing of the Exchange Offer.

        The old notes and the new notes will constitute a single class of securities under the indenture and therefore will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the indenture.

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the New Notes and the Note Guarantees

        The new notes:

  •
  will be general unsecured obligations of Herbst Gaming;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of Herbst Gaming;

  •
  will be pari passu in right of payment with any existing and future senior subordinated Indebtedness of Herbst Gaming;

  •
  will be senior in right of payment to all subordinated Indebtedness of Herbst Gaming; and

  •
  will be unconditionally guaranteed by the Guarantors.

        The new notes will be guaranteed by all of Herbst Gaming's existing and future Restricted Subsidiaries.

        Each guarantee of the new notes:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

  •
  will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor; and

  •
  will be senior in right of payment to all subordinated Indebtedness of that Guarantor.

        Assuming we had completed the Grace Acquisition and the transactions related thereto as of December 31, 2004, as of that date Herbst Gaming and the Guarantors would have had total Senior Debt of approximately $190.4 million. As indicated above and as discussed in detail below under the caption "—Subordination," payments on the new notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt. All of our current Subsidiaries will guarantee the new notes.

        As of the date of the indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

        Herbst Gaming will issue $170.0 million in aggregate principal amount of new notes in this Exchange Offer. Herbst Gaming may issue additional notes under the indenture from time to time after this Exchange Offer. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Herbst Gaming will issue notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on November 15, 2014.

        Interest on the new notes will accrue at the rate of 7% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2005. Herbst Gaming will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.

        Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the New Notes

        If a holder of new notes has given wire transfer instructions to Herbst Gaming, Herbst Gaming will pay all principal, interest and premium payments on that holder's notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Herbst Gaming elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the New Notes

        The trustee will initially act as paying agent and registrar. Herbst Gaming may change the paying agent or registrar without prior notice to the holders of the new notes, and Herbst Gaming or any of its Subsidiaries may act as paying agent or registrar. Principal, interest and other amounts due on the new notes shall be considered paid on the date such amounts are due if on such date the paying agent holds funds sufficient to pay all such amounts.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Herbst Gaming will not be required to transfer or exchange any note selected for redemption. Also, Herbst Gaming will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The new notes will be guaranteed by each of Herbst Gaming's current and future Restricted Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the new notes and require holders to return payments received from subsidiary guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Herbst Gaming or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Herbst Gaming or a Restricted Subsidiary of Herbst Gaming, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Herbst Gaming or a Restricted Subsidiary of Herbst Gaming, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (3)
  if Herbst Gaming designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

See "—Repurchase at the Option of Holders—Asset Sales."

Subordination

        The payment of principal, interest and premium on the new notes will be subordinated to the prior payment in full of all Senior Debt of Herbst Gaming, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of new notes will be entitled to receive any payment with respect to the new notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge"), in the event of any distribution to creditors of Herbst Gaming or any Guarantor:

  (1)
  in a liquidation or dissolution of Herbst Gaming or any Guarantor;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Herbst Gaming or any Guarantor or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of Herbst Gaming's or any Guarantor's assets and liabilities.

        None of Herbst Gaming nor any Guarantor may make any payment in respect of the new notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge") if:

  (1)
  a payment default on Designated Senior Debt occurs and is continuing; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Herbst Gaming or the holders of any Designated Senior Debt.

        Payments on the new notes may and will be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until:

  (1)
  360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

  (2)
  all scheduled payments of principal, interest and premium on the new notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

        Notwithstanding the foregoing, Herbst Gaming will be permitted to repurchase, redeem, repay or prepay any or all of the new notes to the extent required by any Gaming Authority having authority over Herbst Gaming or any of the Guarantors.

        If the trustee or any holder of the new notes receives a payment in respect of the new notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge") when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the trustee or the holder has actual knowledge that the payment is prohibited,

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

        Herbst Gaming must promptly notify holders of Senior Debt if payment on the new notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Herbst Gaming or any Guarantor, holders of new notes may recover less ratably than creditors of Herbst Gaming or such Guarantor who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of new notes may recover less ratably than trade creditors of Herbst Gaming or any Guarantor. See "Risk Factors—Your right to receive payments on new notes or under the subsidiary guarantees will be junior to our senior debt, including our amended credit facility."

Optional Redemption

        At any time prior to November 15, 2007, Herbst Gaming may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.000% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Herbst Gaming and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)
the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at Herbst Gaming's option prior to November 15, 2009.

        On or after November 15, 2009, Herbst Gaming may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

        Unless Herbst Gaming defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

        If any Gaming Authority requires that a holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

  (1)
  fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

  (2)
  is denied such license or qualification or not found suitable;

        then Herbst Gaming shall have the right, at its option:

  (1)
  to require any such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

  (2)
  to redeem the notes of such holder or Beneficial Owner at a redemption price equal to the least of:

  (a)
  the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

  (b)
  the price at which such holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

  (c)
  such other lesser amount as may be required by any Gaming Authority.

        Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable, the holder or Beneficial Owner will, to the extent required by applicable law, have no further right with respect to the notes:

  (1)
  to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes; or

  (2)
  to receive any interest, dividend, economic interests or any other distributions or payments or any remuneration in any form with respect to the notes from Herbst Gaming, the Guarantors or the trustee, other than as described in the previous paragraph.

        Herbst Gaming shall notify the trustee in writing of any such redemption as soon as practicable. The holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability must pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

Mandatory Redemption

        Herbst Gaming is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require Herbst Gaming to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of

Control Offer, Herbst Gaming will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Herbst Gaming will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        Herbst Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Herbst Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, Herbst Gaming will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Herbst Gaming.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Herbst Gaming will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Herbst Gaming will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

        Herbst Gaming's Credit Agreement prohibits Herbst Gaming from purchasing any notes, and also provides that certain change of control events with respect to Herbst Gaming would constitute a default under that agreement. Any future credit agreements or other agreements relating to Senior Debt to which Herbst Gaming becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Herbst Gaming is prohibited from purchasing notes, Herbst Gaming could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Herbst Gaming does not obtain such a consent or repay such borrowings, Herbst Gaming will remain prohibited from purchasing notes. In such case, Herbst Gaming's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would restrict payments to the holders of notes.

        The provisions described above that require Herbst Gaming to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Herbst Gaming repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Herbst Gaming will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Herbst Gaming and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Herbst Gaming and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Herbst Gaming to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Herbst Gaming and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Herbst Gaming (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by Herbst Gaming or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Herbst Gaming's most recent consolidated balance sheet, of Herbst Gaming or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Herbst Gaming or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by Herbst Gaming or any such Restricted Subsidiary from such transferee that are converted by Herbst Gaming or such Restricted Subsidiary into cash within 90 days of receipt, to the extent of the cash received in that conversion; and

  (c)
  any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Herbst Gaming (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

  (1)
  to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Herbst Gaming;

  (3)
  to make a capital expenditure; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Herbst Gaming may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, within five days thereof, Herbst Gaming will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Herbst Gaming may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passuIndebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Herbst Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Herbst Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        Herbst Gaming's Credit Agreement prohibits Herbst Gaming from purchasing any notes, and also provides that certain asset sale events with respect to Herbst Gaming would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Herbst Gaming becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when Herbst Gaming is prohibited from purchasing notes, Herbst Gaming could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Herbst Gaming does not obtain such a consent or repay such borrowings, Herbst Gaming will remain prohibited from purchasing notes. In such case, Herbst Gaming's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would restrict payments to the holders of notes.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Herbst Gaming's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Herbst Gaming or any of its Restricted Subsidiaries) or to the direct or indirect holders of Herbst Gaming's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Herbst Gaming and other than dividends or distributions payable to Herbst Gaming or a Restricted Subsidiary of Herbst Gaming);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Herbst Gaming) any Equity Interests of Herbst Gaming or any direct or indirect parent of Herbst Gaming;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Herbst Gaming or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Herbst Gaming and any of its Restricted Subsidiaries), except a payment of interest, principal or other amounts at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  Herbst Gaming would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Herbst Gaming and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Herbst Gaming for the period (taken as one accounting period) from April 1, 2004 to the end of Herbst Gaming's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

  (b)
  100% of the aggregate net cash proceeds received by Herbst Gaming since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Herbst Gaming (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Herbst Gaming that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Herbst Gaming); plus

  (c)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

  (d)
  to the extent that any Unrestricted Subsidiary of Herbst Gaming designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Herbst Gaming's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

  (e)
  100% of any dividends or distributions received by Herbst Gaming or any Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of Herbst Gaming to the extent that such dividends or distributions constitute a cash return of capital invested by Herbst Gaming or any Restricted Subsidiary in such Unrestricted Subsidiary and such dividends or distributions were not otherwise included in Consolidated Net Income of Herbst Gaming for such period and 50% of any other dividends or distributions received by Herbst Gaming or any Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of Herbst Gaming, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income of Herbst Gaming for such period.

        So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Herbst Gaming) of, Equity Interests of Herbst Gaming (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Herbst Gaming; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Herbst Gaming or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Herbst Gaming to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Herbst Gaming or any Restricted Subsidiary of Herbst Gaming held by any current or former officer, director or employee of Herbst Gaming or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Herbst Gaming or any Restricted Subsidiary of Herbst Gaming issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  the redemption or repurchase of any Equity Interests or Indebtedness of Herbst Gaming or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of Herbst Gaming as evidenced by a resolution of the Board of Directors that has been delivered to the trustee, to prevent the loss or to secure the grant or establishment of any gaming license or other right to conduct lawful gaming operations;

  (9)
  with respect to any period after June 30, 2001, so long as Herbst Gaming qualifies as an S corporation within the meaning of Section 1361 of the Code and no Default or Event of Default has occurred and is continuing under the indenture, distributions to shareholders of Herbst Gaming in an amount not to exceed the Tax Amount for such period; and

  (10)
  other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Herbst Gaming or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Herbst Gaming whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Herbst Gaming will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Herbst Gaming may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Herbst Gaming's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by Herbst Gaming and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Herbst Gaming and its Restricted Subsidiaries thereunder) not to exceed $315.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Herbst Gaming or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  the incurrence by Herbst Gaming and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by Herbst Gaming and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

  (4)
  the incurrence by Herbst Gaming or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Herbst Gaming or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million at any time outstanding;

  (5)
  the incurrence by Herbst Gaming or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (12) of this paragraph;

  (6)
  the incurrence by Herbst Gaming or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Herbst Gaming and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Herbst Gaming or any Guarantor is the obligor on such Indebtedness and the payee is not Herbst Gaming or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Herbst Gaming, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Herbst Gaming or a Restricted Subsidiary of Herbst Gaming and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Herbst Gaming or a Restricted Subsidiary of Herbst Gaming, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Herbst Gaming or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of Herbst Gaming's Restricted Subsidiaries to Herbst Gaming or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Herbst Gaming or a Restricted Subsidiary of Herbst Gaming; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either Herbst Gaming or a Restricted Subsidiary of Herbst Gaming,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by Herbst Gaming or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

  (9)
  the guarantee by Herbst Gaming or any of the Guarantors of Indebtedness of Herbst Gaming or a Restricted Subsidiary of Herbst Gaming that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by Herbst Gaming or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

  (11)
  the incurrence by Herbst Gaming or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (12)
  the incurrence by Herbst Gaming or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million; and

  (13)
  the Senior Secured Notes outstanding on the date of the indenture until such notes are repurchased or repaid.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Herbst Gaming will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Herbst Gaming as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Herbst Gaming or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

No Layering of Debt

        Herbst Gaming will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of Herbst Gaming and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Note Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Liens

        Herbst Gaming will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Limitation on Sale and Leaseback Transactions

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Herbst Gaming or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  Herbst Gaming or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Herbst Gaming and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Herbst Gaming applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Dividend and Other Payment Restrictions Affecting Subsidiaries

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Herbst Gaming or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Herbst Gaming or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Herbst Gaming or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to Herbst Gaming or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and the Credit Agreement, in each case as in effect on the date of the indenture, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  applicable law, rule, regulation or order;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Herbst Gaming or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any

    Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Herbst Gaming's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        Herbst Gaming will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Herbst Gaming is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Herbst Gaming and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) Herbst Gaming is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Herbst Gaming) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Herbst Gaming) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Herbst Gaming under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  such transaction would not result in the loss or suspension or material impairment of any of Herbst Gaming's or any of its Restricted Subsidiaries' Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

  (5)
  Herbst Gaming or the Person formed by or surviving any such consolidation or merger (if other than Herbst Gaming), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have a Fixed Charge Coverage Ratio that is no less than the Fixed Charge Coverage Ratio of Herbst Gaming immediately prior to such transaction; and

  (6)
  such transaction would not require any holder or Beneficial Owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

        In addition, Herbst Gaming will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of Herbst Gaming with an Affiliate solely for the purpose of reincorporating Herbst Gaming in another jurisdiction; or

  (2)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Herbst Gaming and its Restricted Subsidiaries.

        Notwithstanding the foregoing, Herbst Gaming and any of its Restricted Subsidiaries may reorganize pursuant to a Permitted C-Corp. Reorganization.

Transactions with Affiliates

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Herbst Gaming (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to Herbst Gaming or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Herbst Gaming or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Herbst Gaming delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of Herbst Gaming set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Herbst Gaming; provided that at the time of any such approval the Board of Directors must have at least two Independent Directors; or

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.0 million, an opinion as to the fairness to Herbst Gaming or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that any such opinion shall only be required to state the conclusion as to valuation and not set forth the methodology for determining such valuation.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  the Employment Agreement and the Executive Compensation and Bonus Plan;

  (2)
  Existing Transactions;

  (3)
  transactions between or among Herbst Gaming and/or its Restricted Subsidiaries;

  (4)
  transactions with a Person (other than an Unrestricted Subsidiary of Herbst Gaming) that is an Affiliate of Herbst Gaming solely because Herbst Gaming owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (5)
  payment of reasonable directors' fees to Persons who are not otherwise Affiliates of Herbst Gaming;

  (6)
  any issuance of Equity Interests (other than Disqualified Stock) of Herbst Gaming to Affiliates of Herbst Gaming; and

  (7)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments."

Independent Directors

        Herbst Gaming will, at all times after the date of the indenture, have at least two Independent Directors, other than during (1) one or more periods not in any one case to exceed 90 consecutive days due to the Independent Director's death, disability, resignation or retirement and (2) any period during which a nominee is undergoing review by applicable Gaming Authorities.

Line of Business

        Herbst Gaming will not, and will not permit any Subsidiary to, engage in any business or investment activities, other than a Permitted Business. Neither Herbst Gaming nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which Herbst Gaming or such Subsidiary is not licensed on the date of the indenture if the holders of the notes would be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence will not prohibit Herbst Gaming or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders, but reserves the discretionary right to require the licensing or qualification of any holders.

Additional Note Guarantees

        If Herbst Gaming or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the indenture, then that newly acquired or created Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Herbst Gaming may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently comprised of the Slot Route Operations or Terrible's Hotel and Casino be

transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Herbst Gaming and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Herbst Gaming. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Herbst Gaming may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of Herbst Gaming as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Herbst Gaming as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," Herbst Gaming will be in default of such covenant. The Board of Directors of Herbst Gaming may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Herbst Gaming; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Herbst Gaming of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        Herbst Gaming will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Herbst Gaming will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Herbst Gaming were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Herbst Gaming were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Herbst Gaming's consolidated financial statements by Herbst Gaming's certified independent accountants. In addition, Herbst Gaming will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time Herbst Gaming is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Herbst Gaming will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Herbst Gaming will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Herbst Gaming's filings for any reason, Herbst Gaming will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Herbst Gaming were required to file those reports with the SEC.

        In addition, Herbst Gaming and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, whether or not prohibited by the subordination provisions of the indenture;

  (3)
  failure by Herbst Gaming or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by Herbst Gaming or any of its Restricted Subsidiaries for 60 days after notice to Herbst Gaming by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Herbst Gaming or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Herbst Gaming or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by Herbst Gaming or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to Herbst Gaming or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

  (9)
  (a) at any time that Gaming Licenses utilized in connection with the route operations of Herbst Gaming and its Restricted Subsidiaries have been revoked, terminated, suspended or otherwise cease to be effective, resulting in the concurrent cessation or suspension of operation for a period of more than 90 days at route locations that, in the aggregate, represented in excess of 30% of Herbst Gaming's net gaming revenues for its most recently completed four fiscal quarters for which internal financial statements are available or (b) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at Terrible's Hotel & Casino for more than 90 consecutive days, in either case, other than as a result of an Asset Sale permitted under the indenture or any voluntary relinquishment that is, in the judgment of Herbst Gaming, both desirable in the conduct of the business of Herbst Gaming and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of the notes.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Herbst Gaming, any Restricted Subsidiary of Herbst Gaming that is a Significant Subsidiary or any group of Restricted Subsidiaries of Herbst Gaming that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Herbst Gaming with the intention of avoiding payment of the premium that Herbst Gaming would have had to pay if Herbst Gaming then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to November 15, 2009, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Herbst Gaming with the intention of avoiding the prohibition on redemption of the notes prior to November 15, 2009, then an additional premium specified in the indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        Herbst Gaming is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Herbst Gaming is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator or stockholder of Herbst Gaming or any Guarantor, as such, will have any liability for any obligations of Herbst Gaming or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Herbst Gaming may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  Herbst Gaming's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Herbst Gaming's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, Herbst Gaming may, at its option and at any time, elect to have the obligations of Herbst Gaming and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Herbst Gaming must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Herbst Gaming must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Herbst Gaming must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Herbst Gaming has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Herbst Gaming must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Herbst Gaming or any Guarantor is a party or by which Herbst Gaming or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Herbst Gaming or any of its Subsidiaries is a party or by which Herbst Gaming or any of its Subsidiaries is bound;

  (6)
  Herbst Gaming must deliver to the trustee an officers' certificate stating that the deposit was not made by Herbst Gaming with the intent of preferring the holders of notes over the other creditors of Herbst Gaming with the intent of defeating, hindering, delaying or defrauding any creditors of Herbst Gaming or others; and

  (7)
  Herbst Gaming must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of notes, Herbst Gaming, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Herbst Gaming's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Herbst Gaming's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of New Notes to the extent that such provision in this Description of New Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

  (8)
  to allow any Guarantor to execute a supplemental indenture and /or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Herbst Gaming, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Herbst Gaming or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Herbst Gaming or any Guarantor is a party or by which Herbst Gaming or any Guarantor is bound;

  (3)
  Herbst Gaming or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Herbst Gaming has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, Herbst Gaming must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Herbst Gaming or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Herbst Gaming, Inc., 3440 West Russell Road, Las Vegas, Nevada 89118, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. New notes will be issued at the closing of the Exchange Offer only upon tender of old notes in accordance with the procedures set forth in this prospectus and the letter of transmittal.

        The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        So long as the holder of the Global Note is the registered owner of the notes, such Global Note holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Herbst Gaming nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Herbst Gaming takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised Herbst Gaming that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Herbst Gaming that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Herbst Gaming and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Herbst Gaming, the trustee nor any agent of Herbst Gaming or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Herbst Gaming that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Herbst Gaming. Neither Herbst Gaming nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Herbst Gaming and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised Herbst Gaming that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Herbst Gaming, the trustee and any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies Herbst Gaming that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Herbst Gaming fails to appoint a successor depositary;

  (2)
  Herbst Gaming, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        Herbst Gaming will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Herbst Gaming will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALsmMarket and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Herbst Gaming expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. Terrible Herbst, Inc. and any person directly or indirectly controlling or controlled by or under direct or indirect common control with Terrible Herbst, Inc. will be deemed to be Affiliates of Herbst Gaming; provided that the proviso in the preceding sentence will not apply to the definition of control as applied to Terrible Herbst, Inc. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Tax Percentage" means the highest effective marginal combined rate of federal, state and local income taxes (taking into account the deductibility of state and local taxes for federal income tax purposes) that an individual residing in Las Vegas, Nevada would be subject in the relevant year of determination, taking into account only such stockholder's share of income and deductions attributable to its equity ownership interest in Herbst Gaming.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Herbst Gaming and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of Herbst Gaming's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

  (2)
  a transfer of assets between or among Herbst Gaming and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of Herbst Gaming to Herbst Gaming or to a Restricted Subsidiary of Herbst Gaming;

  (4)
  the sale or lease of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents; and

  (6)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Herbst Gaming and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Herbst Gaming;

  (3)
  prior to an Initial Public Offering, the Principals and their Related Parties cease to collectively Beneficially Own more than 50% of the Voting Stock of Herbst Gaming, measured by voting power rather than number of shares;

  (4)
  after an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Herbst Gaming, measured by voting power rather than number of shares; or

  (5)
  after an Initial Public Offering or any direct or indirect parent of Herbst Gaming, the first day on which a majority of the members of the Board of Directors of Herbst Gaming are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the cumulative effect of a change in accounting principles will be excluded; and

  (4)
  notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Herbst Gaming who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of October 8, 2004, by and among Herbst Gaming, the Guarantors and the lenders thereto, providing for up to $275.0 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Facilities; and

  (2)
  after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Herbst Gaming as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Herbst Gaming to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Herbst Gaming may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Herbst Gaming and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Employment Agreement" means the Employment Agreement dated as of August 1, 2001, between Edward Herbst and Herbst Gaming, as in effect on the date of the indenture.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Executive Compensation and Bonus Plan" means the Executive Compensation and Bonus Plan of Herbst Gaming, as in effect on the date of the indenture.

        "Existing Indebtedness" means up to $160.0 million in aggregate principal amount of Indebtedness of Herbst Gaming and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture (including without limitation pursuant to the Existing Subordinated Notes), until such amounts are repaid.

        "Existing Subordinated Notes" means Herbst Gaming's 8 1/8% Senior Subordinated Notes due 2012 in aggregate principal amount of $160.0 million issued pursuant to the indenture, dated as of June 11, 2004, among Herbst Gaming, the Guarantors and U.S. Bank National Association, as trustee, as amended or supplemented.

        "Existing Transactions" means:

  (1)
  the Trademark Agreement and any payments made by Herbst Gaming thereunder;

  (2)
  the License Agreement, dated as of December 20, 1999, between E-T-T, Inc. and Terrible Herbst, Inc. as in effect on the date of the indenture;

  (3)
  the Lease Agreement, dated July 1, 1996, between The Herbst Family Limited Partnership and E-T-T, Inc., as in effect on the date of the indenture;

  (4)
  the Lease Agreement, dated July 1, 1997, between The Herbst Family Limited Partnership and E-T-T Enterprises, LLC, as in effect on the date of the indenture; and

  (5)
  the servicing arrangement between Herbst Gaming and Terrible Herbst, Inc., pursuant to which Herbst Gaming provides accounting and administrative services relating to the collection of deposits from Terrible Herbst, Inc. convenience stores in a manner consistent with the practice of the servicing arrangement as of the date of the indenture.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Herbst Gaming (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Herbst Gaming (other than Disqualified Stock) or to Herbst Gaming or a Restricted Subsidiary of Herbst Gaming, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is an S corporation under the Code, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Iowa Racing and Gaming Commission, the Missouri Gaming Commission, the Nevada State Gaming Control Board and the Nevada Gaming Commission, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Herbst Gaming or any of its Subsidiaries.

        "Gaming Law" means any gaming law or regulation of any jurisdiction or jurisdictions to which Herbst Gaming or any of the its Subsidiaries is, or may at any time after the date of the indenture, be subject.

        "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the indenture or at any time thereafter to own, lease, or operate the assets of or otherwise conduct the business of Herbst Gaming or any of its Restricted Subsidiaries.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

  (1)
  Cardivan Company, a Nevada corporation;

  (2)
  Corral Coin, Inc., a Nevada corporation;

  (3)
  Corral Country Coin, Inc., a Nevada corporation;

  (4)
  E-T-T, Inc., a Nevada corporation;

  (5)
  E-T-T Enterprises L.L.C., a Nevada limited-liability company;

  (6)
  Flamingo Paradise Gaming, LLC, a Nevada limited-liability company;

  (7)
  Market Gaming, Inc., a Nevada corporation;

  (8)
  HGI—St. Jo, a Nevada corporation;

  (9)
  HGI—Mark Twain, a Nevada corporation;

  (10)
  HGI—Lakeside, a Nevada corporation; and

  (11)
  any other Subsidiary of Herbst Gaming that executes a Note Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses, operating leases and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Independent Director" means (A) on or prior to December 31, 2005, a member of the Company's Board of Directors that (1) is not a legal or Beneficial Owner, directly or indirectly, of any Equity Interests of the Company or any of its Affiliates and does not have any other material, direct or indirect, financial interest in the Company or any of its Affiliates, (2) is not a director, officer, employee, manager, contractor or partner of the Company or any of its Affiliates (other than in respect of his or her service as an Independent Director of the Company), (3) is not a material customer, supplier or creditor of the Company or any of its Affiliates, (4) does not control, directly or indirectly, the Company, any of its Affiliates or any Person described in clauses (1), (2) or (3) above and (5) is not a parent, sibling or child of any Person described in clauses (1), (2), (3) or (4) above and (B) after December 31, 2005, a member of the Company's Board of Directors that satisfies the requirements of clause (A) above and, in addition, is considered "independent" pursuant to the provisions of Section 10A(m)(3) of the Exchange Act and the rules and regulations thereunder.

        "Initial Public Offering" means a firmly underwritten initial public offering of Herbst Gaming's common stock that is registered under the Securities Act and results in net cash proceeds to Herbst Gaming of at least $20.0 million.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Herbst Gaming or any Subsidiary of Herbst Gaming sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Herbst Gaming such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Herbst Gaming, Herbst Gaming will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Herbst Gaming's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Herbst Gaming or any Subsidiary of Herbst Gaming of a Person that holds an Investment in a third Person will be deemed to be an Investment by Herbst Gaming or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the registration rights agreement.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any specified Person for any period:

  (1)
  the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (a)
  any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries;

  (b)
  any gain or loss together with any related provision for taxes or Tax Distributions on such gain or loss, realized in connection with the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (c)
    any extraordinary gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary gain (but not loss); less

  (2)
  in the case of any Person that is an S corporation under the Code, the Tax Amount of such Person for such period; and less

  (3)
  in the case Herbst Gaming, any amounts paid pursuant to the Employment Agreement or Sections 3 or 4 of the Executive Compensation and Bonus Plan, to the extent such amounts were not deducted in computing net income of Herbst Gaming.

        "Net Proceeds" means the aggregate cash proceeds received by Herbst Gaming or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes or Tax Distributions paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Herbst Gaming nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Herbst Gaming or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Herbst Gaming or any of its Restricted Subsidiaries.

        "Note Guarantee" means the Guarantee by each Guarantor of Herbst Gaming's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, that is a reasonable extension of or developed or operated to permit, facilitate or enhance the conduct or pursuit of the gaming business (including purchasing real estate in connection with any such business and developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business.

        "Permitted C-Corp. Reorganization" means a transaction resulting in Herbst Gaming or any of its Restricted Subsidiaries becoming a subchapter "C" corporation under the Code; provided that, in connection with such transaction:

  (1)
  the entity resulting from such transaction is organized and existing under the laws of any state of the United States or the District of Columbia;

  (2)
  the entity resulting from such transaction assumes in writing all of the obligations of Herbst Gaming or any of its Restricted Subsidiaries under the indenture, the notes, the Note Guarantee, the registration rights agreement and all other documents and instruments to which Herbst Gaming or the Restricted Subsidiary is a party (other than any documents and instruments that, individually or in the aggregate, are not material to Herbst Gaming or the Restricted Subsidiary);

  (3)
  such transaction would not cause or result in an Event of Default;

  (4)
  such transaction would not result in the loss or suspension or material impairment of any Gaming Licenses, unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

  (5)
  such transaction would not require any holder or Beneficial Owner of the notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction; provided that such holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction;

  (6)
  Herbst Gaming or the Restricted Subsidiary shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that neither Herbst Gaming nor any of the holders will recognize income, gain or loss for U.S. federal or state income tax purposes as a result of such transaction; and

  (7)
  Herbst Gaming shall have delivered to the trustee a certificate of the chief financial officer of Herbst Gaming confirming that the conditions in clauses (1) through (6) have been satisfied.

        "Permitted Investments" means:

  (1)
  any Investment in Herbst Gaming or in a Restricted Subsidiary of Herbst Gaming that is a Guarantor;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Herbst Gaming or any Restricted Subsidiary of Herbst Gaming in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Herbst Gaming and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Herbst Gaming or a Restricted Subsidiary of Herbst Gaming that is a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Herbst Gaming;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Herbst Gaming or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  any Investment made in settlement of gambling debts incurred by patrons of any casino owned or operated by Herbst Gaming or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business;

  (9)
  Investments in any Person with which Herbst Gaming has a Street Route Contract; provided such Investment is made in the ordinary course of business;

  (10)
  loans or advances to employees made in the ordinary course of business of Herbst Gaming or any Restricted Subsidiary of Herbst Gaming in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

  (11)
  repurchases of the notes; and

  (12)
  Investments not otherwise permitted by the foregoing clauses (1) through (11) in an aggregate outstanding amount of not more than $2.0 million.

        "Permitted Junior Securities" means:

  (1)
  Equity Interests in Herbst Gaming or any Guarantor; or

  (2)
  debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Note Guarantees are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means:

  (1)
  Liens on assets of Herbst Gaming or any Guarantor securing the Credit Facility and other Senior Debt that was permitted by the terms of the indenture to be incurred;

  (2)
  Liens in favor of Herbst Gaming or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Herbst Gaming or any Subsidiary of Herbst Gaming; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Herbst Gaming or the Subsidiary;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by Herbst Gaming or any Subsidiary of Herbst Gaming; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (10)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (11)
  Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

  (12)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

  (13)
  Liens incurred in the ordinary course of business of Herbst Gaming or any Subsidiary of Herbst Gaming with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Herbst Gaming or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Herbst Gaming or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and penalties, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by Herbst Gaming or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means Edward J. Herbst, Timothy P. Herbst and Troy D. Herbst.

        "Public Equity Offering" means an underwritten offer and sale of Capital Stock (other than Disqualified Stock) of Herbst Gaming which results in cash proceeds to Herbst Gaming of at least $20.0 million pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Herbst Gaming).

        "Related Party" means:

  (1)
  any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

  (2)
  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group.

        "Senior Debt" means:

  (1)
  all Indebtedness of Herbst Gaming or any Guarantor outstanding under any existing or future Credit Facilities (whether directly or by way of a guarantee thereof) (including, without limitation, the Credit Agreement) and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness of Herbst Gaming or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Note Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by Herbst Gaming;

  (2)
  any intercompany Indebtedness of Herbst Gaming or any of its Subsidiaries to Herbst Gaming or any of its Affiliates, except to the extent pledged in support of Senior Debt;

  (3)
  any trade payables;

  (4)
  the portion of any Indebtedness that is incurred in violation of the indenture; or

  (5)
  Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

        "Senior Secured Notes" means Herbst Gaming's 10 3/4% Senior Secured Notes due 2008 issued pursuant to the indenture dated as of August 24, 2001, among Herbst Gaming, the Guarantors and The Bank of New York, as trustee, as amended or supplemented.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Slot Route Operations" means the operations of Herbst Gaming and its subsidiaries consisting of (i) the Gaming Devices License Agreement, dated as of August 31, 1998, by and between Market Gaming, Inc. and Safeway, Inc., (ii) the Gaming Devices License Agreement, dated as of August 31, 1998, by and between Market Gaming, Inc. and The Vons Company, Inc., (iii) the License Agreement dated as of September 16, 1998, by and between Cardivan Company and Albertson's, Inc., as modified by the Settlement Agreement, dated November 18, 1999, by and among Cardivan Company, Corral United, Inc., Jackpot Enterprises, Inc. and Albertsons, Inc., (iv) the Agreement, dated as of May 1, 1998, by and between Cardivan Company and KMART Corporation, (v) the License Agreement, dated as of August 12, 1998, by and between Cardivan Company and Waremart, Inc., (vi) the License Agreement, dated as of December 20, 1999, by and between E-T-T, Inc. and Terrible Herbst, Inc. and (vii) Lease and Sublease Agreement, dated July 28, 1993, by and between Smith's Food & Drug Centers, Inc. and Anchor Coin, as amended and assigned by the Letter Agreement and Consent to Assignment dated January 16, 2003, each as may be amended, supplemented, replaced or modified after the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness or other amounts due on such Indebtedness, the date on which the payment of interest, principal or other amount due was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount due prior to the date originally scheduled for the payment thereof.

        "Street Route Contract" means any contract entered into by Herbst Gaming or any of its Restricted Subsidiaries with any Person that provides for the installation and operation of slot machines, video poker machines or other electronic gaming devices at premises owned or operated by such Person other than Herbst Gaming or any of its Subsidiaries; provided such Person and its Affiliates own or operate less than five locations at which gaming devices will be installed and operated by Herbst Gaming and its Restricted Subsidiaries.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Tax Amount" means, with respect to any period, an amount equal to (1) the product of (a) the Taxable Income of Herbst Gaming and (b) the Applicable Tax Percentage, less (2) to the extent not previously taken into account, any income tax benefit attributable to Herbst Gaming which could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the date of the indenture (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that the computation of Tax Amount shall also take into account (a) the deductibility of state and local taxes for federal income tax purposes, and (b) any difference in the Applicable Tax Percentage resulting from the nature of the Taxable Income (such as capital gain as opposed to ordinary income).

        "Tax Distribution" means a distribution in respect of taxes to the shareholders of Herbst Gaming pursuant to clause (9) of the second paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments."

        "Taxable Income" means, with respect to any Person for any period, the taxable income (including all separately stated items of income) or loss of such Person (including any such taxable income payable by such Person's shareholders as a result of such Person's election to be taxed as an S corporation pursuant to Section 1361 of the Code) for such period for federal income tax purposes.

        "Terrible's Hotel & Casino" means the Terrible's Hotel & Casino located at 4100 Paradise Road in Las Vegas, Nevada.

        "Trademark Agreement" means the Trademark License Agreement, dated as of December 19, 1999, by and between E-T-T, Inc. and Terrible Herbst, Inc., as amended on or prior to the date of the indenture, as in effect on the date of the indenture.

        "Unrestricted Subsidiary" means any Subsidiary of Herbst Gaming that is designated by the Board of Directors of Herbst Gaming as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with Herbst Gaming or any Restricted Subsidiary of Herbst Gaming unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Herbst Gaming or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Herbst Gaming;

  (3)
  is a Person with respect to which neither Herbst Gaming nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Herbst Gaming or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative rulings, and judicial decisions, all as of the date of this prospectus. These authorities may be changed, perhaps retroactively, resulting in United States federal income tax consequences different from those described below. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made or the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

        This summary assumes that the notes are held as capital assets within the meaning of Section 1221 of the Code and that holders purchase the notes upon their initial issuance pursuant to this prospectus at the offering price set forth on the cover of this prospectus. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

  •
  holders subject to the alternative minimum tax;

  •
  United States expatriates;

  •
  banks, insurance companies, thrifts, regulated investment companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities, foreign currencies, or commodities;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  United States holders (as defined below) whose "functional currency" is not the United States dollar;

  •
  persons that will hold the notes as a position in a hedging transaction, "straddle," "conversion transaction," or other integrated investment; or

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If a partnership holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

        THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to United States Holders

        The following is a summary of the United States federal income tax consequences that will apply to you if you are a United States holder of the notes. Certain consequences to "non-United States holders" of the notes are described under "Consequences to Non-United States Holders" below. "United States holder" means a beneficial owner of a note that is:

  •
  a citizen or resident of the United States, as determined for federal income tax purposes;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Exchange Offer

        The exchange of the old notes for new notes should not be a taxable exchange for United States federal income tax purposes, because the new notes will not be considered to differ materially in kind or extent from the old notes. Rather, any new notes received by investors should be treated as a continuation of their investment in the old notes. As a result, there should be no U.S. federal income tax consequences to investors resulting from the Exchange Offer, and investors should have the same adjusted tax basis and holding period in the new notes as they had in the old notes immediately prior to the exchange.

Interest

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it is paid or accrues in accordance with your method of accounting for tax purposes.

        In certain circumstances (see "Description of New Notes—Optional Redemption" and "Description of New Notes—Repurchase at the Option of Holders—Change of Control"), we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on the assumption that as of the date of issuance of the notes, the possibility that such excess payments will have to be paid is a "remote" or "incidental" contingency within the meaning of applicable Treasury Regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the Internal Revenue Service on your tax return for the year during which you acquire a note. Assuming such position is respected, a United States holder would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with such United States holder's method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, United States holders could be required to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. United States holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Accrued Interest

        A portion of the price paid for a note will be allocable to interest that "accrued" prior to the date the note is purchased, which we refer to as accrued interest. We intend to take the position that, on the first interest payment date after such date, a portion of the interest received equivalent to the accrued interest amount will be treated as a return of the accrued interest, and such amount will not be treated as a payment of interest on the note. Amounts treated as a return of accrued interest will reduce your adjusted tax basis in the note by a corresponding amount.

Sale, Exchange or Other Taxable Disposition of Notes

        You generally will recognize gain or loss upon the sale, exchange (other than pursuant to an exchange offer or another tax-free transaction) or other taxable disposition of a note equal to the difference between the amount of cash or other property received upon the sale, exchange or other disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in such note. Your adjusted tax basis in a note generally will equal the amount you paid for such note. Any gain or loss recognized on a disposition of the note will be capital gain or loss. This gain or loss will be long-term capital gain or loss if you have held the notes for more than one year prior to such sale or other disposition. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal and interest on the notes and the proceeds of sale of a note unless you are an exempt recipient. A backup withholding tax (currently 28%, subject to adjustment in respect of payments made after December 31, 2010) will apply to such payments if (i) you fail to provide your taxpayer identification number (which, for an individual, is the individual's social security number), (ii) you provide an incorrect taxpayer identification number, or (iii) you have been notified by the Internal Revenue Service that you are subject to backup withholding.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability provided the required information properly is furnished to the Internal Revenue Service on a timely basis.

Consequences to Non-United States Holders

        The following is a summary of the United States federal tax consequences that will apply to you if you are a non-United States holder of notes. The term "non-United States holder" means a beneficial owner of a note that is not a United States holder.

        Special rules may apply to certain non-United States holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        United States federal withholding tax will not apply to any payment to you of interest (including liquidated damages, if any) on a note provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank holding the notes as loans made in the ordinary course of business; and

  •
  either (i) you provide the withholding agent your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an

    Internal Revenue Service Form W-8BEN) or (ii) a securities clearing organization, bank, or other financial institution that holds the notes on your behalf certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN from you or from another qualifying financial institution intermediary, and provides the withholding agent with a copy of such Internal Revenue Service Form W-8BEN. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships also must satisfy the certification requirements of applicable Treasury Regulations.

        If you cannot satisfy the requirements described above, payments of interest (including liquidated damages, if any) will be subject to the 30% United States federal withholding tax (or lower applicable treaty rate), unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a United States person as defined under the Internal Revenue Code, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

        As more fully described under "Description of New Notes—Optional Redemption and" "Description of New Notes—Repurchase at the Option of Holders—Change of Control," upon the occurrence of certain enumerated events, we may be required to make additional payments. We intend to take the position that such payments should be treated as interest, subject to the rules described above. A Non-United States holder that is subject to the withholding tax should consult its own tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.

Sale, Exchange or Other Taxable Disposition of Notes

        Any gain realized upon the sale, exchange or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to United States federal income tax or withholding tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

        The amount of interest paid to you on the notes and the amount of tax withheld, if any, generally will be reported to you and the Internal Revenue Service. You generally will not be subject to backup withholding with respect to payments that we make to you provided that you have made appropriate certifications as to your foreign status, or you otherwise establish an exemption.

        You generally will not be subject to backup withholding or information reporting with respect to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury Regulation), provided that such broker:

  •
  derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is not a controlled foreign corporation for United States federal income tax purposes; and

  •
  is not a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

        You will be subject to information reporting, but not backup withholding, with respect to any payment of the proceeds of a sale of a note effected outside the United States by a foreign office of any other broker unless such broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. You will be subject to backup withholding and information reporting with respect to any payment of the proceeds of a sale of a note effected by the United States office of a broker unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption.

        Currently applicable Treasury Regulations establish reliance standards with regard to the certification requirements described above.

        Amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is properly furnished to the Internal Revenue Service on a timely basis.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least one year after the Exchange Offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of one year after the Exchange Offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by holders of old notes, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with regard to the validity of the new notes and certain other legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements of Herbst Gaming, Inc. as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of each of Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners and the consolidated financial statements of Southern Iowa Gaming Company and Subsidiary, as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, included in this prospectus, have been audited by Clifton Gunderson LLP, an independent certified public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

St. Joseph Riverboat Partners
Independent Auditor's Report	F-37
Financial Statements
Balance Sheets As of December 31, 2004 and 2003	F-38
Statements of Operations For the years ended December 31, 2004, 2003 and 2002	F-40
Statements of Partners' Equity For the years ended December 31, 2004, 2003 and 2002	F-41
Statements of Cash Flows For the years ended December 31, 2004, 2003 and 2002	F-42
Summary of Significant Accounting Policies	F-43
Notes to Financial Statements	F-45
Southern Iowa Gaming Company and Subsidiary
Independent Auditor's Report	F-50
Consolidated Financial Statements
Consolidated Balance Sheets As of December 31, 2004 and 2003	F-51
Consolidated Statements of Operations For the years ended December 31, 2004, 2003 and 2002	F-53
Consolidated Statements of Changes in Shareholders' Equity For the years ended December 31, 2004, 2003 and 2002	F-54
Consolidated Statements of Cash Flows For the years ended December 31, 2004, 2003 and 2002	F-55
Summary of Significant Accounting Policies	F-56
Notes to Consolidated Financial Statements	F-58

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Herbst Gaming, Inc. and subsidiaries
Las Vegas, Nevada

        We have audited the accompanying consolidated balance sheets of Herbst Gaming, Inc. and subsidiaries (the "Company") as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Herbst Gaming, Inc. and subsidiaries as of December 31, 2003 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Las Vegas, Nevada
March 29, 2005

 Herbst Gaming, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31
	2003	2004
Assets
Current assets
Cash and cash equivalents	$54,030	$138,172
Accounts receivable, net	1,216	1,281
Notes and loans receivable	706	411
Prepaid expenses	4,070	5,182
Inventory	1,039	1,080

Total current assets	61,061	146,126
Property and equipment, net	106,824	107,205
Lease acquisition costs, net	59,620	51,394
Due from related parties	563	161
Other assets, net	9,000	13,545

Total assets	$237,068	$318,431

Liabilities and stockholders' equity (deficiency)
Current liabilities
Current portion of long-term debt	$170	$154
Accounts payable	5,727	5,733
Accrued expenses	13,599	8,896
Due to related parties	—	36

Total current liabilities	19,496	14,819
Long-term debt, less current portion	215,099	333,258
Other liabilities	919	1,118
Commitments and contingencies (Note 9)
Stockholders' equity (deficiency)
Common stock (no par value; 2,500 shares authorized; 300 shares issued and outstanding)	2,368	2,368
Additional paid-in-capital	1,631	1,631
Accumulated deficit	(2,445)	(34,763)

Total stockholders' equity (deficiency)	1,554	(30,764)

Total liabilities and stockholders' equity (deficiency)	$237,068	$318,431

See notes to consolidated financial statements.

 Herbst Gaming, Inc.

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2002	2003	2004
Revenues
Route operations	$183,877	$241,833	$293,244
Casino operations	72,498	78,342	91,254
Other—non gaming	3,078	3,049	3,628

Total revenues	259,453	323,224	388,126
Less promotional allowances	(9,802)	(11,249)	(12,514)

Net revenues	249,651	311,975	375,612

Costs and expenses
Route operations	150,781	192,757	227,929
Casino operations	48,635	51,142	56,331
Depreciation and amortization	15,741	24,382	26,667
General and administrative	10,812	12,514	14,366
Loss on lease termination	—	—	600

Total costs and expenses	225,969	280,795	325,893

Income from operations	23,682	31,180	49,719

Other income (expense)
Interest income	336	228	353
Interest expense, net of capitalized interest	(18,785)	(22,932)	(20,849)
Loss on early retirement of debt	—	(267)	(37,991)

Total other expense	(18,449)	(22,971)	(58,487)

Net income (loss)	$5,233	$8,209	$(8,768)

See notes to consolidated financial statements.

 Herbst Gaming, Inc.

Consolidated Statements of Stockholders' Equity (Deficiency)

(in thousands)

Balance	Common Stock	Additional Paid-In Capital	Retained Earning (Accumulated Deficit)	Total
Balance, January 1, 2002	$2,368	$1,631	$(10,467)	$(6,468)
Net income	—	—	5,233	5,233

Balance, December 31, 2002	2,368	1,631	(5,234)	(1,235)
Net income	—	—	8,209	8,209
Stockholders' distributions	—	—	(5,420)	(5,420)

Balance December 31, 2003	2,368	1,631	(2,445)	1,554
Net loss	—	—	(8,768)	(8,768)
Stockholders' distributions	—	—	(23,550)	(23,550)

Balance, December 31, 2004	$2,368	$1,631	$(34,763)	$(30,764)

See notes to consolidated financial statements.

 Herbst Gaming, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2002	2003	2004
Cash flows from operating activities
Net income (loss)	$5,233	$8,209	$(8,768)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	15,741	24,382	26,667
Debt discount amortization	424	83	100
Gain (loss) on sale of property and equipment	(129)	(119)	41
Loss on early retirement of debt	—	267	37,991
Decrease (increase) in:
Accounts receivable	7	173	(6)
Prepaid expenses	(561)	(343)	(1,112)
Inventory	(370)	104	(41)
Due from related parties	(94)	(17)	402
Other assets	—	—	(84)
Increase (decrease) in:
Accounts payable	170	630	(712)
Accrued expenses	(688)	2,314	(4,703)
Due to related parties	(544)	(430)	36
Other liabilities	134	(256)	199

Net cash provided by operating activities	19,323	34,997	50,010

Cash flows from investing activities
Net cash paid for acquisition of Anchor's Slot Route	—	(57,171)	—
Additions to notes receivable	(860)	(619)	(914)
Collection on notes receivable	870	689	699
Proceeds from sale of property and equipment	395	577	260
Purchases of property and equipment	(8,442)	(15,117)	(15,229)
Lease acquisition costs	(663)	(3,083)	(1,825)

Net cash used in investing activities	(8,700)	(74,724)	(17,009)

Cash flows from financing activities
Proceeds from long term debt	—	49,115	428,022
Reduction of long term debt	(104)	(2,153)	(310,098)
Loan origination fees	(234)	(2,553)	(11,904)
Prepayment penalty on retired debt	—	(267)	(31,329)
Stockholders' distributions	—	(5,420)	(23,550)

Net cash provided by (used in) financing activities	(338)	38,722	51,141

Net increase (decrease) in cash and cash equivalents	10,285	(1,005)	84,142
Cash and cash equivalents
Beginning of year	44,750	55,035	54,030

End of year	$55,035	$54,030	$138,172

Supplemental cash flow information:
Cash paid during the period for interest	$18,637	$21,198	$25,918
Supplemental schedule of non cash investing and financing activities:
Purchase of property and equipment financed through accounts payable	271	661	1,343
Purchase of assets through direct financing	302	283	119
Acquisition of Anchor Coin's Slot Route:
Fair value of assets and liabilities acquired:
Current assets, other than cash		$717
Property and equipment		5,200
Lease acquisition costs		50,532
Other long term assets		1,300
Other liabilities		(578)

Cash paid, net of cash acquired		$57,171

See notes to consolidated financial statements.

 Herbst Gaming, Inc.

Notes to consolidated financial statements

1. Description of Business and Summary of Significant Accounting Policies

        Description of Business and Principles of Consolidation—The accompanying consolidated financial statements of Herbst Gaming, Inc. ("Herbst" or the "Company") include the accounts of Herbst and its subsidiaries: E-T-T, Inc. and Subsidiaries ("E-T-T"), Market Gaming, Inc. ("MGI"), E-T-T Enterprises L.L.C. ("E-T-T Enterprises"), and Flamingo Paradise Gaming, LLC ("FPG"). The financial statements of E-T-T are consolidated and include the following wholly-owned subsidiaries: Cardivan Company, Corral Coin, Inc., and Corral Country Coin, Inc.

        All significant intercompany balances and transactions between Herbst, E-T-T, MGI, E-T-T Enterprises, and FPG have been eliminated in the consolidated financial statements.

        Herbst Gaming, Inc. was incorporated in Nevada on January 21, 1997. In August of 2001, a restructuring occurred, wherein E-T-T, MGI, FPG and E-T-T Enterprises became wholly-owned subsidiaries of Herbst. This restructuring occurred in conjunction with the $170.0 million offering of senior secured notes that was used to retire the majority of the existing debt of the consolidated entities. Prior to August of 2001, the newly consolidated entities were combined for presentation purposes.

        E-T-T and MGI conduct business in the gaming industry and generate revenue principally from gaming machine route operations and casino operations. Gaming machine route operations involve the installation, operation, and service of gaming machines owned by the Company that are located in licensed, leased, or subleased space in retail stores (supermarkets, convenience stores, etc.), bars, and restaurants throughout the State of Nevada. The Company operates Terrible's Town Casino & Bowl (Henderson) in Henderson, Nevada, Terrible's Searchlight Casino in Searchlight, Nevada, and Terrible's Town Casino and Terrible's Lakeside Casino & RV Park, both of which are located in Pahrump, Nevada, a community 60 miles west of Las Vegas.

        E-T-T Enterprises develops and leases real estate to E-T-T.

        FPG owns and operates Terrible's Hotel & Casino in Las Vegas, Nevada, which began operations in December 2000.

        The gaming industry in the State of Nevada is subject to extensive state and local government regulation. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada Gaming Control Board, and local jurisdictions.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates incorporated into the Company's consolidated financial statements include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable and the estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

        Reclassifications—Certain prior period amounts have been reclassified in the consolidated financial statements to conform to the current period's presentation. Such reclassifications had no impact on net income (loss).

        Cash and Cash Equivalents—Cash and cash equivalents include highly liquid investments with a maturity at the date of purchase of three months or less. The carrying value of these investments approximates their fair value due to their short maturities.

        Fair Value of Financial Instruments—The carrying value of the Company's cash, notes and loans receivable, and trade payables approximates fair value primarily because of the short maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. Based on the borrowing rates currently available to the Company for debt with similar terms and average maturities, the estimated fair value of long-term debt outstanding is approximately $352,987,692 as of December 31, 2004.

        Accounts Receivable—Receivables consist primarily of amounts due from customers as a result of normal business operations. The Company periodically performs credit evaluations of its customers. The Company reviews accounts receivable balances in order to determine an allowance for potential credit losses. At December 31, 2003 and 2004, an allowance for potential credit losses was $310,629 and $450,978, respectively.

        Notes and Loans Receivable—In order to secure various route locations, the Company has provided certain incentives to the location operators in the form of loans. The loans, made for build-outs, tenant improvements, and initial operating expenses, are generally secured by the personal guarantees of the operators and the locations' assets. The majority of the loans are non-interest bearing and are expected to be repaid within one year from the locations' share of net gaming win.

        On a regular basis, the Company evaluates the collectibility of the loans by individually evaluating each location's operating results and cash flows. Management provides for the carrying value of loans that are determined to be uncollectible. At December 31, 2003 and 2004, an allowance for potential credit losses was not deemed necessary.

        Inventory—Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

        Property and Equipment—Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Useful lives are as follows:

Building	40 years
Gaming equipment	5 years
Furniture, fixtures, and equipment	5 - 10 years
Leasehold improvements	1 - 20 years

        Lease Acquisition Costs—Significant incremental costs associated with the acquisition of location leases are capitalized and amortized using the straight-line method over the term of the related leases, including expected renewals, which range from 1 to 20 years. Lease acquisition costs are stated at cost less accumulated amortization of $16,601,000 and $26,635,000 at December 31, 2003 and 2004, respectively.

        Debt Issuance Costs—Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized over the terms of the related debt agreements. Debt issuance costs are included in other assets on the balance sheets (see Note 5).

        Long-Lived Assets—In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company evaluates the potential impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If it is determined that the carrying value of long-lived assets may not be recoverable based upon the relevant facts and circumstances, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying value of the asset, the Company will recognize an impairment loss for the difference between the carrying value of the asset and its fair value. The Company believes that no impairment of long-lived assets exists at December 31, 2004.

        Revenue and Promotional Allowances—In accordance with industry practice, the Company recognizes as gaming revenues the net win from route operations, which is the difference between gaming wins and losses. The Company recognizes total net win from gaming devices as revenues from gaming routes that operate under revenue-sharing arrangements. Revenue-sharing payments to route locations are recorded as costs of route operations. Revenues from casino operations are gaming wins less losses. Revenues from casino operations include the retail value of food and beverage, and goods and services provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is as follows:

	Year Ended December 31,
	2002	2003	2004
	(dollars in thousands)
Room	$597	$498	$502
Food and Beverage	4,507	4,798	5,677
Other	2,049	3,538	4,299

Total	$7,153	$8,834	$10,478

        These costs are reclassified out of the respective department into the casino department.

        Location Rent Expense—Fixed rental payments (including scheduled increases) are recorded on a straight-line basis over the agreement term, including any optional extension periods that are expected to be exercised. Contingent payments are expensed in the period incurred. Renewal agreements are considered new agreements and are accounted for as described above over the new agreement term.

        Income Taxes—Herbst, E-T-T and MGI have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the owners of each company are liable for income tax on the taxable income of the Company as it affects the owners' individual income tax returns. Therefore, a provision for income taxes has not been included in the accompanying consolidated financial statements. E-T-T Enterprises and FPG are treated as partnerships for federal income tax purposes and, therefore, do not incur income taxes. Instead, their earnings and losses are included in the personal returns of the members and are taxed depending on their personal tax situations. Accordingly, the accompanying financial statements do not reflect a provision for income taxes.

        Concentrations of Credit Risk—The Company maintains cash balances at certain financial institutions located in southern Nevada. The balances are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At times, cash balances may be in excess of FDIC limits. As of December 31, 2004, the Company does not consider itself to have any significant concentrations of credit risk.

        Recently Issued and Adopted Accounting Standards—The adoption of the following recent accounting pronouncements did not have any impact on the Company's results of operations or financial condition:

  •
  FASB Interpretation No. 45: "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB interpretation No. 34;"

  •
  FASB Interpretation No. 46(R): "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51;"

  •
  FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities;"

  •
  FASB Statement No. 149: "Amendment of Statement 133 on Derivative Instruments and Hedging Activities;" and

  •
  FASB Statement No. 150: "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."

        The following pronouncements on accounting policies issued during 2004 are not expected to have any impact on the Company's results of operations or financial condition:

  •
  FASB Statement No. 123R, "Share-Based Payment;"

  •
  FASB Statement No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29;" and

  •
  FASB Statement No. 151, "Inventory Costs—an amendment of ARB No. 43, Chapter 4."

2. Acquisitions

        In February 2003, the Company completed its acquisition of the route assets of Anchor Coin, Inc., a subsidiary of IGT ("Anchor Coin"). Anchor Coin was a leading route operator in Nevada. The acquisition, which was recorded under the purchase method of accounting, included the purchase of all of the assets of Anchor Coin's slot route for an initial purchase price of $61,000,000. A portion of the purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair market value at the date of acquisition with the remaining balance of $50,532,000 recorded as lease acquisition costs for the route contracts acquired. Such intangible asset is being amortized on a straight-line basis over the remaining lives of the contracts.

        The table below reflects unaudited pro forma consolidated results of the Company and Anchor Coin as if the acquisition had taken place at the beginning of the year (dollars in thousands):

Year Ended December 31, 2003
Gross Revenues	$329,393
Net Income	$7,239

        Included in the pro forma net income are approximately $453,000 of interest expense and $953,000 of depreciation and amortization expense for the year ended 2003. In management's opinion, these unaudited pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been if the acquisition had been effective at the beginning of 2003.

        On February 1, 2005, the Company consummated the purchase of assets consisting of three casinos from Grace Entertainment, Inc. for an aggregate amended cash purchase price of approximately $266.8 million (the "Grace Acquisition"). The purchase price does not include approximately $10.0 million in fees associated with the consummation of the Grace Acquisition that are included in the table below. The Grace Acquisition allows the Company to expand its casino operations segment to stable and relatively protected markets outside of southern Nevada with casinos that it believes have significant upside potential. The Grace assets consist of the Lakeside Casino Resort, located in Osceola, Iowa, or Lakeside Iowa, which contains 921 slot machines, 31 table games and an adjacent 60 room all-suite hotel, the Mark Twain Casino, located in LaGrange, Missouri, or Mark Twain, which contains 505 slot machines and 17 table games, and the St. Jo Frontier Casino, located in St. Joseph, Missouri, or St. Jo, which contains 487 slot machines and 15 table games. The Company used proceeds from a $170.0 million 7% senior subordinated notes offering along with borrowings under its amended and restated credit facility to fund the purchase price of the Grace Acquisition. The purchase price for Lakeside Iowa was approximately $160.8 million, which was changed on January 25, 2005 as a result of lower than expected recent operating results at Lakeside Iowa, for Mark Twain was approximately $56.5 million, and for St. Jo was approximately $49.5 million. The Grace Acquisition was recorded under the purchase method of accounting and the results of operations of the Grace assets will be included in the Company's consolidated results as of the date of acquisition.

        The following are the estimated fair value of the assets acquired and liabilities assumed as of February 1, 2005 (in thousands), which is subject to change based on a final valuation of such acquired assets and assumed liabilities(1):

Assets:
Cash	$7,226	(2)
Inventory	300
Property plant and equipment	62,453
Intangibles	208,547	(3)

Total assets acquired	$278,526
Liabilities:
Accrued expenses	1,726	(2)

Total Cash Purchase Price	$276,800

(1)
The amounts reflect the elimination of assets and liabilities of Southern Iowa Gaming Co., Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners which are excluded from the Grace Acquisition.

(2)
Cash is adjusted for $5,500 in cash on hand pursuant to the Grace asset purchase agreements and an amount equal to assumed liabilities for player's club, progressive jackpots and outstanding chips and tokens. The liabilities assumed at Southern Iowa Gaming Co. were $793, at Mark Twain Casino, L.L.C. were $444 and at St. Joseph Riverboat Partners Casino were $489.

(3)
The Company estimates the majority of intangibles represents goodwill, which is the excess of purchase price over the estimated fair value of assets and liabilities assumed.

3. Property and Equipment

        Property and equipment consist of the following (dollars in thousands):

	December 31,
	2003	2004
Building	$53,779	$54,398
Gaming equipment	63,821	70,695
Furniture, fixtures, and equipment	23,312	26,223
Leasehold improvements	1,690	1,808
Land	15,925	15,925
Construction in progress	204	2,806

	158,731	171,855
Less accumulated depreciation	(51,907)	(64,650)

	$106,824	$107,205

4. Lease Acquisition Costs

	As of December 31, 2003		As of December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(dollars in thousands)
Lease Acquisition Costs	$76,221	$16,601	$78,029	$26,635

        The aggregate amortization expense for the years ended December 31, 2002, 2003 and 2004 was $2,930,000, $9,134,000 and $10,036,000, respectively.

        Estimated amortization expense for the twelve months ended 2005, 2006, 2007, 2008 and 2009 is $9,927,000, $9,703,000, $9,562,000, $8,813,000 and $6,409,000, respectively.

5. Other Assets

        Other assets consist of the following (dollars in thousands):

	December 31,
	2003	2004
Debt issuance costs, net of accumulated amortization of $3,158 and $533, respectively	$7,468	$11,449
Other assets	1,532	2,096

Total	$9,000	$13,545

6. Accrued Expenses

        Accrued expenses consist of the following (dollars in thousands):

	December 31,
	2003	2004
Accrued interest	$7,833	$2,664
Progressive jackpot liabilities	1,593	1,657
Other accrueds	4,173	4,575

Total	$13,599	$8,896

7. Long-Term Debt

        Long-term debt consists of the following (dollars in thousands):

	December 31,
	2003	2004
Senior notes secured by assets of the Company. The notes bear interest at 10 3/4% per annum, payments are due on March 1 and September 1, commencing on March 1, 2003. The notes mature on September 1, 2008	$214,798	$4,068
8 1/8% senior subordinated notes due June 1, 2012 with interest paid semi-annually on June 1 and December 1, including original issue discount of $1,065	—	158,935
7% senior subordinated notes due November 1, 2014 with interest paid semi-annually on May 15 and November 15.	—	170,000
Notes payable to leasing company secured by vehicles, payable in monthly installments of $4, including interest ranging from 4.9% to 5.3%, due April 2004	471	409

Total debt	215,269	333,412
Less current portion	170	154

Total long-term debt	$215,099	$333,258

10 3/4% Senior Secured Notes

        On August 24, 2001, the Company issued (under a private placement) $170.0 million in 10 3/4% senior secured notes due September 1, 2008 (the "2001 10 3/4% notes"). The 2001 10 3/4% notes mature on September 1, 2008. Interest is payable in cash at a rate of 10 3/4% per annum on March 1 and September 1.

        The 2001 10 3/4% notes mature on September 1, 2008. Interest is payable in cash at a rate of 10 3/4% per annum on March 1 and September 1.

        In February 2003, the Company issued $47.0 million in additional notes under the indenture governing the 2001 10 3/4% notes (the "2003 10 3/4% notes", and together with the 2001 10 3/4% notes, collectively, the "10 3/4% notes"). The proceeds of the issuance of the 2003 10 3/4% notes were used to purchase the slot route assets of Anchor Coin. The 2003 10 3/4% notes mature on August 24, 2008. Interest is payable in cash at a rate of 10 3/4% per annum on March 1 and September 1.

        In 2004, the Company successfully completed the tender offer for $210.9 million principal amount of the 10 3/4% notes, and in connection with the tender offer successfully solicited consents to eliminate substantially all of the restrictive covenants and certain events of default from the indenture governing the 10 3/4% notes. The Company is in compliance with the remaining covenants as of December 31, 2004.

8 1/8% Senior Subordinated Notes

        On June 11, 2004, the Company issued (under a private placement) $160 million in 8 1/8% senior subordinated notes due June 1, 2012 (the "8 1/8% notes").

        The proceeds from the 8 1/8% notes, along with the amended credit facility were used to retire 97% of its outstanding 10 3/4% notes for $242.1 million and to pay a $15.0 million dividend to shareholders. Fees of $5.9 million associated with the 8 1/8% notes and amended credit facility are included in other assets at December 31, 2004 and are being amortized over the life of the indebtedness. In connection with the retirement of 97% of the 10 3/4% notes, the Company recorded a loss on the early retirement of debt of $38.0 million. The loss consisted of $31.3 million in debt prepayment premiums and $6.7 million in unamortized loan fees.

        The 8 1/8% notes mature on June 1, 2012. Interest is payable in cash at a rate of 8 1/8% per annum on June 1 and December 1 of each year, beginning on December 1, 2004. The indenture under which the 8 1/8% notes were issued contains various limitations and restrictions including (i) change in control provisions, (ii) limitations on indebtedness and (iii) limitations on certain payments such as dividends. The Company is in compliance with these covenants as of December 31, 2004.

        In August 2004, the Company filed a Form S-4 registration statement with the SEC for the purpose of effecting the exchange of the 8 1/8% notes for identical notes registered for resale under the federal securities laws. This registration statement became effective in November 2004 and the exchange offer was consummated in December 2004.

7% Senior Subordinated Notes

        On November 22, 2004, the Company issued (under a private placement) $170 million in 7% senior subordinated notes due November 15, 2014 (the "7% notes").

        The proceeds from the 7% notes, along with borrowings under the amended credit facility were used to finance the acquisition of the Grace Entertainment assets in February 2005. Estimated fees of $5.8 million associated with the 7% notes and amended credit facility are included in other assets at December 31, 2004 and are being amortized over the life of the indebtedness.

        The 7% notes mature on November 15, 2014. Interest is payable in cash at a rate of 7% per annum on May 15 and November 15 of each year, beginning on May 15, 2005. The indenture under which the 7% notes were issued contains various limitations and restrictions including (i) change in control provisions, (ii) limitations on indebtedness and (iii) limitations on certain payments such as dividends. The Company is in compliance with these covenants as of December 31, 2004.

        In February 2005, the Company filed a Form S-4 registration statement with the Securities and Exchange Commission for the purpose of effecting the exchange of the 7% notes for identical notes registered for resale under the federal securities laws. This registration statement and subsequent exchange of the notes is pending approval by the Securities and Exchange Commission.

        The Company's senior notes are guaranteed by E-T-T, Inc., Cardivan Company, Corral Coin, Inc., Corral Country Coin, Inc., Corral Coin, Inc., E-T-T Enterprises L.L.C., Market Gaming, Inc., and Flamingo Paradise Gaming, LLC (100 percent-owned subsidiaries of Herbst Gaming, Inc.) (collectively, the "subsidiary guarantors"). Condensed consolidating financial information with respect to the subsidiary guarantors is not provided because the Company has no independent assets or operations, the subsidiary guarantees are full and unconditional and joint and several, and there are no other material subsidiaries of the Company other than the subsidiary guarantors.

Credit Facilities

        On October 8, 2004, the Company amended and restated the senior secured credit facility it entered into on June 10, 2004 (the "amended credit facility"). The amendment provided for a $175 million revolving credit facility and included the ability to issue $100 million under a term facility for the acquisition of the Grace Entertainment assets. Borrowings under the senior secured credit facility bear interest, selected monthly at the Company's option, at a premium over the base rate or the one-, two-, three-, or six-month Eurodollar Rate ("Eurodollar"). The premium depends on a leverage ratio and can vary, if determined by reference to the base rate, between 0.25% and 1.75% and, if determined by reference to Eurodollar, between 1.5% and 3.0%. As of December 31, 2004, using the one-month Eurodollar option, the premium over Eurodollar was 2.0%. The Company incurs a commitment fee, payable quarterly in arrears, on the unused portion of the senior secured credit facility. This fee varies depending on a leverage ratio and can vary between 0.30% and 0.50% per annum. As of December 31, 2004, the fee was 0.40% per annum times the average unused portion of the facility.

        The amended credit facility contains various limitations and restrictions, including with respect to leverage covenants (both senior and total) as well as a minimum fixed charge coverage ratio. The Company is in compliance with these covenants as of December 31, 2004.

        Long-term debt is expected to mature as follows (dollars in thousands):

December 31, 2004
2005	$154
2006	117
2007	101
2008	4,101
2009	4
Thereafter	328,935

Total	$333,412

8. Related-Party Transactions

General.

        Edward Herbst, Timothy Herbst and Troy Herbst are brothers and are the officers and directors of Herbst Gaming, Inc. and its wholly-owned subsidiaries. In addition, they are officers and directors of Terrible Herbst, Inc. There is no cross ownership between Herbst Gaming, Inc. and Terrible Herbst, Inc. Terrible Herbst, Inc. is owned solely by Jerry and Maryanna Herbst, the parents of the Herbst brothers. Sean Higgins, the Company's general counsel, is also the general counsel of Terrible Herbst, Inc.

Slot route contract with Terrible Herbst, Inc.

        The Company rents space for certain slot machine route operations in convenience stores owned by Terrible Herbst, Inc. ("Terrible Herbst"), a corporation in which the owners of the Company are officers and which is owned by the father of the Company's owners. Rent expense of $4,132,800, $4,754,400 and $5,599,500 was incurred under this agreement for the years ended December 31, 2002, 2003 and 2004, respectively, for the exclusive placement of slot machines in Terrible Herbst convenience store locations. This contract expires in 2010 but may be extended at the option of the Company for two additional terms of five years.

Other arrangements with Terrible Herbst, Inc.

        The Company has entered into a servicing arrangement with Terrible Herbst pursuant to which it provides accounting and administrative services related to the collection of daily deposits from Terrible Herbst convenience stores. The Company also provides personnel to Terrible Herbst to count, maintain and safeguard large amounts of coin and currency. Terrible Herbst reimburses the Company's expenses in providing these services. Under this servicing arrangement, the Company was paid approximately $205,800, for services rendered for each of the years ended December 31, 2002, 2003 and 2004.

        The Company has entered into a nonexclusive trademark and license agreement with Terrible Herbst for the use of the Terrible Herbst brand name and its cowboy logo which extends through 2011. Subject to mutual consent, the agreement provides for the ability to renew the agreement for two additional successive terms of five years each. Pursuant to this trademark and license agreement, the Company paid approximately $1,200,000, $1,301,000 and $1,345,000 to Terrible Herbst in the years ended December 31, 2002, 2003 and 2004, respectively.

Lease agreements.

        Pursuant to a lease agreement that expires in 2067, including renewal periods, the Company leases the real property on which its corporate headquarters is located from The Herbst Family Limited Partnership II, or Herbst FLP II. The general partners of the Herbst FLP II are Jerry and Maryanna Herbst. The lease requires monthly rental payments of $14,416. In each of 2002, 2003 and 2004, the Company paid $172,992 under this lease.

        Pursuant to a lease agreement that expires in 2026, including renewal periods, the Company leases the real property on which Terrible's Town Casino in Pahrump is located from The Herbst Family Limited Partnership. The lease requires monthly rental payments of $12,500. In each of 2002, 2003 and 2004, the Company paid $150,000 under this lease.

        The Company leases land and office space in certain of its facilities to Terrible Herbst under noncancelable lease agreements with terms ranging from 10 to 20 years. Monthly rental income is $63,500. Rental income from these leases was $662,000, $642,000 and $642,000 for 2002, 2003 and 2004, respectively.

        The Company leases the real property on which Terrible's Searchlight Casino in Searchlight is located from Terrible Herbst for $15,000 per month, pursuant to a lease agreement entered into on June 30, 2002 that expires in 2022, with options to renew the lease for five additional successive terms of ten years each. Terrible Herbst leases that real property from an unrelated third party, pursuant to a lease agreement entered into on June 30, 2002 that expires in 2042, including renewal periods. Amounts paid under this lease were $90,000 in 2002, $180,000 in 2003 and $180,000 in 2004.

        The Company leases a warehouse located in Las Vegas, Nevada for its employment center and purchasing departments from the Herbst's Grandchildren's Trust. The lease began in November 2002 and requires payments of $43,525 per month through November 2012. Rent expense incurred under this lease arrangement was $43,525, $522,300 and $522,300 for the years ended December 31, 2002, 2003 and 2004, respectively.

        Future rental income under related-party agreements is as follows (dollars in thousands):

2005	$642
2006	652
2007	663
2008	663
2009	525
Thereafter	2,779

Total	$5,924

Related-party transactions.

        Edward Herbst, an owner of the Company, owed the Company approximately $434,000 represented by certain notes receivable at December 31, 2003. These notes were repaid in full in the first quarter of 2004. Interest income related to the notes receivable was $26,000, $26,000 and $0 for 2002, 2003 and 2004, respectively.

        Mr. Higgins is the Company's General Counsel, the General Counsel of Terrible Herbst, Inc. and the brother of Mary E. Higgins, the Company's Chief Financial Officer. Mr. Higgins received a salary for services rendered to the Company in 2002, 2003 and 2004 of $260,674, $295,708 and $339,394, respectively.

        In 2003, the Company entered into a slot route contract to install, operate and service slot machines at a tavern owned by HIGCO, Inc., a company owned and operated by Mr. Higgins and two of his brothers, G. Michael Higgins and Kevin J. Higgins. Pursuant to this revenue-sharing contract, HIGCO paid the Company $27,097 in 2003 and $118,756 in 2004. At December 31, 2003, HIGCO, Inc. had a note outstanding of $20,000, which was repaid in full on September 24, 2004.

        In 2004, E-T-T, Inc. entered into a slot route contract with SamCon, Inc., a company owned and operated by Mr. Higgins, to install, operate and service slot machines at a new location which has not yet opened. Terms of this revenue-sharing contract are similar to the terms of the contract the Company entered into with HIGCO in 2003. Pursuant to this revenue-sharing contract, SamCon, Inc. paid E-T-T, Inc. $0 in 2004.

        John N. Brewer, a member of the Company's board of directors, is a partner with Kummer Kaempfer Bonner & Renshaw. The Company retained Kummer Kaempfer Bonner & Renshaw as outside legal counsel through December 31, 2004, and Kummer Kaempfer Bonner & Renshaw has received fees for legal services in the amount of $234,309, $251,188 and $274,310 for 2002, 2003 and 2004, respectively.

        John D. Gaughan, a former member of the Company's board of directors who resigned on August 12, 2004, is the President and Chief Executive Officer of Las Vegas Dissemination, Inc., which provides services related to the race and sports books at Terrible's Hotel & Casino and Terrible's Town.

Las Vegas Dissemination, Inc. received fees for services in the amount of $239,111 in 2002, $366,526 in 2003 and $290,112 in 2004.

        Due from related parties at December 31, 2003 includes $434,000 in notes receivable from an owner. The notes bore interest at rates from 5 to 6 percent and were repaid in full in the first quarter of 2004. Due from related parties also includes receivables of $107,000 and $160,000 at December 31, 2003 and 2004, respectively, from Terrible Herbst, which are non-interest bearing. Interest income related to the notes receivable was $26,000, $26,000 and $0 for the years ended December 31, 2002, 2003 and 2004, respectively.

        Obligations due to related parties at December 31, 2004 consisted of balances due to Terrible Herbst for expenditures made on behalf of the Company, accrued rent, and accrued management fees. The balances are non-interest bearing and payable on demand.

9. Commitments and Contingencies

        At December 31, 2004, the Company has noncancelable location license agreements for space leases at groups of affiliated stores that expire on various dates from 2005 through 2011, with certain options for renewal. Revenues from gaming machines in these stores accounted for approximately 44 percent of the Company's total revenues for the year ended December 31, 2004.

        Future minimum lease payments under noncancelable operating leases and location license agreements are as follows (dollars in thousands):

2005	$69,925
2006	67,059
2007	67,162
2008	49,068
2009	30,533
Thereafter	50,290

Total	$334,037

        Rent expense related to noncancelable leases with terms exceeding one year was $55,998,000, $67,111,000 and $72,227,583 for the years ended December 31, 2002, 2003 and 2004, respectively.

        The Company incurred $0.6 million in costs associated with the termination of the lease with McDonald's at Terrible's Hotel in Las Vegas. This space will be used as a portion of the expansion and parking garage planned at Terrible's Hotel.

        The Company is a party to certain claims, legal actions, and complaints arising in the ordinary course of business or asserted by way of defense or counterclaim in actions filed by the Company. Management believes that its defenses are substantial in each of these matters and that the Company's legal position can be successfully defended without material adverse effect on its consolidated financial statements.

10. Revenue Derived From Major Locations

        Route operations revenues at three groups of affiliated store chains in the years ended December 31, 2003 and 2004 and two groups of affiliated store chains in the year ended December 31, 2002 each accounted for more than 10 percent of the Company's total route revenues. The total of such revenues were approximately $87,299,000, $117,692,000 and $137,468,000 in the years ended December 31, 2002, 2003 and 2004, respectively. Each individual store chain included in an affiliated group of store chains has a separate lease with the Company.

11. Business Segments

        The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way public companies are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas, and major customers. The Company's management does not use segment information on assets to manage its business.

        The Company operates through two business segments—slot route operations and casino operations. The slot route operations involve the installation, operation, and service of slot machines at strategic, high traffic non-casino locations, such as grocery stores, drug stores, convenience stores, bars, and restaurants. Casino operations consist of the following five casinos: Terrible's Town Casino (Henderson) in Henderson, Nevada, Terrible's Searchlight Casino in Searchlight, Nevada and Terrible's Town Casino and Terrible's Lakeside Casino, both of which are located in Pahrump, Nevada, and Terrible's Hotel & Casino in Las Vegas, Nevada.

        Revenues and income for these segments are as follows (dollars in thousands):

	Year Ended December 31,
	2002	2003	2004
Net revenues
Slot route operations	$183,572	$241,462	$292,868
Casino operations	63,001	67,464	79,116
Other—non gaming	3,078	3,049	3,628

Total net revenues	$249,651	$311,975	$375,612

Depreciation and amortization
Slot route operations	$9,464	$17,893	$20,177
Casino operations	5,864	6,039	6,091
Other	413	450	399

Total depreciation and amortization	$15,741	$24,382	$26,667

Segment EBITDA(2)
Slot route operations	$32,791	$48,705	$64,939
Casino operations	14,366	16,322	22,785

Total segment EBITDA(2)	47,157	65,027	87,724
Other and corporate(1)	(7,398)	(9,237)	(10,985)
Depreciation and amortization	(15,741)	(24,382)	(26,667)
Interest expense, net of capitalized interests	(18,785)	(22,932)	(20,849)
Loss on early retirement of debt	—	(267)	(37,991)

Net income (loss)	$5,233	$8,209	$(8,768)

(1)
Represents non-gaming revenues, general and administrative expenses, interest income and loss on lease termination.

(2)
Segment EBITDA is used by management to measure segment profits and losses and consists of income from segment operations plus depreciation and amortization and is calculated before allocation of overhead.

12. Subsequent Events

        Pursuant to the terms of the amended credit facility the Company and its subsidiaries entered into on October 8, 2004, on January 31, 2005, the Company incurred an additional $100.0 million term loan in order to fund the Grace Acquisition. The maturity date of the term loan is January 31, 2011.

        The Company plans to begin construction of a three-level, 450-space parking structure, a casino expansion and general property renovation at Terrible's Hotel & Casino in Las Vegas in spring 2005 at a cost of between approximately $15.0 to $20.0 million. Completion of the project is expected in late 2005. The parking structure will be connected to the casino and will provide needed additional parking for the casino's guests, as the current surface lot is at capacity during peak hours. The Company believes that the availability of covered parking adjacent to the casino will draw additional customers to the property. The casino expansion will add approximately 200 slot machines to the casino floor.

 Selected Quarterly Financial Information (Unaudited)
(in thousands)

	Mar. 31	June 30		Sept. 30	Dec. 31	Total
Year Ended December 31, 2004
Net revenues—Route operations	$68,835	$72,674		$73,472	$77,887	$292,868
Net revenues—Casino operations	19,985	19,699		19,460	19,972	79,116
Net revenues—Other	823	1,003		847	955	3,628
Operating income	11,227	13,436		11,523	13,533	49,719
Net income (loss)	5,486	(29,831	)(1)	7,163	8,414	(8,768)
Year Ended December 31, 2003
Net revenues—Route operations	$53,680	$61,344		$62,178	$64,260	$241,462
Net revenues—Casino operations	16,885	16,383		16,701	17,495	67,464
Net revenues—Other	724	725		863	737	3,049
Operating income	8,579	9,335		6,193	7,073	31,180
Net income	3,336	3,561		351	961	8,209

(1)
Amount includes a loss on early retirement of debt consisting of $31,300 in a debt prepayment penalty and $6,700 in unamortized loan fees.

 INDEPENDENT AUDITOR'S REPORT

To the Members
Mark Twain Casino, L.L.C.
LaGrange, Missouri

        We have audited the accompanying balance sheets of Mark Twain Casino, L.L.C. as of December 31, 2004 and 2003, and the related statements of operations, changes in members' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mark Twain Casino, L.L.C. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

St. Joseph, Missouri
January 19, 2005

 MARK TWAIN CASINO, L.L.C.

Balance Sheets

December 31, 2004 and 2003

ASSETS

	2004	2003
CURRENT ASSETS
Cash and cash equivalents	$2,887,621	$4,221,196
Restricted cash and cash equivalents	1,132,896	1,216,202
Inventories	63,164	53,552
Accounts receivable	14,382	13,266
Prepaid expenses	393,822	252,700

Total current assets	4,491,885	5,756,916

PROPERTY AND EQUIPMENT
Land and land improvements	1,835,144	1,842,644
Building and equipment	14,646,544	14,047,959

Total	16,481,688	15,890,603
Less accumulated depreciation	4,475,944	3,304,035

Total property and equipment	12,005,744	12,586,568

INTANGIBLE ASSETS
Loan costs	552,500	552,500
Less accumulated amortization	552,500	190,744

Total intangible assets	—	361,756

OTHER ASSETS	—	150,000

TOTAL ASSETS	$16,497,629	$18,855,240

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

LIABILITIES AND MEMBERS' EQUITY

	2004	2003
CURRENT LIABILITIES
Accounts payable	$575,907	$251,124
Current portion of notes payable	—	2,009,012
Accrued liabilities	1,049,524	1,039,698

Total current liabilities	1,625,431	3,299,834
LONG-TERM LIABILITIES
Notes payable, less current maturities included above	—	8,286,608

Total liabilities	1,625,431	11,586,442
MEMBERS' EQUITY	14,872,198	7,268,798

TOTAL LIABILITIES AND MEMBERS' EQUITY	$16,497,629	$18,855,240

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 MARK TWAIN CASINO, L.L.C.

Statements Of Operations

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
REVENUES
Gaming	$26,863,907	$25,203,680	$24,829,291
Non-gaming	1,661,587	1,677,792	1,701,053

Total revenues	28,525,494	26,881,472	26,530,344
Less promotional allowances	(634,238)	(600,471)	(559,541)

Net revenues	27,891,256	26,281,001	25,970,803
COST OF GOODS SOLD	1,202,755	1,202,730	1,251,506

Gross profit	26,688,501	25,078,271	24,719,297

OPERATING EXPENSES
Departmental expenses	15,526,429	15,152,707	15,363,983
General and administrative expenses	2,494,823	2,304,449	2,427,863
Loss on sale of assets	14,935	43,536	—
Depreciation and amortization	1,788,126	1,499,070	1,490,408

Total operating expenses	19,824,313	18,999,762	19,282,254

OPERATING INCOME	6,864,188	6,078,509	5,437,043

OTHER INCOME (EXPENSE)
Interest income	21,713	7,696	19,463
Interest expense	(454,854)	(674,696)	(1,291,443)
Miscellaneous income	57,653	93,887	40,233

Total other income (expense)	(375,488)	(573,113)	(1,231,747)

NET INCOME	$6,488,700	$5,505,396	$4,205,296

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 MARK TWAIN CASINO, L.L.C.

Statements Of Changes In Members' Equity

Years Ended December 31, 2004, 2003 and 2002

	Cardinal Gaming Company	Sauvage Gas Company	Total Members' Equity (Deficit)
BALANCE, DECEMBER 31, 2001	(221,377)	(221,377)	(442,754)
Net income	2,102,648	2,102,648	4,205,296

BALANCE, DECEMBER 31, 2002	1,881,271	1,881,271	3,762,542
Member distributions	(999,570)	(999,570)	(1,999,140)
Net income	2,752,698	2,752,698	5,505,396

BALANCE, DECEMBER 31, 2003	3,634,399	3,634,399	7,268,798
Member contributions	2,000,000	2,000,000	4,000,000
Member distributions	(1,442,650)	(1,442,650)	(2,885,300)
Net income	3,244,350	3,244,350	6,488,700

BALANCE, DECEMBER 31, 2004	$7,436,099	$7,436,099	$14,872,198

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 MARK TWAIN CASINO, L.L.C.

Statements Of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,488,700	$5,505,396	$4,205,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,426,370	1,420,141	1,411,480
Amortization	361,756	78,929	78,928
Loss on sale of assets	14,935	43,536	—
Changes in operating assets and liabilities:
Inventories	(9,612)	(4,382)	(5,488)
Accounts receivable—net	(1,116)	(867)	28,438
Prepaid expenses	(141,122)	134,365	80,417
Other assets	150,000	—	—
Accounts payable	12,003	3,468	(135,261)
Accrued liabilities	27,620	(157,655)	163,799
Chip and token liability	(17,794)	2,714	(2,392)

Net cash provided by operating activities	8,311,740	7,025,645	5,825,217

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(557,701)	(458,032)	(151,164)
Proceeds from sale of assets	10,000	138,994	44,009
Sales of investments	—	—	7,652

Net cash used in investing activities	(547,701)	(319,038)	(99,503)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(10,295,620)	(3,987,970)	(3,146,800)
Member contributions	4,000,000	—	—
Member distributions	(2,885,300)	(1,999,140)	—

Net cash used in financing activities	(9,180,920)	(5,987,110)	(3,146,800)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,416,881)	719,497	2,578,914
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,437,398	4,717,901	2,138,987

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,020,517	$5,437,398	$4,717,901

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$478,593	$758,871	$1,254,678

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

MARK TWAIN CASINO, L.L.C.

Summary Of Significant Accounting Policies

December 31, 2004, 2003 and 2002

        Mark Twain Casino, L.L.C. (the Company) was formed on January 30, 1995 for the purpose of conducting gaming operations in the United States. Construction of a dockside barge casino was started in 2000 and the Company was issued a gaming license by the Missouri Gaming Commission and commenced operations on July 25, 2001. The Company is subject to continuing regulation and enforcement by the Missouri Gaming Commission.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

CASH EQUIVALENTS

        The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CASINO REVENUES

        The Company's revenue consists primarily of income from gaming operations. In accordance with gaming industry practice, the Company recognizes as gaming revenue the net wins from gaming activities, which is the difference between gaming wins and losses. Other sources of revenue include food and beverage, and gift shop sales.

INVENTORIES

        The Company's inventories of food, beverages, and gift shop merchandise, are stated at the lower of replacement cost, which approximates first-in, first-out cost, or market value.

ADVERTISING

        The Company expenses advertising costs as incurred.

PROPERTY AND EQUIPMENT

        Property and equipment, with the exception of land, is depreciated over the estimated useful life of each asset. Annual depreciation is computed on either straight-line or accelerated methods for financial reporting. The estimated economic useful lives for each property classification are as follows:

Building and improvements	39.5 years
Barge, land, and site improvements	10 to 30 years
Equipment, furniture, and fixtures	3 to 10 years

        Renewal, improvements and betterments are capitalized. Ordinary maintenance and repairs are charged to expenses as incurred.

LOAN FEES

        Loan fees represent direct costs related to obtaining long-term financing and are amortized over the lives of the related loans.

INCOME TAXES

        The Company and its members have elected to be treated as a partnership for income tax purposes. Accordingly, any tax liability or benefit generated by the Company is passed through to its members, with no tax effect to the Company.

This information is an integral part of the accompanying financial statements.

 MARK TWAIN CASINO, L.L.C.

Notes To Financial Statements

December 31, 2004, 2003 and 2002

NOTE 1—RESTRICTED CASH AND CASH EQUIVALENTS

        The Company is required, under Missouri Gaming Commission (M.G.C.) regulations, to maintain a balance of cash or short-term investments in amounts at least equal to the Company's previous month's average daily payout to patrons, multiplied by seven. Additionally, certain depository accounts are required for gaming and admission tax remittal. As of December 31, 2004 and 2003, the minimum cash balance requirements were $1,132,896 and $1,132,880, respectively, and are included in restricted cash and cash equivalents in the accompanying balance sheets.

NOTE 2—PROPERTY AND EQUIPMENT

        Property and equipment balances are as follows:

	2004	2003
Land	$839,227	$849,227
Land improvements	995,917	993,417
Building and improvements	6,018,922	6,018,922
Barge and site improvements	1,495,224	1,495,224
Equipment, furniture and fixtures	7,132,398	6,533,813

	16,481,688	15,890,603
Less accumulated depreciation	4,475,944	3,304,035

Property and equipment, net	$12,005,744	$12,586,568

NOTE 3—PROMOTIONAL ALLOWANCES

        Revenues from casino operations include the retail value of food and beverage, goods and services provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is as follows:

	2004	2003	2002
Food and beverage	$257,659	$247,090	$225,821
Other	44,013	32,341	37,383

Total	$301,672	$279,431	$263,204

NOTE 4—RELATED PARTIES

        The Company entered into an agreement with Grace Entertainment, Inc. to provide assistance in obtaining financing, and to provide management and business expertise to the Company for a period of five years after the commencement date of operations. Grace Entertainment, Inc. receives as a management fee 2 1/2% of the adjusted gross receipts resulting from operations of the enterprise. Management fees for the years ended December 31, 2004, 2003 and 2002 totaled $698,475, $659,638 and $651,167, respectively. In addition to the management fee, Grace Entertainment, Inc. also receives reimbursement for ordinary and necessary business expenses. Grace Entertainment is affiliated with the Company through common ownership.

        Included in accounts payable are amounts owed to related parties as of December 31, 2004 and 2003 of $117,170, and $109,246, respectively.

        During 2003 and 2002, used slot machines were sold for $59,855 and $44,009, respectively, to St. Jo Frontier Casino, which is affiliated with the Company through common ownership.

        During 2003, used slot machines were sold for $68,986 to Southern Iowa Gaming Company, which is affiliated with the Company through common ownership.

        Interest expense totaled $-0-, $37,577 and $357,406 as of December 31, 2004, 2003 and 2002, respectively, for the related party debt detailed in Note 5.

        During 2003, the Company reimbursed St. Jo Frontier Casino, which is affiliated with the Company through common ownership, $18,268 for costs associated with the Company's opening.

        The Company entered into individual $1,000,000 unsecured related party debt agreements with Sauvage Gas Company and Cardinal Gaming Co. These agreements were amended in July 2000 to increase the debt up to $1,750,000 per party and amended in 2001 up to $1,781,245 per party. Both notes required interest at 12% payable on December 31 of each year. The entire outstanding principal was paid in 2003.

NOTE 5—DEBT

        In July 2000, the Company entered into a $14,000,000 construction loan agreement with The Marshall Group, Inc. Loan fees totaling $552,500 were recorded in connection with the loan as an advance on the note payable. Service fees are expensed as incurred and totaled $21,304, $28,322 and $32,791 for the years ended December 31, 2004, 2003 and 2002, respectively. The note required monthly interest payments at a variable interest rate set at Wall Street Journal Prime plus 1%. The rate was recalculated and adjusted each August 1st. According to the loan agreement, payment terms were interest only from September 1, 2000 through November 1, 2001. Beginning on December 1, 2001, equal monthly payments, including interest, were required and recalculated annually based on the interest rate adjustment. The note was collateralized by the building, non-gaming equipment, a lien on all receipts and revenues of the enterprise, and the personal guarantees of the members of the Company. The note was retired during 2004.

        Long-term debt at December 31, 2004 and 2003 consists of:

	2004	2003
Secured note payable to The Marshall Group	$—	$10,295,620

Total	—	10,295,620
Less current portion	—	2,009,012

Long-term portion	$—	$8,286,608

NOTE 6—LEASE COMMITMENTS

        The Company entered into a franchise and lease agreement for a river dock with the City of LaGrange, Missouri in May 1995. This agreement was amended in December 1999 to reflect the current ownership of Mark Twain Casino, L.L.C. The five year lease agreement requires $200,000 annual payments beginning at the commencement of gaming operations. The Company has the option to renew this lease for up to four additional five year terms. The Company made advance payments of $300,000 on the lease in 2001, of which $-0- was recorded in prepaid expense at December 31, 2004 and 2003. An additional $100,000 advance payment was made in 2001 that is to apply to the final year of the agreement. Subsequent to year end, the casino was sold to a third party who assumed ownership of this lease. Therefore, this prepayment is presented as a current asset within prepaid expenses on the balance sheets in 2004 and as a long-term asset within the other assets caption in 2003. Total lease expense under this lease was $200,000 for the years ended December 31, 2004, 2003 and 2002.

        As part of the lease agreement, the Company also agreed to pay the City of LaGrange, Missouri $50,000 for the LaGrange Revitalization Organization's NAP program. This payment was a one time event which did not bind the City to approve future contributions to the NAP program. The Company recorded this contribution as prepaid rent, and it is to be applied in the fifth year of gaming operations to the required lease payments described above. Subsequent to year end, the casino was sold to a third party who assumed ownership of this contribution. Due to the buyer assuming ownership of this payment, this contribution is classified as current in 2004 for financial presentation purposes.

        The Company has agreed that, beginning with the first year of operation, if it falls short or exactly meets its projections of admission fees and state taxes that go to the City, the Company will pay a $50,000 annual beautification fee to the City for five years, payable on the first of July. If the Company exceeds its projections, each dollar in excess of projections will be credited toward the $50,000 beautification fee. At June 30, 2004, the Company exceeded the projection and the fee was not required to be paid. The Company anticipates that no fee will be necessary at June 30, 2005 and has therefore not provided any accrual for such a fee in these financial statements.

        The Company leases office equipment under noncancelable operating leases expiring in various years through 2007. Lease expense related to these leases totaled $6,700 in 2004. Subsequent to year-end the Casino was sold to a third party. These leases will be assumed by the third party. The following schedule is included for informational purposes only.

        Future minimum lease payments under these leases are as follows:

2005	$9,606
2006	9,606
2007	2,388

Total	$21,600

        Minimum lease payments exclude rentals under renewal options which, as of December 31, 2004 and 2003 are not reasonably assured of being exercised.

        The Company also leases slot machines under the terms of various month-to-month operating lease agreements. These are cancelable at the option of either party to the leases.

        Total rental expense for the years ended December 31, 2004, 2003 and 2002 was $494,403, $482,375 and $704,770 respectively.

NOTE 7—ADVERTISING

        Advertising expense charged to operations for the years ended December 31, 2004, 2003 and 2002 totaled $1,397,612, $1,365,358 and $1,310,369, respectively.

NOTE 8—OTHER TAXES

        The Company remits daily to the M.G.C. a gaming tax representing 20% of adjusted gross receipts from gaming and an admission tax of $2 per patron per gaming session. Gaming taxes totaled $5,377,411, $5,040,742 and $4,969,536 and admission taxes totaled $2,054,628, $2,104,406 and $2,222,982, for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 9—PENSION PLAN

        Effective January 1, 2002, the Company established a defined contribution pension plan (the Plan) that is qualified under Internal Revenue Code, Section 401(k). The Plan provides for Company contributions annually, equal to 25 percent of each eligible participant's individual contribution of up to 6 percent of compensation. Employees may make additional contributions to the Plan up to a specified limit. The funds of the Plan are deposited with a trustee and invested at the employee's option in one or more investment funds. The total pension expense was $12,341, $12,384 and $5,172 for 2004, 2003 and 2002, respectively.

NOTE 10—CONTINGENCIES

        The Company is a defendant in a complaint filed in the United States District Court, Eastern District of Missouri. The suit has no specified damages and is presently in the discovery process. Legal counsel is vigorously defending this action. It is the opinion of management, after reviewing such actions with counsel, that they should not result in material adverse consequences to the Company.

NOTE 11—ACCRUED EXPENSES

        Accrued expenses consist of the following:

	2004	2003
Accrued payroll and related costs	$293,902	$258,024
State gaming taxes	89,685	185,405
Player's club liability	413,725	328,545
Other accrued liabilities	252,212	267,724

Total	$1,049,524	$1,039,698

NOTE 12—RECLASSIFICATIONS

        Certain reclassifications of prior year amounts have been made to conform to the presentation adopted for 2004. These reclassifications had no effect on previously reported losses or changes in members' equity.

NOTE 13—SUBSEQUENT EVENTS

        On July 20, 2004, the Company entered into a definitive agreement with Herbst Gaming, Inc. to sell the assets of the Company for a cash sales price of approximately $56,479,000. These assets include the Mark Twain Casino, located in La Grange, Missouri, which contains 506 slot machines and 17 table games. This transaction was closed on February 1, 2005.

This information is an integral part of the accompanying financial statements.

 Independent Auditor's Report

General Partners
St. Joseph Riverboat Partners
St. Joseph, Missouri

        We have audited the accompanying balance sheets of St. Joseph Riverboat Partners as of December 31, 2004 and 2003, and the related statements of operations, partners' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Joseph Riverboat Partners as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

St. Joseph, Missouri
February 10, 2005

 ST. JOSEPH RIVERBOAT PARTNERS

Balance Sheets

December 31, 2004 and 2003

ASSETS

	2004	2003
CURRENT ASSETS
Cash and cash equivalents	$3,516,897	$2,554,999
Restricted cash and cash equivalents	1,036,891	994,032
Inventories	103,824	89,424
Accounts receivable (less reserve of $14,752 in 2004 and $27,210 in 2003)	260,694	315,984
Accounts receivable—related parties	375,484	398,753
Prepaid expenses	199,841	306,748

Total current assets	5,493,631	4,659,940

PROPERTY AND EQUIPMENT
Property and equipment	23,462,050	22,959,087
Less accumulated depreciation	9,357,290	8,351,411

	14,104,760	14,607,676
Construction in progress	—	17,743

Total property and equipment	14,104,760	14,625,419

INTANGIBLE ASSETS—NET
Goodwill	5,460,595	5,460,595
Loan acquisition costs	—	9,203

Total intangible assets—net	5,460,595	5,469,798

TOTAL ASSETS	$25,058,986	$24,755,157

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

Liabilities And Partners' Equity

	2004	2003
CURRENT LIABILITIES
Accounts payable	$371,130	$41,296
Accrued liabilities	1,095,836	1,145,443
Current maturities of long-term debt	—	1,948,651

Total current liabilities	1,466,966	3,135,390

TOTAL LIABILITIES	1,466,966	3,135,390
PARTNERS' EQUITY	23,592,020	21,619,767

TOTAL LIABILITIES AND PARTNERS' EQUITY	$25,058,986	$24,755,157

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 ST. JOSEPH RIVERBOAT PARTNERS

Statements of Operations

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
REVENUE
Gaming	$24,251,553	$24,598,604	$25,787,118
Non-gaming	1,437,576	1,476,189	1,649,145

Total revenues	25,689,129	26,074,793	27,436,263
Less promotional allowances	(465,733)	(478,747)	(537,484)

Net revenues	25,223,396	25,596,046	26,898,779
COST OF SALES	672,823	677,009	734,014

Gross profit	24,550,573	24,919,037	26,164,765

OPERATING EXPENSES
Departmental expenses	15,852,097	15,894,508	16,648,750
General and administrative expenses	2,067,543	1,873,712	1,887,934
(Gain) loss on sale of assets	(212,616)	24,485	45,012
Depreciation and amortization	1,492,279	1,508,173	1,563,244
Loss on impairment of assets	—	—	542,797

Total operating expenses	19,199,303	19,300,878	20,687,737

OPERATING INCOME	5,351,270	5,618,159	5,477,028

OTHER INCOME (EXPENSE)
Interest income	27,963	16,491	31,717
Interest expense	(82,355)	(236,512)	(429,134)
Miscellaneous income	122,062	161,134	269,004

Total other income (expense)	67,670	(58,887)	(128,413)

NET INCOME	$5,418,940	$5,559,272	$5,348,615

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 ST. JOSEPH RIVERBOAT PARTNERS

Statements of Partners' Equity

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
BALANCE, BEGINNING OF YEAR	$21,619,767	$19,995,191	$19,366,310
Distributions to partners	(3,446,687)	(3,934,696)	(4,719,734)
Net income	5,418,940	5,559,272	5,348,615

BALANCE, END OF YEAR	$23,592,020	$21,619,767	$19,995,191

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 ST. JOSEPH RIVERBOAT PARTNERS

Statements of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,418,940	$5,559,272	$5,348,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,483,076	1,433,319	1,525,840
Amortization	9,203	74,854	37,403
Bad debt expense	5,628	(8,481)	(6,513)
(Gain) loss on sale of assets	(212,616)	24,485	45,012
Professional fees	—	12,164	—
Loss on impairment of assets	—	—	542,797

Changes in operating assets and liabilities:
Inventories	(14,400)	2,673	(22,868)
Accounts receivable	49,662	(94,277)	(154,898)
Accounts receivable—related parties	23,269	(21,417)	(207,349)
Prepaid expenses	106,907	(22,453)	(92,697)
Accounts payable	62,108	(45,118)	37,510
Accrued liabilities	(49,607)	(228,069)	(19,841)

Net cash provided by operating activities	6,882,170	6,686,952	7,033,011

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(867,624)	(483,696)	(615,998)
Proceeds from sale of assets	385,549	10,213	17,046

Net cash used in investing activities	(482,075)	(473,483)	(598,952)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to partners	(3,446,687)	(3,934,696)	(4,719,734)
Repayments of long-term debt	(1,948,651)	(5,957,417)	(1,703,755)
Proceeds from issuance of long-term debt	—	3,500,000	—
Payment of loan acquisition costs	—	(16,262)	—

Net cash used in financing activities	(5,395,338)	(6,408,375)	(6,423,489)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,004,757	(194,906)	10,570
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,549,031	3,743,937	3,733,367

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,553,788	$3,549,031	$3,743,937

        Cash paid for interest totaled $82,355, $236,512 and $429,134 for the years ended December 31, 2004, 2003 and 2002, respectively.

These financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to financial statements.

 ST. JOSEPH RIVERBOAT PARTNERS

Summary of Significant Accounting Policies

December 31, 2004, 2003 and 2002

        St. Joseph Riverboat Partners (the Partnership) operating as St. Jo Frontier Casino is organized as a Missouri general partnership to operate a riverboat gaming facility in the St. Joseph, Missouri, area. The Partnership was formed on September 17, 1993, and was licensed by the Missouri Gaming Commission (M.G.C.) and commenced operations on June 24, 1994. The Partnership completed construction of a new riverboat in December 1997 that was licensed and commenced operations on May 24, 1998.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASINO REVENUES

        The Partnership's revenue consists primarily of income from gaming operations. In accordance with gaming industry practice, the Partnership recognizes as gaming revenue the net wins from gaming activities, which is the difference between gaming wins and losses. Other sources of revenue include food, beverage and gift shop revenues.

CASH AND CASH EQUIVALENTS

        The Partnership considers short-term investments in overnight repurchase agreements as cash equivalents.

ACCOUNTS RECEIVABLE

        Accounts receivable consists primarily of convention and banquet receivables and ATM reimbursement receivables and is stated at the receivable amount. The normal terms are that the amounts are due upon receipt. No finance charges are assessed. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of amounts that will not be collected. Management establishes the valuation allowance based principally on historical experience. All accounts or portions thereof deemed to be uncollectible are written off to the allowance for uncollectible accounts.

INVENTORIES

        The Partnership's inventories consist of food, beverages, gift shop merchandise and casino supplies, and are stated at the lower of cost, using the first-in, first-out method, or market value.

INCOME TAXES

        Federal and state income taxes are the obligation of the general partners. Accordingly, no tax liabilities or benefits have been recognized in the accompanying financial statements.

ADVERTISING

        The Partnership expenses advertising costs as incurred.

PROPERTY AND EQUIPMENT

        Property and equipment, with the exception of land and artwork, are depreciated over the estimated useful life of each asset. Annual depreciation is computed using both the straight-line and accelerated methods. The estimated economic useful lives for each property classification are as follows:

Building and improvements	39.5 years
Riverboat, barge, and site improvements	10 to 30 years
Equipment, furniture, and fixtures	3 to 7 years

        Renewal, improvements, and betterments are capitalized. Ordinary maintenance and repairs are charged to expenses as incurred.

This information is an integral part of the accompanying financial statements.

 ST. JOSEPH RIVERBOAT PARTNERS

Notes to Financial Statements

December 31, 2004, 2003 and 2002

NOTE 1—RESTRICTED CASH AND CASH EQUIVALENTS

        The Partnership is required, under the M.G.C. regulations, to maintain a balance of cash or short-term investments in amounts at least equal to the Partnership's previous month's average daily payout to patrons, multiplied by seven. Additionally, certain depository accounts are maintained for gaming and admission tax remittal. As of December 31, 2004 and 2003, the minimum cash balance requirement was $1,036,891 and $994,032, respectively, and is presented as restricted cash and cash equivalents in the accompanying balance sheets.

        At December 31, 2004 and 2003, the Partnership had overnight repurchase agreements of $2,630,653 and $1,850,147, respectively, with a financial institution. These overnight repurchase agreements were collateralized with United States government securities with a market value of $2,630,653 and $1,850,147 at December 31, 2004 and 2003, respectively.

NOTE 2—PROPERTY AND EQUIPMENT

        Property and equipment balances are as follows:

	2004	2003
Land	$557,535	$532,211
Artwork	215,989	215,989
Building and improvements	5,052,427	5,211,486
Riverboat, barge and site improvements	7,954,427	7,923,890
Equipment, furniture and fixtures	9,681,672	9,075,511

	23,462,050	22,959,087
Less accumulated depreciation	9,357,290	8,351,411

	14,104,760	14,607,676
Construction in progress	—	17,743

Property and equipment, net	$14,104,760	$14,625,419

        Depreciation expense totaled $1,483,076 and $1,433,319 for 2004 and 2003, respectively.

NOTE 3—PROMOTIONAL ALLOWANCES

        Revenues from casino operations include the retail value of food and beverage, goods, and services provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is as follows:

	2004	2003	2002
Food and beverage	$209,971	$214,528	$226,510
Other	43,410	39,851	51,799

Total	$253,381	$254,379	$278,309

NOTE 4—INTANGIBLE ASSETS

        Goodwill includes payments made to a partner who withdrew from the Partnership in a prior year. In connection with that withdrawal, the Partnership's net assets were revalued, using as a measurement base the excess of the fair value of the consideration paid over the underlying net capital account of the withdrawing partner. Goodwill of $7,706,344 was recognized in connection with this transaction.

        An additional partner withdrew from the Partnership during 2000. In connection with that withdrawal, the Partnership's net assets were again revalued, using as a measurement base the excess of the fair value of the consideration paid over the underlying net capital account of the withdrawing partner. Goodwill of $25,618 was recognized in connection with this transaction.

        The intangible assets include both goodwill and loan acquisition costs. The goodwill is considered to have an indefinite life, and accordingly has not been amortized since the Partnership's adoption of FASB 142 in 2002. It is tested annually for any impairment of value. Loan acquisition costs are being amortized over the life of the loan.

        Intangible assets and the related accumulated amortization are as follows:

	2004	2003
Goodwill	$7,731,962	$7,731,962
Accumulated amortization	2,271,367	2,271,367

Carry value of goodwill	$5,460,595	$5,460,595

Loan acquisition costs	$16,262	$16,262
Accumulated amortization	16,262	7,059

Carry value of loan acquisition costs	$—	$9,203

        Amortization expense for loan acquisition costs totaled $9,203 in 2004 and $74,854 in 2003.

NOTE 5—PARTNERS' EQUITY

        The respective shares of partnership equity for each partner, at December 31, 2004 and 2003, are as follows:

		2004 Participation Percentage	2003 Participation Percentage
Continental Gaming Co	(a Missouri corporation)	89.88%	89.88%
Mignon Enterprises, Inc.	(a Missouri corporation)	5.06	5.06
Revson Holdings Limited	(a Missouri corporation)	5.06	5.06

Total		100.0%	100.0%

        The term of the Partnership ends on December 31, 2043, unless otherwise extended or terminated in accord with certain provisions in the partnership agreement.

NOTE 6—LONG-TERM DEBT

        The outstanding balances under the Partnership's long-term debt agreements, as of December 31, 2004 and 2003, are as follows:

	2004	2003
Mortgage note payable to Grace Financial, Inc., a related party.	$—	$1,676,405
Mortgage note payable to Mignon Enterprises, Inc., a related party	—	108,155
Mortgage note payable to Revson Holdings, Inc., a related party.	—	108,155
Mortgage note payable to Commerce Bank.	—	55,936

		1,948,651
Less current maturities	—	1,948,651

Long-term debt	$—	$—

        On February 12, 2004, the Partnership paid off the Commerce Bank mortgage note payable in full with proceeds received from the sale of the building to which the note related.

        On November 18, 2004, the Partnership paid off the balance of the remaining related party debt.

NOTE 7—PENSION PLAN

        The Partnership provides a defined contribution pension plan (the Plan) to its employees that is qualified under Internal Revenue Code, Section 401(k). The Plan provides for Partnership contributions annually equal to 25 percent of each eligible participant's individual contribution of up to 6 percent of compensation. Employees may make additional contributions to the Plan up to a specified limit. Plan assets are deposited with a trustee and invested at each employee's option in one or more investment funds. Total Partnership expense related to this plan amounted to $26,561, $31,806 and $35,417 for 2004, 2003 and 2002, respectively.

NOTE 8—ADVERTISING

        Advertising expense charged to operations for the years ended December 31, 2004, 2003 and 2002 totaled $490,271, $418,178 and $526,621, respectively.

NOTE 9—LEASES

        The Partnership leases table games and slot machines under operating leases which renew monthly. Total rental expense for these leases, for the years ended December 31, 2004, 2003 and 2002, was $515,834, $459,006, and $412,690, respectively.

NOTE 10—OTHER TAXES

        The Partnership remits daily to the M.G.C. a gaming tax representing 20 percent of adjusted gross receipts from gaming and an admission tax of $2 per patron per gaming session. Gaming taxes totaled

$4,873,665, $4,913,728 and $5,146,199 and admission taxes totaled $1,755,560, $1,854,238 and $2,028,592, respectively, for the years ended December 31, 2004, 2003 and 2002.

NOTE 11—RELATED PARTIES

        The Partnership entered into miscellaneous transactions with various related parties during 2004 and 2003 including Continental Gaming, Grace Entertainment, Indian Gaming Company of Kansas, Indian Gaming Company, Midwest Transport, Mark Twain Casino, Southern Iowa Gaming Company, Kansas Racing L.L.C., Grace Farms, Grace Construction, Grace Development, Captain Bartlett Inn, Prescott Resort, Grace Inn, W.M. Grace, Viscosity Oil Co., and Artesian Ice and Storage Co. These are all related parties through common ownership. Except as described below, total expenses related to transactions with the above related parties were $3,160 and $48,308 in 2004 and 2003, respectively, and total reimbursements received from related parties for amounts paid by St. Jo Frontier Casino were $37,923 and $94,623 in 2004 and 2003, respectively.

        The Partnership provides payroll services for Grace Entertainment, Inc. employees and is reimbursed monthly. Wages paid on behalf of Grace Entertainment totaled $638,005, $639,347 and $586,647 for the years ended December 31, 2004, 2003 and 2002, respectively. Wages paid for Grace Entertainment employees on behalf of Kansas Racing, were $18,094, $20,466 and $103,354 in 2004, 2003 and 2002, respectively, and wages paid for Grace Entertainment employees on behalf of Indian Gaming Co. of Kansas were $64,038, $54,516 and $68,147 in 2004, 2003, and 2002, respectively.

        In addition to the above, the Partnership purchased used slot machines for $59,855 excluding sales tax, from Mark Twain Casino in 2003.

NOTE 12—COMMITMENTS AND CONTINGENCIES

Lease Agreement

        The Partnership executed a lease agreement with the City of St. Joseph, Missouri and the County of Buchanan for support facilities. Rent payments consist of 2 percent of the annual net gaming proceeds (not less than $120,000) and the lesser of $1.00 per customer entering the gaming facility or 25 percent of the per-customer admission fee, exclusive of admission fees paid to the State of Missouri pursuant to law (not less than $100,000). The initial term of the lease was five years with options to renew for five successive periods of five years. The initial term expired June 30, 1999, and has been renewed for an additional five years. Lease expense under this agreement for the years ended December 31, 2004, 2003 and 2002 was $587,387, $591,774 and $614,843, respectively.

Litigation

        The Partnership is a party to a number of lawsuits and claims which it is vigorously defending. Such matters arise out of the normal course of business and relate to government regulations and other issues. While the results of litigations cannot be predicted with certainty, management believes, based on advice of Partnership counsel, the final outcome of such litigation will not have a material adverse effect on the financial position and results of operations of the Partnership.

NOTE 13—CASH FLOW DISCLOSURES

        During 2002, the Partnership exchanged certain electronic gaming devices with a book value of $62,018 for a credit memo with a value of $34,000. A loss of $28,018, which represents the excess of the book value of the equipment given up over the value of the credit memo received, has been charged to operations in 2002.

NOTE 14—RECLASSIFICATIONS

        Certain prior year amounts have been reclassified to conform to the presentation adopted for 2004. These reclassifications had no effect upon previously reported net income or retained earnings.

NOTE 15—ACCRUED EXPENSES

        Accrued expenses consist of the following:

	2004	2003
Accrued payroll and related costs	$392,019	$326,642
Gaming and admission taxes	141,136	216,693
Players Club liability	353,267	333,707
Other accrued liabilities	209,414	268,401

Total	$1,095,836	$1,145,443

NOTE 16—SUBSEQUENT EVENTS

        On July 20, 2004, the Partnership entered into a definitive agreement with Herbst Gaming, Inc. to sell substantially all of the assets of the Partnership for a cash sales price of approximately $49,502,000. These assets include the St. Jo Frontier Casino, located in St. Joseph, Missouri, which contains 589 slot machines and 16 table games. The sale became final on February 1, 2005.

This information is an integral part of the accompanying financial statements.

 Independent Auditor's Report

Board of Directors
Southern Iowa Gaming Company
St. Joseph, Missouri

        We have audited the accompanying consolidated balance sheets of Southern Iowa Gaming Company and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Iowa Gaming Company and its subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

St. Joseph, Missouri
February 9, 2005

 SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

ASSETS

	2004	2003
CURRENT ASSETS
Cash:
On hand	$4,026,437	$4,717,587
In banks	6,612,451	6,456,109
Account receivable:
Related parties	—	1,038
Employees	744	—
Interest	5,983	2,000
Other	171,005	191,518
Current portion of notes receivable—City of Osceola	—	217,861
Inventories	133,240	135,313
Prepaid Expenses	491,405	459,863

Total current assets	11,441,265	12,181,289

PROPERTY AND EQUIPMENT
Property and equipment	48,277,142	46,444,231
Accumulated depreciation	(11,720,316)	(9,262,876)

Total property and equipment	36,556,826	37,181,355

OTHER ASSETS
Loan acquisition costs—net	—	88,799
Deposits	—	55,000

Total other assets	—	143,799

TOTAL ASSETS	$47,998,091	$49,506,443

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY

	2004	2003
CURRENT LIABILITIES
Current maturities of notes payable	$15,600,000	$5,000,000
Accounts payable:
Trade	721,594	595,390
Related parties	358,426	156,369
Accrued liabilities	2,585,686	2,351,323
Use tax litigation reserve	163,526	463,498

Total current liabilities	19,429,232	8,566,580
LONG-TERM LIABILITIES
Notes payable—net of current maturities	—	15,600,000

Total liabilities	19,429,232	24,166,580

SHAREHOLDERS' EQUITY
Common stock	10,000,000	10,000,000
Retained earnings	18,568,859	15,339,863

Total shareholders' equity	28,568,859	25,339,863

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$47,998,091	$49,506,443

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

 SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
REVENUE
Gaming revenue	$57,707,766	$59,544,462	$52,939,937
Hotel revenue	1,388,464	1,368,600	1,410,334
Non-gaming revenue	4,196,333	4,394,047	4,388,221

Total revenue	63,292,563	65,307,109	58,738,492
Less promotional allowances	(1,432,950)	(1,446,755)	(1,580,901)

Net revenue	61,859,613	63,860,354	57,157,591
Cost Of Sales	1,940,045	2,024,084	1,914,278

Gross profit	59,919,568	61,836,270	55,243,313

OPERATING EXPENSES
General and administrative expenses	36,682,028	34,931,398	33,290,715
Management fees	1,628,109	1,637,983	1,478,097
Loss on disposal of assets	69,177	87,065	179,099
Depreciation and amortization expenses	2,822,402	2,659,818	2,568,775

Total operating expenses	41,201,716	39,316,264	37,516,686

Operating income	18,717,852	22,520,006	17,726,627

OTHER INCOME (EXPENSE)
Interest income	99,006	71,308	111,783
Use tax settlement	300,000	—	238,369
Interest expense	(957,331)	(1,188,241)	(1,669,896)
Other income	369,469	440,154	163,381

Total other income (expense)	(188,856)	(676,779)	(1,156,363)

NET INCOME	$18,528,996	$21,843,227	$16,570,264

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

 SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Years Ended December 31, 2004, 2003 and 2002

			Common Stock
		Retained Earnings
	Total		Shares	Amount
BALANCE, DECEMBER 31, 2001	$15,526,372	$5,526,372	100,000	$10,000,000
Distributions to shareholders	(13,200,000)	(13,200,000)	—	—
Net income	16,570,264	16,570,264	—	—

BALANCE, DECEMBER 31, 2002	18,896,636	8,896,636	100,000	10,000,000
Distributions to shareholders	(15,400,000)	(15,400,000)	—	—
Net income	21,843,227	21,843,227	—	—

BALANCE, DECEMBER 31, 2003	25,339,863	15,339,863	100,000	10,000,000
Distributions to shareholders	(15,300,000)	(15,300,000)	—	—
Net income	18,528,996	18,528,996	—	—

BALANCE, DECEMBER 31, 2004	$28,568,859	$18,568,859	100,000	$10,000,000

        Common stock carries a $100 par value. There are 100,000 shares of common stock authorized and issued.

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

 SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,528,996	$21,843,227	$16,570,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,733,603	2,564,225	2,422,927
Amortization	88,799	95,593	145,848
Loss on disposal of fixed assets	69,177	87,065	179,100
Use tax settlement	(300,000)	—
Effect of changes in operating assets and liabilities:
Receivables	20,513	(101,427)	64,987
Due from related parties	1,038	(16)	214,244
Employees	(744)	2,718	7,879
Interest receivable	(3,983)	(305)	(1,695)
Inventories	2,073	32,187	38,258
Prepaid expenses	49,458	(167,003)	(172,471)
Accounts payable	(8,451)	(41,477)	25,475
Accrued liabilities	234,391	(555,120)	(280,580)
Payable to related parties	202,057	(84,043)	83,181

Net cash provided by operating activities	21,616,927	23,675,624	19,297,417

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from notes receivable	217,861	348,893	302,523
Proceeds from sale of fixed assets	399,619	71,052	5,000
Purchases of property and equipment	(2,469,215)	(1,068,838)	(1,576,606)

Net cash used in investing activities	(1,851,735)	(648,893)	(1,269,083)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(5,000,000)	(4,600,000)	(5,974,863)
Distributions to shareholders	(15,300,000)	(15,400,000)	(13,200,000)

Net cash used in financing activities	(20,300,000)	(20,000,000)	(19,174,863)

NET INCREASE (DECREASE) IN CASH	(534,808)	3,026,731	(1,146,529)
CASH, BEGINNING OF YEAR	11,173,696	8,146,965	9,293,494

CASH, END OF YEAR	$10,638,888	$11,173,696	$8,146,965

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

December 31, 2004, 2003 and 2002

        Southern Iowa Gaming Company d/b/a Lakeside Casino Resort was incorporated on June 11, 1997 for the purpose of conducting gaming and hospitality operations in the United States. The Company, in association with Clarke County Development Corporation, received a gaming license from the state of Iowa on November 20, 1997, and began construction of an excursion gambling boat and resort in 1998. The hotel and restaurant portion of the resort began operations on December 31, 1999 and the Casino began operations on January 1, 2000.

        Clay Street Development Company (the subsidiary) was formed in October 2003 and operates as a subsidiary of Southern Iowa Gaming Company. The subsidiary owns a convenience store and gas station located at the entrance to the Casino property. A management agreement with KG Management is in place authorizing it to manage and operate the facility.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

CONSOLIDATION POLICY

        The consolidated statements include the accounts of the Company and its wholly-owned subsidiary, Clay Street Development Company. All material intercompany accounts and transactions have been eliminated in consolidation.

CASINO REVENUES

        In accordance with common gaming industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. Other sources of revenue include hotel revenues and non-gaming revenues that come primarily from food, beverages and gift shop sales.

ACCOUNTS RECEIVABLE

        Accounts receivable consists primarily of convention and banquet receivables and is stated at the receivable amount. The normal terms are that the amounts are due upon receipt. No finance charges are assessed. The carrying amount is not reduced by a valuation allowance, as management believes the amounts are current and collectible.

INVENTORIES

        Inventories consist principally of food, beverages, uniforms and gift shop items that are valued at the lower of cost or market. Cost is calculated using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

        The Company's property and equipment includes land, land improvements, land base, barge, RV Park and equipment.

        Land improvements consist of the parking lot for the casino and other improvements to the outside of the facility. They are being depreciated on the straight-line method over their estimated useful lives of twenty years.

        The Company's land base consists of the resort facility surrounding the casino, including a hotel and restaurants. The land base is being depreciated on the straight-line method over its estimated useful life of forty years.

        The barge represents the excursion gambling boat in which the casino is located and is being depreciated on the straight-line method over its estimated useful life of eighteen years.

        The RV Park consists of the site work, asphalt and utility improvements to add the park, and is being depreciated on the straight-line method over its estimated useful life of twenty years.

        Equipment consists of various food and beverage, hotel, casino, and computer equipment as well as automobiles. These assets are being depreciated on the straight-line method over their estimated useful lives, which range from five to ten years.

ADVERTISING

        The Company expenses advertising costs as incurred.

INCOME TAXES

        The Company and its subsidiary, with the consent of its shareholders, have elected to be treated as S Corporations under the Internal Revenue Code. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes is included in the consolidated financial statements.

LOAN ACQUISITION COSTS

        Loan acquisition costs for the mortgage note payable to Wells Fargo Bank includes a 1% loan fee, legal fees, and a collar fee to use the LIBO Rate plus the applicable margin as the interest rate. These costs incurred by the Company to acquire its long-term debt are amortized over the life of the applicable loan.

This information is an integral part of the accompanying consolidated financial statements.

 SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

NOTE 1—NOTES RECEIVABLE—CITY OF OSCEOLA

        As a condition of the Company's lease agreement with the City of Osceola and the Osceola Water Works Board of Trustees, as further described in Note 12, the Company agreed to provide financing to the City for it to construct highway improvements from the City to the Clay Street interstate interchange. Those improvements amounted to $1,310,163 and are reflected as $-0- and $217,861 of notes receivable at December 31, 2004 and 2003, respectively. The City paid the loan monthly, including interest at a rate of 5.5% per annum. This note was retired during 2004.

NOTE 2—PROPERTY AND EQUIPMENT

        The Company's primary categories of property and equipment at December 31, 2004 and 2003 are:

	2004	2003
Land	$857,137	$939,726
Land improvements	2,586,109	2,484,205
Land base	19,460,759	18,914,923
Casino barge	11,616,460	11,498,851
RV Park	654,341	654,341
Equipment	13,102,336	11,902,185
Work in progress	—	50,000

	48,277,142	46,444,231
Less accumulated depreciation	11,720,316	9,262,876

Property and equipment, net	$36,556,826	$37,181,355

NOTE 3—PROMOTIONAL ALLOWANCES

        Revenues from casino operations include the retail value of food and beverage, goods, and services provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is as follows:

	2004	2003	2002
Hotel	$568	$719	$389
Food and beverage	337,331	402,121	365,120
Other	399,853	382,309	382,679

Total	$737,752	$785,149	$748,188

NOTE 4—MANAGEMENT AGREEMENTS

        On December 22, 1999, the Company entered into an agreement with Grace Entertainment, Inc. to provide management and technical expertise to the Company for a period of five years commencing January 1, 2000. In return for providing management services, Grace Entertainment, Inc. receives as a management fee 2 1/2% of the adjusted gross receipts resulting from the operation of the enterprise. In addition to the management fee, Grace Entertainment, Inc. also receives reimbursement for ordinary and necessary business expenses. Management fees were $1,590,333, $1,630,002 and $1,478,097 for the years ended December 31, 2004, 2003 and 2002, respectively. Grace Entertainment is affiliated with the Company through common ownership.

        On December 24, 2003, the Subsidiary entered into a one year agreement with KG Management to manage and operate its convenience store and petroleum operation at the entrance to the casino property. The agreement calls for a monthly guaranteed fee to KG Management, plus a contingent amount equal to 25% of any operating profit from the facility that exceeds the guaranteed payment. The guarantee fee will increase on the anniversary date annually by any percentage increase in the Consumer Price Index. The agreement will automatically renew annually. Termination of the agreement requires a six month cancellation notice, which can be given by either party. Management fees were $37,776 and $7,981 for the years ended December 31, 2004 and 2003, respectively.

NOTE 5—RELATED PARTY ACTIVITIES

        The Company has various amounts which are receivable from or payable to related parties at December 31, 2004 and 2003.

	Accounts Receivable		Accounts Payable
Description
	2004	2003	2004	2003
Grace Entertainment, Inc.	$—	$—	$358,366	$151,327

St. Joseph Riverboat Partners	—	—	—	5,042
Other related	—	1,038	60	—

	$—	$1,038	$358,426	$156,369

        Southern Iowa Gaming is managed by Grace Entertainment, Inc. Grace Entertainment, Inc. is a management company controlled by the majority shareholder of Southern Iowa Gaming Company. This same shareholder also has a controlling interest in St. Joseph Riverboat Partners.

        During 2002, Southern Iowa Gaming Company recorded a payable of $46,535 due to St. Joseph Riverboat Partners for reimbursement of software licenses. Other miscellaneous reimbursement items due to St. Joseph Riverboat Partners total $13,497 in 2002.

NOTE 6—LEASES

        The Company leases table games and slot machines under operating leases, which renew monthly. Total rental expenses for these leases for the years ended December 31, 2004 and 2003 were $912,171 and $901,760, respectively.

NOTE 7—DEBT

        In November 1998, the Company entered into a $35,000,000 debt agreement with Wells Fargo Bank. The loan principal is payable in quarterly payments with the final principal payment of $13,000,000 due May 16, 2005, or upon the sale of the facility, if earlier. The quarterly principal payments range from $900,000 to $1,300,000, and have a weighted average interest rate on the remaining balance of 3.243%. Accrued interest is due and payable monthly. The loan is secured by substantially all of the assets of the Company and guaranteed by the Company's majority shareholder.

        Long-term debt consists of the following:

	2004	2003
Mortgage note payable to Wells Fargo Bank.	$15,600,000	$20,600,000
Less current portion	15,600,000	5,000,000

Long term portion	$—	$15,600,000

NOTE 8—LOAN ACQUISITION COSTS

        The mortgage note payable to Wells Fargo Bank includes loan costs of $573,054 that have been capitalized and are amortized over the life of the loan. Loan costs were fully amortized as of December 31, 2004. Amortization expense was $88,799, $92,593 and $145,848 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 9—ACCRUED EXPENSES

        Accrued expenses consist of the following:

	2004	2003
Accrued payroll and related costs	$689,879	$746,280
Gaming and admission taxes	369,253	626,142
Players club liability	579,441	145,845
Other accrued liabilities	947,113	833,056

Total	$2,585,686	$2,351,323

NOTE 10—ADVERTISING

        Advertising expense was $1,080,143, $977,642 and $839,698 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 11—CASH FLOW DISCLOSURES

        Cash paid for interest totaled $920,382, $1,265,862 and $1,720,195 for the years ended December 31, 2004, 2003 and 2002, respectively.

	2004	2003	2002
Noncash transactions included:
Assets transferred to inventory	$—	$—	$14,000
Property and equipment purchased with related party payable to St. Joseph Riverboat Partners	—	(46,535)	46,535

NOTE 12—LEASE COMMITMENTS

        The Company entered into an agreement and lease with the City of Osceola, Iowa (City) and the Osceola Water Works Board of Trustees (Board), relating to certain real estate surrounding West Lake and the use of West Lake in the operation of the Company's excursion gambling boat. The agreement and lease is for five years commencing May 20, 1999 with nine options to extend for additional five year terms. The initial lease term expired in May 2004, and was renewed for an additional five year term.

        The lease requires the Company to pay the Board $12,500 per month beginning May 20, 1999. The monthly installments will increase each year by 1 percent until termination of the lease. Total water rights expense for the years ended December 31, 2004, 2003 and 2002 was $157,261, $155,704 and $154,163, respectively.

        The Company must also pay the City 1.25% of the adjusted gross gambling receipts monthly. The total expense for the 2004, 2003 and 2002 years was $733,329, $755,245 and $677,326, respectively.

        As part of the agreement and lease, the Company is required to employ not less than 500 employees. At December 31, 2004 the Company had 516 employees. The Company is required to spend not less than $30,000,000 on infrastructure and other improvements over the first five years of operations. As of December 31, 2004 the Company had spent $37,496,770 on infrastructure and improvements.

        Future minimum lease payments under this lease are as follows:

2005	$39,413

        Minimum lease payments exclude rentals under renewal options which, as of December 31, 2004, have not been exercised. Contingent rental payments under these leases are expected by management to be material to the financial statements. However, they are not susceptible to estimation and are therefore excluded from this presentation.

        The Company expects all of these lease obligations to be assumed by Herbst Gaming, Inc. concurrent with that company's purchase of the gaming operations further discussed in Note 16.

NOTE 13—PENSION PLAN

        The Company participates in a defined contribution pension plan (the Plan) that is qualified under Internal Revenue Code Section 401(k). The Plan provides for annual Company contributions equal to 25 percent of each eligible participant's individual contribution of up to 6 percent of compensation. Employees may make additional contributions to the Plan up to a specified limit. The funds of the Plan are deposited with a trustee and invested at the employee's option in one or more investment funds. Total Company expense for the Plan amounted to $48,489, $40,731 and $49,610 for 2004, 2003 and 2002, respectively.

NOTE 14—OTHER TAXES

        The State of Iowa collects gaming taxes from riverboat casinos. State gaming taxes are calculated on a tiered structure based on levels of gross revenue. Total gaming taxes for the years ended

December 31, 2004, 2003 and 2002 were $11,909,846, $11,733,914 and $10,487,217, respectively. Of this amount, $10,941,881, $10,948,459 and $9,782,799 was remitted to the State of Iowa for use in the general fund for 2004, 2003 and 2002, respectively. The remaining gaming taxes equal 1.8% of adjusted gross receipts, from which .5% is allocated to both the City of Osceola and Clarke County, ..3% is used for the gambler's assistance program, and .5% for endowment fund. Taxes remitted for the City, County, gambling assistance, and endowment fund were $967,965, $785,455 and $704,418 for the years ended December 31, 2004, 2003 and 2002, respectively. The Company also remits admissions taxes to the State of Iowa, which amounted to $547,578 for the year ended December 31, 2004, $604,043 for the year ended December 31, 2003 and $497,759 for the year ended December 31, 2002.

NOTE 15—MANAGEMENT AND OPERATIONS AGREEMENT

        The Company entered into an agreement with Clarke County Development Corporation, which holds the license to operate gambling games. This agreement establishes the Company as agent for Clarke County to operate gambling games under its license. The term of the agreement is for five years, expiring January 1, 2005 with an additional five year option. The fee paid to the Development Company is 1.5% of adjusted gross gaming revenue. The fee expense to the Development Company was $879,995, $906,294 and $812,791 for the years ended December 31, 2004, 2003 and 2002, respectively. The Company expects this agreement to be assumed by Herbst Gaming, Inc. concurrent with that company's purchase of the gaming operations further discussed in Note 16.

NOTE 16—COMMITMENTS AND CONTINGENCIES

        On July 20, 2004, the Company entered into an agreement with Herbst Gaming, Inc. to sell the assets of the Company for a cash sales price of approximately $181,519,000. These assets include the Lakeside Casino Resort in Osceola, Iowa, which contains 921 slot machines and 33 table games, and an adjacent 60 room all suite hotel and RV Park. The necessary applicable governmental approvals, including approvals from the Iowa Racing Commission, were obtained during January 2005. The final closing on the sale occurred on February 1, 2005. Concurrent with the closing, the Company surrendered its Iowa Gaming license.

        During 2004, the State of Iowa passed House Bill 2302, which includes a tax for the 2005-2006 Rebuild Iowa Infrastructure Assessments. The first of two yearly payments of $1,136,988 is due on June 1, 2005 as a prepayment. In the years of 2011-2015, five installments of $454,795 can be used to offset these assessments against taxes imposed on the licensee, starting with the fiscal year beginning July 1, 2010. No amount for these assessments is reflected in these consolidated financial statements.

        The State of Iowa is proposing that the Company should pay Iowa use tax on the total completed cost of the barge, as they claim it is an intact water vehicle and therefore subject to use tax as an entirety. A signed settlement letter with the State of Iowa for $100,000 has been executed. The Company is anticipating professional fees related to this settlement to be approximately $60,000, and a reserve liability has been established to cover these amounts. A reserve of $463,498 was set up in previous years and was reduced by $300,000 in 2004.

        During 2001, the Company instituted a marketing program whereby promotional coupons are periodically sent to established players. These coupons are sent in denominations ranging from $5 to

$100, depending upon the player's previous gaming activity, and are generally redeemable in the calendar month following their issuance. These coupons are normally considered to be a period cost of the month during which they are redeemed. However, an error by the printing and mailing firms used by the casino in December 2001 resulted in high denomination coupons being sent to players who only qualified for low denomination coupons, based upon their play. This error resulted in substantially reduced profit margins in January 2002, with actual losses that have been estimated to be $666,066. The Company has instituted legal actions to recover this estimated loss amount, however no estimation can be made as to the outcome of these actions and no recovery amount has been reflected in these consolidated financial statements.

        During the month of December 2004, commitments in the form of coupons were sent to players club members to obtain promotional allowances in January 2005 for $386,350. During the month of January, approximately $225,000 in promotional allowances were used.

        There are various legal actions that have arisen in the ordinary course of business and are now pending against the Company. Such actions are usually for amounts greatly in excess of the payments, if any, that may be required to be made. It is the opinion of management, after reviewing such actions with counsel, that the outcome of any lawsuit or claim which is pending or threatened will not have a material adverse effect on the Company's financial position.

        The Company is subject to various federal and state regulations regarding the care, use and containment of various products, which the Company either does or has handled. The Company is contingently liable for any associated costs, which could arise from the handling, use, and containment of these products.

NOTE 17—RECLASSIFICATIONS

        Certain prior year amounts have been reclassified to conform to the presentation adopted for 2004. These reclassifications had no effect upon previously reported net income or retained earnings.

This information is an integral part of the accompanying consolidated financial statements.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. Investors must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

        Until July 14, 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HERBST GAMING, INC.

Offer to Exchange

7% Senior Subordinated Notes due 2014 For
Any and All Outstanding 7% Senior Subordinated
Notes due 2014

$170,000,000 Aggregate Principal Amount

PROSPECTUS
April 15, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers

        Section 78.7502 of the Nevada Revised Statutes ("NRS") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party in a completed, pending, or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorney's fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Under Section 78.751 of the NRS, unless indemnification is ordered by a court, the determination must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 permits the articles of incorporation or bylaws to provide for payment to an officer or director of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

        Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

        The articles of incorporation or articles of organization, as applicable, of each of the registrants other than Corral Country Coin, Inc., HGI—St. Jo, HGI—Mark Twain and HGI—Lakeside contain provisions requiring it to indemnify its executive officers and directors to the full extent permitted by the Nevada Revised Statutes.

        The by-laws or operating agreements, as applicable, of each of the registrants other than E-T-T Enterprises L.L.C. and Cardivan Company contain provisions requiring it to indemnify its executive officers and directors to the full extent permitted by the Nevada Revised Statutes.

        The executive employment agreements that Herbst Gaming has entered into with certain of its directors and executive officers provides for indemnification of directors or executive officers, as the case may be, by Herbst Gaming to the fullest extent permitted by Nevada law and additionally permits advancing attorneys' fees and all other reasonable costs and expenses incurred by a director or executive officer generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding. If it is later determined that the director or executive officer is or was not entitled to indemnification under applicable law, Herbst Gaming is entitled to reimbursement by the director or executive officer.

        To the extent that the board of directors or the stockholders of Herbst Gaming may in the future wish to limit or repeal the ability of Herbst Gaming to indemnify directors and executive officers, such repeal or limitation may not be effective as to directors and executive officers who are currently parties to the executive employment agreements, because their rights to full protection are contractually assured by such agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors and executive officers of Herbst Gaming.

ITEM 21.    Exhibits

EXHIBIT INDEX

Index No.	Description
2.1(4)	Asset Purchase Agreement between Anchor Coin and Herbst Gaming, Inc. and Market Gaming, Inc. and E-T-T, Inc. dated as of November 21, 2002.
2.2(4)	First Amendment to Asset Purchase Agreement by and among Anchor Coin and Herbst Gaming, Inc. and Market Gaming, Inc. and E-T-T, Inc. dated as of January 14, 2003.
2.3(7)	Asset Purchase and Sale Agreement, dated July 20, 2004, made by and between Mark Twain Casino, L.L.C. and Herbst Gaming, Inc.
2.4(7)	Asset Purchase and Sale Agreement, dated July 20, 2004, made by and between St. Joseph Riverboat Partners and Herbst Gaming, Inc.
2.5(7)	Asset Purchase and Sale Agreement, dated July 20, 2004, made by and between Southern Iowa Gaming Company and Herbst Gaming, Inc.
2.6*	Amendment to Asset Purchase and Sale Agreement, made by and between Mark Twain Casino, L.L.C. and Herbst Gaming, Inc. dated as of December 2004.
2.7*	Amendment to Asset Purchase and Sale Agreement, made by and between St. Joseph Riverboat Partners and Herbst Gaming, Inc. dated as of December 2004.
2.8*	Amendment to Asset Purchase and Sale Agreement, made by and between Southern Iowa Gaming Company and Herbst Gaming, Inc. dated as of December 2004.
2.9*	Second Amendment to Asset Purchase and Sale Agreement made by and between Southern Iowa Gaming Company and Herbst Gaming, Inc., dated as of January 25, 2005.
3.1(1)	Articles of Incorporation of Herbst Gaming, Inc.
3.2(2)	By-laws of Herbst Gaming, Inc.
3.3*	Articles of Incorporation of Cardivan Company, as amended.
3.4*	By-laws of Cardivan Company.
3.5*	Articles of Incorporation of Corral Coin, Inc., as amended.
3.6*	By-laws of Corral Coin, Inc.
3.7*	Articles of Incorporation of Corral Country Coin, Inc., as amended.
3.8*	By-laws of Corral Country Coin, Inc.
3.9*	Articles of Organization of E-T-T Enterprises L.L.C.
3.10*	Operating Agreement of E-T-T Enterprises L.L.C.

3.11*	Articles of Incorporation of E-T-T Inc.
3.12*	By-laws of E-T-T, Inc.
3.13*	Articles of Organization of Flamingo Paradise Gaming, LLC
3.14*	Operating Agreement of Flamingo Paradise Gaming, LLC
3.15*	Articles of Incorporation of Market Gaming, Inc., as amended.
3.16*	By-laws of Market Gaming, Inc.
3.17*	Articles of Incorporation of HGI—St. Jo
3.18*	By-laws of HGI—St. Jo
3.19*	Articles of Incorporation of HGI—Mark Twain
3.20*	By-laws of HGI—Mark Twain
3.21*	Articles of Incorporation of HGI—Lakeside
3.22*	By-laws of HGI—Lakeside
4.1(8)	Indenture dated November 22, 2004 by and among Herbst Gaming, Inc., the guarantors identified therein and U.S. Bank National Association, as trustee, relating to 7% Senior Subordinated Notes due 2014.
4.2(8)	Specimen Form of 7% Senior Subordinated Notes due 2014 (included as part of the Indenture at Exhibit 4.1).
4.3(8)	Registration Rights Agreement dated as of November 22, 2004 by and among Herbst Gaming, Inc., the guarantors identified therein and Lehman Brothers, Inc.
4.4(7)	Indenture dated June 11, 2004 by and among Herbst Gaming, Inc., the guarantors identified therein and U.S. Bank National Association, as trustee, relating to 8 1/8% Senior Subordinated Notes due 2012.
4.5(1)	Indenture dated as of August 24, 2001 between Herbst Gaming, Inc., certain guarantors and The Bank of New York relating to Series A and Series B 10 3/4% Senior Secured Notes Due 2008.
4.6(2)	First Supplemental Indenture dated as of August 23, 2002 between Herbst Gaming, Inc., certain guarantors and The Bank of New York.
4.7(5)	Second Supplemental Indenture dated as of January 23, 2003 between Herbst Gaming, Inc., certain guarantors and The Bank of New York.
4.8(5)	Third Supplemental Indenture dated as of February 6, 2003 between Herbst Gaming, Inc., certain guarantors and The Bank of New York.
4.9(6)	Fourth Supplemental Indenture dated as of May 24, 2004 between Herbst Gaming, Inc., certain guarantors and The Bank of New York.
5.1**	Opinion of Gibson, Dunn & Crutcher LLP.
10.1(1)	Escrow Agreement dated August 24, 2001 among Herbst Gaming, Inc., E-T-T, Inc., Edward Herbst, Timothy Herbst and Troy Herbst and Wilmington FSB, as escrow agent, and The Bank of New York, as trustee.

10.2(1)	Hazardous Substances Indemnity Agreement dated August 24, 2001 by Herbst Gaming, Inc. and certain guarantors in favor of The Bank of New York, as trustee.
10.3(1)	Trademark License Agreement dated August 24, 2001 by and between Herbst Gaming, Inc. and Terrible Herbst, Inc.
10.4(1)	Security Agreement dated August 24, 2001, among Herbst Gaming, Inc., certain guarantors and The Bank of New York, as trustee.
10.5(2)	First Amendment to Security Agreement dated as of August 23, 2002 among Herbst Gaming, Inc. and its subsidiaries and The Bank of New York.
10.6(5)
Second Amendment to Security Agreement dated as of February 6, 2003 among Herbst Gaming, Inc. and its subsidiaries and The Bank of New York (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.7(1)	Collateral Assignment of Contracts and Documents dated August 24, 2001 by Herbst Gaming, Inc. and certain guarantors in favor of The Bank of New York, as trustee.
10.8(1)	Pledge and Security Agreement (Herbst Gaming, Inc.) dated August 24, 2001 by Herbst Gaming, Inc. in favor of The Bank of New York, as trustee.
10.9(1)	Pledge and Security Agreement (E-T-T, Inc.) dated August 24, 2001 by E-T-T, Inc. in favor of The Bank of New York, as trustee.
10.10(1)	Pledge and Security Agreement (Edward, Tim and Troy Herbst) dated August 24, 2001 by Edward J. Herbst, Timothy P. Herbst, and Troy D. Herbst in favor of The Bank of New York, as trustee.
10.11(1)
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (4100 Paradise Road) dated August 24, 2001, and made by Flamingo Paradise Gaming, LLC to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.12(2)	First Amendment to Deed of Trust dated as of August 23, 2002 among Flamingo Paradise Gaming, LLC and The Bank of New York.
10.13(5)	Second Amendment to Deed of Trust dated as of February 6, 2002 among Flamingo Paradise Gaming, LLC and The Bank of New York (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.14(1)
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Terrible's Casino & Bowl) dated August 24, 2001, and made by Market Gaming, Inc. to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.15(5)
First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Terrible's Casino & Bowl) dated February 6, 2003 (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.16(1)
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (5870 S. Homestead Road) dated August 24, 2001, and made by E-T-T Enterprises L.L.C. to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.17(5)
First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (5870 S. Homestead Road) dated February 6, 2003 (included as part of the Third Supplemental Indenture at Exhibit 4.4).

10.18(1)
Leasehold Deed of Trust, Security Agreement and Fixture Filing (Warehouse Property) dated August 24, 2001, and made by E-T-T Enterprises L.L.C. to National Title Co., as trustee, for the benefit of The Bank of New York, as neficiary.
10.19(5)	First Amendment to Leasehold Deed of Trust, Security Agreement and Fixture Filing (Warehouse Property) dated February 6, 2003 (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.20(1)
Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Terrible's Casino & Bowl) dated August 24, 2001, and made by Market Gaming, Inc. to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.21(5)
First Amendment to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Terrible's Casino & Bowl) dated February 6, 2003 (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.22(1)
Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (771 S. Nevada Highway) dated August 24, 2001, and made by E-T-T, Inc. to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.23(5)
First Amendment to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (771 S. Nevada Highway) dated February 6, 2003 (included as part of the Third Supplemental Indenture at Exhibit 4.4).
10.24(5)
Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Terrible's Searchlight Casino) dated February 7, 2003, and made by E-T-T, Inc. to National Title Co., as trustee, for the benefit of The Bank of New York, as beneficiary.
10.25++(7)	Gaming Devices License Agreement dated October 26, 2004 by and between The Vons Companies, Inc. and Market Gaming, Inc.
10.26+(1)	License Agreement (Gaming Devices) dated September 16, 1998 by and between Albertson's, Inc. and Cardivan Company.
10.27+(1)	Settlement Agreement dated November 18, 1999 among Cardivan Company, Corral United, Inc., Jackpot Enterprises Inc. and Albertson's Inc.
10.28+(1)	First Amendment to Settlement Agreement dated December 22, 1999 among Cardivan Company, Corral United, Inc., Jackpot Enterprises Inc. and Albertson's, Inc.
10.29+(1)	License Agreement dated April 24, 1997 between American Drug Stores, Inc. and Cardivan Company.
10.30+(1)	License Agreement dated April 24, 1997 between American Drug Stores, Inc. and Corral United, Inc.
10.31+(1)	License Agreement dated March 12, 1999 between Rite Aid Corporation and Cardivan Company.
10.32+(1)	First Amendment to Cardivan License Agreement dated March 27, 2000 between Rite Aid Corporation and Cardivan Company.
10.33+(1)	License Agreement dated March 12, 1999 between Rite Aid Corporation and Corral Coin, Inc.

10.34+(1)	First Amendment to Corral Coin License Agreement dated March 27, 2000 between Rite Aid Corporation and Corral Coin, Inc.
10.35+(1)	Gaming Devices License Agreement dated December 20, 1999 by and between Terrible Herbst, Inc. and E-T-T, Inc.
10.36(1)	Amendment to Gaming Device License Agreement dated May 2001 by and between E-T-T, Inc. and Terrible Herbst, Inc.
10.37+(1)	Agreement dated May 1, 1998 by and between Kmart Corporation and Cardivan Company.
10.38+(1)	License Agreement dated April 24, 1997 between Lucky Stores, Inc. and Cardivan Company.
10.39+(5)	Lease and Sublease Agreement dated July 28, 1993, by and between Smith's Food & Drug Centers, Inc. and Anchor Coin, as amended.
10.40(5)	Hold Harmless Agreement dated as of September 2, 1993 executed by Anchor Coin in favor of Smith's Food & Drug Centers, Inc.
10.41+(5)	Letter Agreement and Consent to Assignment dated January 16, 2003.
10.42(1)	Lease Agreement dated July 1, 1997 by and between The Herbst Family Limited Partnership II and E-T-T Enterprises, L.L.C.
10.43(1)	Lease Agreement dated July 1, 1996 by and between The Herbst Family Limited Partnership and E-T-T, Inc.
10.44(1)	Lease extension dated April 30, 2001 between The Herbst Family Limited Partnership and E-T-T, Inc.
10.45(1)	Lease dated September 3, 1993 between The 1993 Samuel Josephson Revocable Family Trust and Phoenix Associates.
10.46(1)	Agreement for Sale dated August 1, 1995 between Phoenix Associates and Market Gaming, Inc.
10.47(5)	Lease Agreement dated November 27, 2002 by and between Herbst Grandchildren's Trust and Herbst Gaming, Inc.
10.48(5)	Lease dated June 2002 by and between Centennial Acquisitions, LLC and Terrible Herbst, Inc.
10.49(5)	Amendment to Lease dated July 30, 2002 by and between Centennial Acquisitions, LLC and Terrible Herbst, Inc.
10.50(5)	Lease Agreement dated July 1, 2002 by and between Terrible Herbst, Inc. and E-T-T, Inc.
10.51(1)	Employment Agreement with Edward J. Herbst dated August 1, 2001.
10.52(1)	Employment Agreement with Mary E. Higgins dated August 1, 2001.
10.53(1)	Form of Executive Compensation and Bonus Plan.
10.56(5)	Code of Ethics.
10.57*	Purchase Agreement dated as of November 5, 2004 by and among Herbst Gaming, Inc., the guarantors identified therein and Lehman Brothers Inc.

10.58(7)	Amended and Restated Credit Agreement dated as of October 8, 2004 by and among Herbst Gaming, Inc., Bank of America, N.A., as administrative agent and the other lending parties thereto.
10.59(7)	Security Agreement dated as of June 10, 2004 by and among Herbst Gaming, Inc, the grantors identified therein and Bank of America, N.A.
10.60(7)
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Las Vegas Hotel/Casino Facility) dated June 10, 2004, and made by Flamingo Paradise Gaming, LLC to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.61(7)
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Henderson Facility) dated June 10, 2004, and made by Market Gaming, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.62(7)
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible's Lakeside Casino) dated June 10, 2004, and made by E-T-T Enterprises L.L.C. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.63(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Russell Avenue Sublease) dated June 10, 2004, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, .A., as beneficiary.
10.64(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Russell Avenue Lease) dated June 10, 2004, and made by E-T-T Enterprises L.L.C. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.65(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible Lakeside Casino) dated June 10, 2004, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.66(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible's Town Pahrump) dated June 10, 2004, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.67(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Searchlight, Nevada Casino) dated June 10, 2004, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.68(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Henderson Facility) dated June 10, 2004, and made by Market Gaming, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.69(7)
Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Training Center Lease) dated June 10, 2004, and made by Herbst Gaming, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.70(7)	Guaranty, dated June 10, 2004, made by Flamingo Paradise Gaming, LLC in favor of Bank of America, N.A., for the benefit of each lender party to the Credit Agreement.
10.71(7)	Guaranty, dated June 10, 2004, made by Market Gaming, Inc. in favor of Bank of America, N.A., for the benefit of each lender party to the Credit Agreement.
10.72(7)	Guaranty, dated June 10, 2004, made by E-T-T, Inc. in favor of Bank of America, N.A., for the benefit of each lender party to the Credit Agreement.

10.73(7)	Guaranty, dated June 10, 2004, made by E-T-T Enterprises L.L.C. in favor of Bank of America, N.A., for the benefit of each lender party to the Credit Agreement.
10.74(7)
Guaranty, dated June 10, 2004, made by Cardivan Company, Corral Coin, Inc., and Corral Country Coin, Inc. in favor of Bank of America, N.A., for the benefit of each lender party to the Credit Agreement.
10.75(7)	Form of Term Note, dated June 10, 2004, made by Herbst Gaming, Inc. to lenders with respect to the term commitments under the Credit Agreement.
10.76(7)	Form of Swing Line Note, dated June 10, 2004, made by Herbst Gaming, Inc. to lenders with respect to swing line loans made under the Credit Agreement.
10.77(7)	Form of Revolving Note, dated June 10, 2004, made by Herbst Gaming, Inc. to lenders with respect to the revolving commitment under the Credit Agreement.
10.79(7)	Deposit Escrow Agreement, dated July 20, 2004, made by and between Mark Twain Casino, L.L.C., Herbst Gaming, Inc. and Lawyers Title of Arizona.
10.81(7)	Deposit Escrow Agreement, dated July 20, 2004, made by and between St. Joseph Riverboat Partners, Herbst Gaming, Inc. and Lawyers Title of Arizona.
10.83(7)	Deposit Escrow Agreement, dated July 20, 2004, made by Southern Iowa Gaming Company, Herbst Gaming, Inc. and Lawyers Title of Arizona.
10.84(7)
Form of Indemnity Escrow Agreement dated July 2004, made by and between Southern Iowa Gaming Company, St. Joseph Riverboat Partners, Mark Twain Casino, L.L.C., Herbst Gaming, Inc. and Lawyers Title of Arizona.
10.85(9)	Term Joinder Agreement dated as of January 31, 2005, among Herbst Gaming, Inc., Bank of America, N.A., as administrative agent and the other lending parties thereto.
10.86(9)
Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Buchanan County, MO) dated January 31, 2005, and made by HGI—St. Jo to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.87(9)
Fee and Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Lewis County, MO) dated January 31, 2005, and made by HGI—Mark Twin to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.88(9)
Mortgage, Assignment of Rents and Fixture Filing (Clarke County, IA) dated January 31, 2005, and made by HGI—Lakeside to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.89(9)
First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Las Vegas Hotel/Casino Facility) dated January 31, 2005, and made by Flamingo Paradise Gaming, LLC to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.90(9)
First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible's Lakeside Casino) dated January 31, 2005, and made by E-T-T Enterprises L.L.C. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.

10.91(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Russell Avenue Sublease) dated January 31, 2005, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.92(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Russell Avenue Lease) dated January 31, 2005, and made by E-T-T Enterprises L.L.C. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.93(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible Lakeside Casino) dated January 31, 2005, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.94(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Terrible's Town Pahrump) dated January 31, 2005, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.95(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Searchlight, Nevada Casino) dated January 31, 2005, and made by E-T-T, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.96(9)
First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Henderson Facility) dated January 31, 2005, and made by Market Gaming, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
10.97(9)
First Amendment to Leasehold Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (Training Center Lease) dated January 31, 2005, and made by Herbst Gaming, Inc. to PRLAP, Inc., as trustee, for the benefit of Bank of America, N.A., as beneficiary.
12.1(9)	Computation of Ratio of Earnings to Fixed Charges.
21.1*	Subsidiaries of Herbst Gaming, Inc.
23.1**	Consent of Deloitte & Touche LLP for Herbst Gaming, Inc.
23.2**	Consent of Clifton Gunderson LLP for Mark Twain Casino, L.L.C.
23.3**	Consent of Clifton Gunderson LLP for St. Joseph Riverboat Partners.
23.4**	Consent of Clifton Gunderson LLP for Southern Iowa Gaming Company.
23.5**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
25.1*	T-1 Statement of Eligibility of U.S. Bank National Association, as Trustee.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.
99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

+
Confidential Treatment for a portion of this document has been granted pursuant to Rule 406 under the Securities Act. The omitted portions have been separately filed with the Commission.

++
Confidential Treatment for a portion of this document has been requested pursuant to Rule 406 under the Securities Act. The omitted portions have been separately filed with the Commission.

(1)
Incorporated herein by reference from our registration statement on Form S-4 (SEC No. 333-71094), Part II, Item 21.

(2)
Incorporated herein by reference from our quarterly report on Form 10-Q filed with the SEC on November 14, 2002.

(3)
Incorporated herein by reference from our annual report on Form 10-K/A filed with the SEC on April 9, 2002.

(4)
Incorporated herein by reference from our current report on Form 8-K filed with the SEC on March 10, 2003.

(5)
Incorporated herein by reference from our annual report on Form 10-K filed with the SEC on March 24, 2003.

(6)
Incorporated herein by reference from our annual report on Form 10-K/A filed with the SEC on May 20, 2004.

(7)
Incorporated herein by reference from our registration statement on Form S-4 (SEC No. 333-118068-05).

(8)
Incorporated herein by reference from our current report on Form 8-K filed with the SEC on November 23, 2004.

(9)
Incorporated herein by reference from our annual report on Form 10-K filed with the SEC on March 30, 2004.

*
Previously filed.

**
Filed herewith.

ITEM 22.    Undertakings

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant or registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

HERBST GAMING, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005
/s/ JOHN N. BREWER* John N. Brewer	Director	April 15, 2005
/s/ JOHN F. O'REILLY* John F. O'Reilly	Director	April 15, 2005
*By:	/s/ EDWARD J. HERBST Edward J. Herbst (Attorney-in-Fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

CARDIVAN COMPANY
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

CORRAL COIN, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

CORRAL COUNTRY COIN, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

E-T-T ENTERPRISES L.L.C.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Managing Member

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Managing Member (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Member	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Member	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

E-T-T, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

FLAMINGO PARADISE GAMING, LLC
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Managing Member

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Managing Member (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Member	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Member	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

MARKET GAMING, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

HGI-ST. JO
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005.

HGI-MARK TWAIN
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Las Vegas, state of Nevada, on April 15, 2005

HGI-LAKESIDE
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Chairman of the Board, Chief Executive Officer and President

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

Name	Title	Date

/s/ EDWARD J. HERBST Edward J. Herbst	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 15, 2005
/s/ MARY E. HIGGINS Mary E. Higgins	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2005
/s/ TIMOTHY P. HERBST Timothy P. Herbst	Executive Vice President and Director	April 15, 2005
/s/ TROY D. HERBST Troy D. Herbst	Executive Vice President, Secretary, Treasurer and Director	April 15, 2005

QuickLinks

AVAILABLE INFORMATION
Herbst Gaming, Inc. Attention: Investor Relations 3440 West Russell Road Las Vegas, Nevada 89118 (702) 889-7695
NON-GAAP FINANCIAL MEASURES
INDUSTRY AND MARKET DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2004
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2004
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
REGULATION AND LICENSING
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NEW NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Herbst Gaming, Inc. Consolidated Balance Sheets (in thousands)
Herbst Gaming, Inc. Consolidated Statements of Operations (in thousands)
Herbst Gaming, Inc. Consolidated Statements of Stockholders' Equity (Deficiency) (in thousands)
Herbst Gaming, Inc. Consolidated Statements of Cash Flows (in thousands)
Herbst Gaming, Inc. Notes to consolidated financial statements
Selected Quarterly Financial Information (Unaudited) (in thousands)
INDEPENDENT AUDITOR'S REPORT
MARK TWAIN CASINO, L.L.C. Balance Sheets December 31, 2004 and 2003
MARK TWAIN CASINO, L.L.C. Statements Of Operations Years Ended December 31, 2004, 2003 and 2002
MARK TWAIN CASINO, L.L.C. Statements Of Changes In Members' Equity Years Ended December 31, 2004, 2003 and 2002
MARK TWAIN CASINO, L.L.C. Statements Of Cash Flows Years Ended December 31, 2004, 2003 and 2002
MARK TWAIN CASINO, L.L.C. Notes To Financial Statements December 31, 2004, 2003 and 2002
Independent Auditor's Report
ST. JOSEPH RIVERBOAT PARTNERS Balance Sheets December 31, 2004 and 2003
ST. JOSEPH RIVERBOAT PARTNERS Statements of Operations Years Ended December 31, 2004, 2003 and 2002
ST. JOSEPH RIVERBOAT PARTNERS Statements of Partners' Equity Years Ended December 31, 2004, 2003 and 2002
ST. JOSEPH RIVERBOAT PARTNERS Statements of Cash Flows Years Ended December 31, 2004, 2003 and 2002
ST. JOSEPH RIVERBOAT PARTNERS Summary of Significant Accounting Policies December 31, 2004, 2003 and 2002
ST. JOSEPH RIVERBOAT PARTNERS Notes to Financial Statements December 31, 2004, 2003 and 2002
Independent Auditor's Report
SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY CONSOLIDATED BALANCE SHEETS December 31, 2004 and 2003
SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS For the Years Ended December 31, 2004, 2003 and 2002
SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY Years Ended December 31, 2004, 2003 and 2002
SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2004, 2003 and 2002
SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2004, 2003 and 2002
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
EXHIBIT INDEX
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